Exhibit 10.1

EXECUTION VERSION

THIRTEENTH AMENDMENT AGREEMENT dated as of November 29, 2019 (this “Amendment Agreement”), to the Amended and Restated Credit Agreement dated as of February 22, 2017 (the “Existing Credit Agreement”), among LEVEL 3 PARENT, LLC (formerly known as WWG Merger Sub LLC, the surviving company of its merger with Level 3 Communications, Inc., “Level 3”); LEVEL 3 FINANCING, INC., as Borrower (the “Borrower”); the LENDERS party thereto; and MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context may require.

Pursuant to Section 9.02(d) of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended to establish Tranche B 2027 Term Commitments pursuant to which the Tranche B 2027 Term Lenders will make Tranche B 2027 Term Loans (including pursuant to Conversions (as defined below) of Tranche B 2024 Term Loans referred to below) in an aggregate principal amount of $3,110,500,000. It is contemplated that the net proceeds of the Tranche B 2027 Term Loans, together with the net proceeds of the Borrower’s 3.400% senior secured notes due 2027 (the “2027 Notes”) and the Borrower’s 3.875% senior secured notes due 2029 (the “2029 Notes” and together with the 2027 Notes, the “Secured Notes”) and additional funds of the Borrower, will be advanced (and that an amount equal to the principal amount of the Converted Term Loans (as defined below) will be deemed to be so advanced) by the Borrower to Level 3 LLC in an amount equal to the aggregate principal amount of the Tranche B 2027 Term Loans and the Secured Notes, against delivery of an amended Loan Proceeds Note. The amounts so advanced or deemed advanced by the Borrower to Level 3 LLC will be made available to the Borrower and applied by the Borrower to prepay the Tranche B 2024 Term Loans in an aggregate outstanding principal amount of $4,610,500,000. The Loan Proceeds Note may subsequently be reduced, in accordance with Section 6.11(b) of the Restated Credit Agreement, by the aggregate principal amount of the Tranche B 2024 Term Loans prepaid.

The Tranche B 2027 Term Lenders are willing to become parties hereto and to the Restated Credit Agreement, and to make Tranche B 2027 Term Loans (including pursuant to Conversions), subject to the terms and conditions provided for herein and in the Restated Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Tranche B 2027 Term Loans; Amendment and Restatement of Existing Credit Agreement. (a) On the Thirteenth Amendment Effective Date, the Existing Credit Agreement shall be amended to give effect to the modifications thereto establishing or specifically relating to the Tranche B 2027 Term Commitments and the Tranche B 2027 Term Loans that are set forth in this Amendment Agreement or reflected in the form of Amended and Restated Credit Agreement attached as Annex I hereto (it being agreed that the other modifications reflected in such Annex I shall become effective in accordance with Section 1(d)). Each institution identified as a Tranche B 2027 Term Lender in Schedule 2.01 to such Annex I (each such institution being referred to herein as a “Tranche B 2027 Term Lender”) shall, upon the effectiveness of such amendments, have a Tranche B 2027 Term Commitment in the principal amount set forth opposite its name in such Schedule 2.01.

(b) On the Thirteenth Amendment Effective Date, immediately following the effectiveness of the amendments provided for in Section 1(a), each Tranche B 2027 Term Lender shall make a Tranche B 2027 Term Loan to the Borrower (whether by funding such Loan or pursuant to a Conversion of the Tranche B 2024 Term Loan held by it) in a principal amount equal to its Tranche B 2027 Term Commitment, as set forth opposite its name in Schedule 2.01 to the Restated Credit Agreement. The net proceeds of the Tranche B 2027 Term Loans, together with the net proceeds of the Secured Notes and additional funds of the Borrower, will be immediately advanced (and an amount equal to the principal amount of the Converted Term Loans will be deemed to be so advanced) by the Borrower to Level 3 LLC in an amount equal to the sum of (i) the aggregate principal amount of the Tranche B 2027 Term Loans plus (ii) the aggregate principal amount of the Secured Notes, against delivery of an amended Loan Proceeds Note reflecting the amount of such advance and deemed advance and in the form of Exhibit H to the Restated Credit Agreement. The amounts so advanced and deemed advanced by the Borrower to Level 3 LLC will be made available to the Borrower through a prepayment or deemed prepayment of the Parent Intercompany Note equal to such amount and a capital contribution in the amount of such prepayment and deemed prepayment by Level 3 to the Borrower, and will be applied by the Borrower to prepay the Tranche B 2024 Term Loans in an aggregate outstanding principal amount of $4,610,500,000.

(c) If any Tranche B 2027 Term Lender holds any Tranche B 2024 Term Loans, such Tranche B 2027 Term Lender may elect by notice to the Administrative Agent not less than 3 Business Days prior to the Thirteenth Amendment Effective Date (or such shorter period as may be agreed by the Administrative Agent) to satisfy all or a portion of its Tranche B 2027 Term Commitment by converting the entire, and not less than the entire, aggregate principal amount of its Tranche B 2024 Term Loans (or such lesser amount as notified and allocated to such Tranche B 2024 Term Lender by BofA Securities, Inc.) into Tranche B 2027 Term Loans of the same principal amount as the aggregate amount of Tranche B 2024 Term Loans so converted (each, a “Conversion”; each Tranche B 2027 Term Lender electing to make a Tranche B 2024 Conversion being called a “Converting Lender”; and each Tranche B 2024 Term Loan so converted, a “Converted Term Loan”). For purposes of this Amendment Agreement, the Existing Credit Agreement and the Restated Credit Agreement, each Converting Lender’s Converted Term Loans shall be deemed to have been repaid with the proceeds of such

2

Converting Lender’s Tranche B 2027 Term Loans into which they are converted (which proceeds shall be deemed to have been advanced by the Borrower to Level 3 LLC, applied to prepay the Parent Intercompany Note and contributed by Level 3 to the capital of the Borrower as provided in paragraph (b) of this Section), provided that the Borrower shall pay to each Tranche B 2024 Term Lender, including each Converting Lender, on the Thirteenth Amendment Effective Date an amount in cash equal to the interest accrued and unpaid on its Tranche B 2024 Term Loans (before giving effect to the Conversions) as of such date. On the Thirteenth Amendment Effective Date, each Converting Lender will be deemed (pursuant to a Conversion of the Tranche B 2024 Term Loans held by it) to have made Tranche B 2027 Term Loans in the amount of its Converted Term Loans, and each Tranche B 2027 Term Lender will make Tranche B 2027 Term Loans by funding its Tranche B 2027 Term Commitment in cash in the amount, if any, by which such Tranche B 2027 Term Commitment exceeds the aggregate principal amount of its Converted Term Loans. For purposes of this Amendment Agreement, the Existing Credit Agreement and the Restated Credit Agreement, the aggregate principal amount of Tranche B 2024 Term Loans of each Converting Lender that shall be converted into Tranche B 2027 Term Loans pursuant to the Conversions shall be determined on the basis of the aggregate principal of Tranche B 2024 Term Loans held by such Converting Lender immediately prior to giving effect to the Conversions, reduced to give effect on a pro forma basis to the ratable prepayment of all Tranche B 2024 Term Loans (including all Tranche B 2024 Term Loans held by Converting Lenders) immediately prior to giving effect to the Conversions by an amount (such amount, the “Secured Notes Prepayment Amount”) equal to the aggregate principal amount of the Secured Notes. The immediately preceding sentence is effective as notice by BofA Securities, Inc. to each Converting Lender of the amount allocated to such Converting Lender of Tranche B 2024 Term Loans that may be converted into Tranche B 2027 Term Loans pursuant to the Conversions.

(d) On the Thirteenth Amendment Effective Date, immediately following the completion of the transactions provided for in Sections 1(a), 1(b) and 1(c) above,

(i) the Existing Credit Agreement as previously amended pursuant to Section 1(a) above (excluding the schedules and exhibits thereto, each of which shall, except as provided below in this Section, remain as in effect immediately prior to the Thirteenth Amendment Effective Date), shall be further amended and restated in its entirety in the form of Annex I hereto (as so amended and restated, the “Restated Credit Agreement”),

(ii) Schedule 2.01 to the Existing Credit Agreement shall be amended to include the information on Schedule 2.01(a) hereto,

(iii) Exhibits A and H to the Existing Credit Agreement shall be amended and restated in their entirety in the forms set forth in Annex II hereto,

3

(iv) the second paragraph Section 3.01 of the Amended and Restated Collateral Agreement dated as of October 4, 2011 (the “Collateral Agreement”), among the Borrower, Level 3, the other Subsidiaries of Level 3 party thereto and Merrill Lynch Capital Corporation, as Collateral Agent is hereby amended and restated as follows:

“Notwithstanding the foregoing, the Article 9 Collateral shall not include any of the following assets now owned or hereafter acquired which would otherwise be included in the Article 9 Collateral: (a) assets transferred to a Person that is not a Grantor, and is not required under the Credit Agreement to become a Grantor, in compliance with the Credit Agreement, (b) assets subject to Liens permitted by Section 6.05(ii)(3) or (4), 6.05(iv) or 6.05(v) of the Credit Agreement to the extent the documentation creating such Liens or governing the Indebtedness secured thereby would prohibit Liens on such assets created hereunder, (c) any Property in which security interests may not be granted pursuant to the Public Utilities Commission, to the extent and for so long as such prohibition remains in effect; provided that the applicable Grantor shall endeavor in good faith using commercially reasonable efforts to obtain all material (as determined in good faith by the general counsel of Level 3) authorizations and consents required in order for such Property to be pledged hereunder, (d) Receivables subject to a Qualified Receivable Facility and related assets, including proceeds thereof, (e) Property in which a security interest may not be granted in such Property as a matter of applicable law, rule or regulation, or under the terms of the Property or the governing document applicable thereto, after giving effect to the New York UCC or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity, without the consent of one or more Persons other than any Loan Party, but only for so long as such consent has not been obtained, (f) Vehicles, (g) aircraft, (h) all fee-owned real Property and all leasehold interests (other than Fixtures), (i) in excess of 65% of the Voting Stock of any Foreign Subsidiary and any FSHCO, (j) Capital Stock in Subsidiaries that are not Material Subsidiaries, are not engaged to any extent in the Telecommunications/IS Business or that are otherwise excluded from the Pledged Collateral pursuant to this Agreement or the Credit Agreement, (k) rights created under foreign registrations and applications with respect to Intellectual Property and any application for registration of a Trademark filed with the United States Patent and Trademark Office on an intent to use basis until such time (if any) as a statement of use or an amendment to allege use is filed, at which time such Trademark shall automatically become part of the Collateral and subject to the Security Interest, (l) Excluded Cash, (m) any segregated deposits that are subject to Liens permitted by the Credit Agreement and are prohibited from being subject to other Liens, (n) assets owned by a Grantor, after the release of the Guarantee by such Grantor of the Obligations pursuant to the Credit Agreement, (o) Excluded Accounts, (p) any letter of credit rights for a specified purpose to the extent that the Grantor that is the beneficiary of such letter of credit is required by applicable law to apply the proceeds of such letter of credit rights for a

4

specified purpose, (q) Commercial Tort Claims that have not been asserted in judicial proceedings or are not subject to an arbitration, (r) Property subject to any Finance Lease or other capital lease to the extent such Finance Lease or other capital lease is permitted under the Credit Agreement and prohibits the granting of a Lien, (s) any other Property which is released from the Collateral Agent’s Lien in accordance with this Agreement, the Credit Agreement or the Intercreditor Agreement and (t) any asset if the Collateral Agent and the Borrower reasonably agree that the cost or other consequence of creating a security interest in such asset or perfecting a security interest in such asset, shall be excessive or overly burdensome in view of the benefits to be obtained by the Lenders therefrom (collectively, the “Excluded Collateral”).”

(v) The definition of “General Intangibles” in Section 1.01 of the Collateral Agreement is hereby amended and restated as follows:

““General Intangibles” has the meaning assigned to such term in Section 9-102 of the New York UCC, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities (in each case to the extent not Pledged Securities), corporate or other business records, indemnification claims, contract rights (including rights under the Omnibus Offering Proceeds Note Subordination Agreement, the Loan Proceeds Note Collateral Agreement, leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any general intangible.”

(vi) Section 1.01 of the Collateral Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Excluded Accounts” means any deposit account, securities account and/or commodity account (1) in which the balance is swept at the end of each Business Day into a deposit account, securities account or commodity account subject to a control agreement; (2) that is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefits payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits); (3) that is used for the sole purpose of paying taxes, including sales taxes; (4) that is used solely as an escrow account, a fiduciary or a trust account or otherwise held exclusively for the benefit of an unaffiliated third party; (5) that is located outside of the United States or (6) that is not otherwise subject to the provisions of this definition and, individually or together with any other deposit account, securities accounts or commodity accounts (as applicable), has an average daily balance for any fiscal month of less than $1,000,000 in the aggregate for all such deposit accounts, securities accounts or commodity accounts (as applicable) under this clause (6).

5

“Finance Lease” of any Person means the obligation of such Person to pay rent or other payment amount under any lease of (or other Indebtedness arrangement conveying the right to use) Property of such Person which obligation is required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP.

SECTION 2. Collateral and Guarantees. (a) Notwithstanding anything to the contrary in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document, solely with respect to any Regulated Guarantor Subsidiary or any Regulated Grantor Subsidiary, (i) any Guarantee provided by any Regulated Guarantor Subsidiary under any Security Document shall initially be deemed not to Guarantee the Tranche B 2027 Term Obligations, (ii) any Liens on, or other security interests in or pledges of, assets granted by such Regulated Grantor Subsidiary under any Security Document shall initially be deemed not to secure the Tranche B 2027 Term Obligations and (iii) the Guarantee and Collateral Requirement, insofar as it relates to the Tranche B 2027 Term Obligations, shall initially not be required to be satisfied in respect of any such Regulated Guarantor Subsidiary or Regulated Grantor Subsidiary, as the case may be. At such time as the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 shall have delivered to the Administrative Agent written notice that the Tranche B 2027 Guarantee Permit Condition shall have been satisfied with respect to any Regulated Guarantor Subsidiary, and, if such Regulated Guarantor Subsidiary is a Regulated Grantor Subsidiary, the Tranche B 2027 Collateral Permit Condition shall also have been satisfied with respect to such Regulated Grantor Subsidiary, (x) clause (i) of the first sentence of this paragraph (a) shall become inoperative with respect to such Regulated Guarantor Subsidiary insofar as the Tranche B 2027 Term Obligations are concerned, and such Regulated Guarantor Subsidiary shall automatically be deemed to Guarantee the Tranche B 2027 Term Obligations as provided in the Security Documents, and (y) the Guarantee and Collateral Requirement, insofar as it relates to Guarantees by such Regulated Guarantor Subsidiary of the Tranche B 2027 Term Obligations, shall be required to be satisfied in respect of such Regulated Guarantor Subsidiary. At such time as the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 shall have delivered to the Administrative Agent written notice that the Tranche B 2027 Collateral Permit Condition shall have been satisfied with respect to any Regulated Grantor Subsidiary, and, if such Regulated Grantor Subsidiary is a Regulated Guarantor Subsidiary, the Tranche B 2027 Guarantee Permit Condition shall also have been satisfied with respect to such Regulated Guarantor Subsidiary, (x) clause (ii) of the first sentence of this paragraph (a) shall become inoperative with respect to such Regulated Grantor Subsidiary insofar as the Tranche B 2027 Term Obligations are concerned, and such Regulated Grantor Subsidiary shall automatically be deemed to grant Liens on, security interests in and pledges of its assets to secure the Tranche B 2027 Term Obligations as provided in the Security Documents and (y) the Guarantee and Collateral Requirement, insofar as it relates to the granting of Liens, security interests and pledges to secure the Tranche B 2027 Term Obligations, shall be required to be satisfied in respect of such Regulated Grantor Subsidiary.

6

(b) Each of Level 3 and the Borrower (i) will endeavor, and cause each Regulated Guarantor Subsidiary and Regulated Grantor Subsidiary to endeavor, in good faith using commercially reasonable efforts, to (A) cause the Tranche B 2027 Guarantee Permit Condition and the Tranche B 2027 Collateral Permit Condition to be satisfied with respect to each Regulated Guarantor Subsidiary and Regulated Grantor Subsidiary at the earliest practicable date and (ii) will cause the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 to deliver to the Administrative Agent the applicable notice referred to in paragraph (a) of this Section promptly (and in any event within 5 Business Days) following satisfaction of the Tranche B 2027 Guarantee Permit Condition or the Tranche B 2027 Collateral Permit Condition in respect of any Regulated Guarantor Subsidiary or Regulated Grantor Subsidiary. For purposes of this Section, the requirement that Level 3, the Borrower or any Subsidiary of Level 3 use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 or the Borrower, the Administrative Agent and the Tranche B 2027 Term Lenders will cooperate with Level 3 and the Borrower as necessary to enable them to comply with their obligations under this Section.

(c) Within 10 days of the date of the delivery to the Administrative Agent of the applicable notice referred to in paragraph (a) of this Section regarding satisfaction of the Tranche B 2027 Guarantee Permit Condition and the Tranche B 2027 Collateral Permit Condition in respect of the Regulated Guarantor Subsidiaries and the Regulated Grantor Subsidiaries (or on such later date as may be reasonably acceptable to the Administrative Agent), Level 3 shall deliver to the Administrative Agent, in respect of each Regulated Grantor Subsidiary and Regulated Guarantor Subsidiary, as applicable, a completed perfection certificate in the form attached in Annex III-A hereto signed by a Financial Officer, together with all attachments contemplated thereby.

(d) For purposes of this Section, the following terms have the meanings specified below:

“Regulated Grantor Subsidiary” means Level 3 Communications, LLC, WilTel Communications, LLC, Broadwing, LLC, Broadwing Communications, LLC, TelCove Operations, LLC, Global Crossing Telecommunications, Inc. and Level 3 Telecom Holdings, LLC.

“Regulated Guarantor Subsidiary” means Level 3 Communications, LLC, WilTel Communications, LLC, Broadwing Communications, LLC, TelCove Operations, LLC and Global Crossing Telecommunications, Inc.

7

“Tranche B 2027 Collateral Permit Condition” means, with respect to any Regulated Grantor Subsidiary, that such Regulated Grantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities, if any, required in order for it to become a Grantor in respect of the Tranche B 2027 Term Obligations under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement with respect to the Tranche B 2027 Term Obligations, insofar as the authorizations and consents so permit.

“Tranche B 2027 Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities, if any, required in order for it to become a Guarantor in respect of the Tranche B 2027 Term Obligations under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement with respect to the Tranche B 2027 Term Obligations, insofar as the authorizations and consents so permit.

SECTION 3. Benefits of Loan Documents. The Tranche B 2027 Term Loans shall be entitled to all the benefits afforded by the Restated Credit Agreement and the other Loan Documents and shall benefit equally and ratably (except as provided in Section 2 above) from the Guarantees created by the Guarantee Agreement and the security interests created by the Collateral Agreement and the other Security Documents.

SECTION 4. Representations and Warranties. Each of Level 3 and the Borrower represents and warrants to the Lenders that:

(a) the execution, delivery, and performance by each of Level 3, the Borrower and the other Loan Parties of this Amendment Agreement, and the consummation of the transactions contemplated hereby by each Loan Party on the Thirteenth Amendment Effective Date, are within the powers of Level 3, the Borrower or such other Loan Party, as applicable, and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action;

(b) this Amendment Agreement has been duly executed and delivered by Level 3, the Borrower and each other Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

8

(c) the representations and warranties of (i) Level 3 and the Borrower contained in Article III of the Existing Credit Agreement and (ii) each Loan Party contained in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that (A) the representations and warranties contained in Section 3.04(a) of the Existing Credit Agreement shall be deemed to refer to the financial statements most recently furnished pursuant to Section 5.01(a) of the Existing Credit Agreement as of the Thirteenth Amendment Effective Date, (B) references in such representations and warranties and the definition of “Disclosed Matters” to the “Effective Date” shall be deemed to be references to the “Thirteenth Amendment Effective Date”, (C) references to “January 1, 2007” and “March 12, 2007” in the definition of “Disclosed Matters” and Section 3.04(c) shall be deemed to be references to “January 1, 2019” and “November 29, 2019”, respectively, (D) references in such representations and warranties to “Schedule 3.12” and “Schedule 3.13” shall be deemed to be references to Schedule 3.12 and Schedule 3.13, respectively, attached hereto;

(d) none of Level 3, the Borrower or the other Subsidiaries of Level 3 is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of the Board), and no part of the proceeds of any Tranche B 2027 Term Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X;

(e) to the extent applicable, each Loan Party is in compliance, in all material respects, with the PATRIOT Act (as defined below);

(f) the proceeds of the Tranche B 2027 Term Loans and the Secured Notes, together with additional funds of the Borrower, will be advanced by the Borrower to Level 3 LLC on the Thirteenth Amendment Effective Date in an aggregate amount equal to the sum of (i) the aggregate principal amount of the Tranche B 2027 Term Loans made on the Thirteenth Amendment Effective Date (whether by cash funding or pursuant to Conversions) plus (ii) the aggregate principal amount of the Secured Notes and thereafter shall be used directly or indirectly to prepay the Tranche B 2024 Term Loans and to pay accrued interest, fees and expenses related to the transactions contemplated hereby; and

(g) no Default has occurred and is continuing on the date hereof.

9

SECTION 5. Effectiveness. The amendments to the Existing Credit Agreement, the obligations of the Tranche B 2027 Term Lenders to make the Tranche B 2027 Term Loans hereunder, the amendment and restatement of the Existing Credit Agreement, the amendment or amendment and restatement of certain schedules and exhibits thereto and the Collateral Agreement as set forth in Section 1 hereof shall become effective and be completed, in the sequence provided for in such Section, on the first date (the “Thirteenth Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from (i) Level 3, the Borrower and each Subsidiary Loan Party, (ii) the Administrative Agent and (iii) each institution that is to become a Tranche B 2027 Term Lender either (A) counterparts of this Amendment Agreement signed on behalf of each such party or (B) written evidence satisfactory to the Administrative Agent (which may include a fax or electronic transmission of a signed signature page of this Amendment Agreement) that each such party has signed a counterpart of this Amendment Agreement.

(b) The Administrative Agent, BofA Securities, Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunning managers for the Tranche B 2027 Term Loans (in such capacities, the “Lead Arrangers”), and Barclays Bank PLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., RBC Capital Markets1 and Wells Fargo Securities, LLC, as joint bookrunning managers for the Tranche B 2027 Term Loans (in such capacity, together with the Lead Arrangers, the “Arrangers”), shall have received favorable written opinions (addressed to the Administrative Agent, the Arrangers and the other parties hereto and dated the Thirteenth Amendment Effective Date) of (i) Willkie Farr & Gallagher LLP, counsel, including regulatory counsel, for the Borrower and (ii) the General Counsel or Deputy General Counsel of Level 3, covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated by this Amendment Agreement as the Administrative Agent or the Lead Arrangers shall reasonably request.

(c) The Administrative Agent and the Lead Arrangers shall have received such documents and certificates as the Administrative Agent, the Lead Arrangers or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization by the Loan Parties of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent, the Lead Arrangers and their counsel.

(d) The Administrative Agent and the Lead Arrangers shall have received a certificate signed by a Financial Officer of Level 3, dated the Thirteenth Amendment Effective Date, confirming satisfaction of the condition set forth in paragraph (e), certifying that the representations and warranties set forth in

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

10

Section 4 hereof (in each case, substituting all references in Section 4 to the “Existing Credit Agreement” with references to the “Restated Credit Agreement” and all references in Section 4 to the “date hereof” with references to the “Thirteenth Amendment Effective Date”) are true and correct as of the Thirteenth Amendment Effective Date.

(e) Subject to Section 2 hereof, the Guarantee and Collateral Requirement shall have been satisfied.

(f) The Administrative Agent, the Arrangers and the Tranche B 2027 Term Lenders shall have received all fees and other amounts due and payable to them on or prior to the Thirteenth Amendment Effective Date, including the reimbursement or payment of all reasonable out-of-pocket expenses for which reasonably detailed invoices have been presented prior to the Thirteenth Amendment Effective Date (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Lead Arrangers) incurred in connection with this Amendment Agreement.

(g) The Administrative Agent and the Lead Arrangers shall have received (i) a completed (A) perfection certificate in the form of Annex III-A hereto (the “Thirteenth Amendment Effective Date Perfection Certificate”) in respect of Level 3, the Borrower and the Subsidiary Loan Parties (other than any Regulated Grantor Subsidiary or Regulated Guarantor Subsidiary) and (B) Loan Proceeds Note perfection certificate in the form attached in Annex III-B hereto, each dated the Thirteenth Amendment Effective Date and signed by a Financial Officer, in each case, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Thirteenth Amendment Effective Date Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Lead Arrangers that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.05 of the Restated Credit Agreement or have been released.

(h) The Administrative Agent and the Lead Arrangers shall have received a certificate signed by the chief financial officer of Level 3, dated the Thirteenth Amendment Effective Date, certifying (i) with respect to the incurrence of the Tranche B 2027 Term Loans, as to compliance with the Existing Credit Agreement, the Secured Notes and the Existing Notes (including the Existing Notes set forth in the last sentence of the definition thereof in the Restated Credit Agreement), the indentures governing such Secured Notes and such Existing Notes and any other material Indebtedness of Level 3 and its Subsidiaries and (ii) that, immediately following the making of the Tranche B 2027 Term Loans on the Thirteenth Amendment Effective Date and after giving effect to the application of the proceeds of the Tranche B 2027 Term Loans and the other

11

transactions contemplated by this Amendment Agreement, (A) the fair value of the assets of Level 3 and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (B) the present fair saleable value of the property of Level 3 and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) Level 3 and its Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) Level 3 and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Thirteenth Amendment Effective Date.

(i) At least 2 Business Days prior to the Thirteenth Amendment Effective Date, in the case of Eurodollar Loans (it being understood and agreed that the Tranche B 2027 Term Lenders are hereby deemed to have consented to such 2 Business Day period), or at least one Business Day prior to the Thirteenth Amendment Effective Date, in the case of ABR Loans, the Administrative Agent shall have received a fully completed and executed notice of borrowing with respect to the Tranche B 2027 Term Loans (it being understood and agreed that such notice will be deemed to permit Tranche B 2027 Term Loans to be made pursuant to Conversions in accordance with Section 1(c) above), together with a break-funding letter agreement in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers.

(j) At least 3 Business Days prior to the Thirteenth Amendment Effective Date, the Lead Arrangers shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230, that is requested at least 5 Business Days prior to the Thirteenth Amendment Effective Date.

The Administrative Agent shall notify Level 3, the Borrower and the Lenders of the Thirteenth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Effect of Amendment and Restatement; No Novation. (a) Except as expressly set forth herein and in the Restated Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Agent or the Lenders under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations (including, for the avoidance of doubt, any guarantee obligations and indemnity obligations of the Guarantors and any grants of security interests by the Grantors), covenants or agreements contained in any Loan Document, all

12

of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

(b) From and after the Thirteenth Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c) Neither this Amendment Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Guarantee Agreement, which shall remain in full force and effect, except as modified hereby and by the Restated Credit Agreement. Nothing expressed or implied in this Amendment Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

SECTION 7. GOVERNING LAW; JURISDICTION. (a) THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

(b) Notwithstanding anything to the contrary contained in any Loan Document, each Loan Party party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

13

SECTION 8. Counterparts. This Amendment Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 9. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow]

14

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

LEVEL 3 PARENT, LLC,

by:	/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President - Treasurer

LEVEL 3 FINANCING, INC.,

by:	/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman Title: Senior Vice President - Treasurer

[Signature Page Level 3 Thirteenth Amendment Agreement]

BROADWING, LLC,
BROADWING COMMUNICATIONS, LLC,
BTE EQUIPMENT, LLC,
GLOBAL CROSSING TELECOMMUNICATIONS, INC.,
LEVEL 3 COMMUNICATIONS, LLC,
LEVEL 3 ENHANCED SERVICES, LLC,
LEVEL 3 INTERNATIONAL, INC.,
TELCOVE OPERATIONS, LLC,
LEVEL 3 TELECOM HOLDINGS, LLC,
LEVEL 3 TELECOM, LLC,
WILTEL COMMUNICATIONS, LLC,

by:	/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman
Title: Senior Vice President - Treasurer

[Signature Page Level 3 Thirteenth Amendment Agreement]

SIGNATURE PAGE TO

LEVEL 3 THIRTEENTH AMENDMENT

AGREEMENT

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent,

by:	/s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President

SIGNATURE PAGE TO

LEVEL 3 THIRTEENTH AMENDMENT

AGREEMENT

BANK OF AMERICA, N.A.,
As Tranche B 2027 Term Lender,

by:	/s/ Laura L. Olson
Name: Laura L. Olson
Title: Vice President

[CONVERTING LENDER SIGNATURE PAGES ON FILE WITH THE ADMINISTRATIVE AGENT AND THE BORROWER]

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 29, 2019,

among

LEVEL 3 PARENT, LLC

(formerly known as WWG Merger Sub LLC, the surviving company of its merger with

Level 3 Communications, Inc.),

LEVEL 3 FINANCING, INC.,

The LENDERS Party hereto

and

MERRILL LYNCH CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent

BOFA SECURITIES, INC.

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunning Managers,

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

RBC CAPITAL MARKETS1,

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunning Managers

and

CREDIT SUISSE LOAN FUNDING LLC, MUFG BANK, LTD.,

SUNTRUST ROBINSON HUMPHREY, INC., MIZUHO BANK, LTD.,

BNP PARIBAS SECURITIES CORP., CITIZENS BANK, N.A.,

DEUTSCHE BANK SECURITIES INC., FIFTH THIRD BANK, REGIONS BANK

and U.S. BANK, NATIONAL ASSOCIATION,

as Co-Managers

[CS&M Ref. No. 4408-215]

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

i

SCHEDULES:

Schedule 2.01	— Commitments
Schedule 3.12	— Subsidiaries
Schedule 3.13	— Insurance
Schedule 4.01(i)	— Lien Searches

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Effective Date Perfection Certificate
Exhibit B-2	— Form of Effective Date Loan Proceeds Note Perfection Certificate
Exhibit C-1	— Form of Guarantee Agreement
Exhibit C-2	— Form of Collateral Agreement
Exhibit C-3	— Form of Indemnity, Subrogation and Contribution Agreement
Exhibit D	— Form of Promissory Note
Exhibit E-1	— Form of Opinion of Willkie Farr & Gallagher LLP, counsel for the Borrower
Exhibit E-2	— Form of Opinion of the Chief Legal Officer or an Assistant General Counsel of the Borrower
Exhibit E-3	— Form of Opinion of Potter Anderson & Corroon LLP, local counsel for the Borrower
Exhibit E-4	— Form of Opinion of Bingham McCutchen LLP, regulatory counsel for the Borrower
Exhibit F	— Omnibus Offering Proceeds Note Subordination Agreement
Exhibit G-1	— Form of Loan Proceeds Note Collateral Agreement
Exhibit G-2	— Form of Loan Proceeds Note Guarantee Agreement
Exhibit H	— Form of Loan Proceeds Note
Exhibit I	— Form of First Lien Intercreditor Agreement
Exhibit J	— Modified Dutch Auction Procedures
Exhibit K	— Borrower Assignment Agreement
Exhibit L-1	— Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-2	— Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-3	— Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-4	— Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 22, 2017 (this “Agreement” or “Credit Agreement”) among LEVEL 3 PARENT, LLC (formerly known as WWG Merger Sub LLC, the surviving company of its merger with Level 3 Communications, Inc.), LEVEL 3 FINANCING, INC., as Borrower, the LENDERS party hereto, and MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

WHEREAS, Level 3 (such term and each other capitalized term used but not otherwise defined herein having the meaning given it in Article I), the Borrower, the lenders party thereto, Bank of America, N.A., as joint lead arranger and joint bookrunner, Morgan Stanley & Co. Incorporated, as joint lead arranger, joint bookrunner and syndication agent, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wachovia Bank, N.A., as co-documentation agents, and Merrill Lynch Capital Corporation, as administrative agent and collateral agent, entered into that certain Credit Agreement dated as of March 13, 2007 (the “2007 Credit Agreement”).

WHEREAS, (a) pursuant to the First Amendment Agreement, the 2007 Credit Agreement was amended and restated as of April 16, 2009 (the “2009 Credit Agreement”), (b) pursuant to the Second Amendment Agreement, the 2009 Credit Agreement was amended and restated as of October 4, 2011, (c) pursuant to the Third Amendment Agreement, the 2009 Credit Agreement, as amended and restated as of October 4, 2011, was further amended and restated as of November 10, 2011 (the “2011 Credit Agreement”), (d) pursuant to the Fourth Amendment Agreement, the 2011 Credit Agreement was amended and restated as of August 6, 2012 (the “August 2012 Credit Agreement”), (e) pursuant to the Fifth Amendment Agreement, the August 2012 Credit Agreement was amended and restated as of October 4, 2012 (the “October 2012 Credit Agreement”), (f) pursuant to the Sixth Amendment Agreement, the October 2012 Credit Agreement was amended and restated as of August 12, 2013 (the “August 12, 2013 Credit Agreement”), (g) pursuant to the Seventh Amendment Agreement, the August 12, 2013 Credit Agreement was amended and restated as of August 16, 2013 (the “August 16, 2013 Credit Agreement”), (h) pursuant to the Eighth Amendment Agreement, the August 16, 2013 Credit Agreement was amended and restated as of October 4, 2013 (the “October 4, 2013 Credit Agreement”), (i) pursuant to the Ninth Amendment Agreement, the October 4, 2013 Credit Agreement was amended and restated as of October 31, 2014 (the “2014 Credit Agreement”), (j) pursuant to the Tenth Amendment Agreement, the 2014 Credit Agreement was amended and restated as of May 8, 2015 (the “2015 Credit Agreement”), (k) pursuant to the Twelfth Amendment Agreement, the 2015 Credit Agreement, as amended by the Eleventh Amendment Agreement, was amended and restated as of February 22, 2017 (the “2017 Credit Agreement”) and (l) pursuant to Section 9.02(d) of the 2017 Credit Agreement and the Thirteenth Amendment Agreement, the 2017 Credit Agreement was amended and restated to be in the form hereof and the Tranche B 2027 Term Lenders made Tranche B 2027 Term Loans (by cash funding or pursuant to Conversions (as defined in the Thirteenth Amendment Agreement)) to the Borrower in an aggregate principal amount of

$3,110,500,000, the net proceeds of which, together with the net proceeds of the Secured Notes as well as additional funds of the Borrower, were advanced (and an amount equal to the aggregate principal amount of the Converted Term Loans (as defined in the Thirteenth Amendment Agreement) was deemed to be so advanced) by the Borrower to Level 3 LLC on the Thirteenth Amendment Effective Date in an amount equal to the sum of (i) the aggregate principal amount of the Tranche B 2027 Term Loans made (or deemed made) on the Thirteenth Amendment Effective Date plus (ii) the aggregate principal amount of the Secured Notes issued on the Thirteenth Amendment Effective Date, against delivery of the Loan Proceeds Note (as increased by the amount of $4,610,500,000 to evidence such loan made by the Borrower to Level 3 LLC on the Thirteenth Amendment Effective Date and subsequently reduced, in accordance with Section 6.11(b) of this Agreement, by the aggregate principal amount of Tranche B 2024 Term Loans prepaid by the Borrower with proceeds of the Tranche B 2027 Term Loans (including pursuant to Conversions (as defined in the Thirteenth Amendment Agreement)), proceeds of the Secured Notes and additional funds of the Borrower).

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accreted Value” of any Indebtedness issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Indebtedness as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Indebtedness within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Indebtedness) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Indebtedness to the date of determination, minus all amounts theretofore paid in respect of such Indebtedness, which amounts are considered as part of the “stated redemption price at maturity” of such Indebtedness within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any Property acquired by such specified Person, which Indebtedness was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Additional Tranche” means any tranche of commitments established or loans made under this Agreement pursuant to Section 2.15 or Section 9.02(d).

“Additional Tranche B Term Commitment” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Additional Tranche B Term Lenders” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Additional Tranche B Term Loans” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Additional Tranche B 2020 Term Commitment” has the meaning specified in the Eighth Amendment Agreement.

“Additional Tranche B 2020 Term Lenders” has the meaning specified in the Eighth Amendment Agreement.

“Additional Tranche B 2020 Term Loans” has the meaning specified in the Eighth Amendment Agreement.

“Adjustment” has the meaning specified in Section 2.08(b).

“Administrative Agent” means Merrill Lynch Capital Corporation, in its capacity as administrative agent for the Lenders hereunder, together with any replacement appointed in accordance with Article VII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 6.07 and the definition of “Telecommunications/IS Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Level 3 or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Agent” means Merrill Lynch Capital Corporation, in its capacities as Administrative Agent and Collateral Agent.

“Agreement” has the meaning specified in the preliminary statement hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to:

(a) [intentionally omitted];

(b) [intentionally omitted];

(c) [intentionally omitted];

(d) [intentionally omitted];

(e) [intentionally omitted];

(f) [intentionally omitted];

(g) [intentionally omitted];

(h) [intentionally omitted];

(i) in the case of a Tranche B 2027 Term Loan, the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day (but in no event less than zero) plus 1⁄2 of 1% and (iii) the sum of (A) the LIBO Rate for such day plus (B) 1.00%; provided that if the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.08 hereof, then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above; and

(j) in the case of any Term A Term Loan, as set forth in the applicable Term A Term Loan Assumption Agreement.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Amendment Effective Date” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Annual Loan Proceeds Note Perfection Certificate” has the meaning specified in the Loan Proceeds Note Collateral Agreement.

“Annual Perfection Certificate” has the meaning specified in the Collateral Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Level 3, the Borrower or the Subsidiaries of Level 3 from time to time concerning or relating to bribery, corruption or anti-money laundering, including the PATRIOT Act.

“Applicable Margin” means (a) [intentionally omitted], (b) [intentionally omitted], (c) [intentionally omitted], (d) [intentionally omitted], (e) [intentionally omitted], (f) [intentionally omitted], (g) [intentionally omitted], (h) [intentionally omitted], (i) [intentionally omitted], (i) [intentionally omitted], (j) [intentionally omitted], (k) [intentionally omitted], (l) [intentionally omitted], (m) in respect of any Tranche B 2027 Term Loan, (i) 0.75% per annum in the case of any Tranche B 2027 ABR Loan and (ii) 1.75% per annum in the case of any Tranche B 2027 Eurodollar Loan and (n) in respect of any Term A Term Loan, as set forth in the applicable Term A Term Loan Assumption Agreement.

“Approved Fund” means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by Level 3 or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by (a) Level 3 to a Restricted Subsidiary that is not a Reorganization Subsidiary, (b) a Sister Restricted Subsidiary to Level 3 or any other Restricted Subsidiary (including, for the avoidance of doubt, any other Restricted Subsidiary that is a Reorganization Subsidiary), (c) a Restricted Subsidiary to the Borrower, (d) the Borrower or a Borrower Restricted Subsidiary to any other Borrower Restricted Subsidiary that is not a Reorganization Subsidiary and (e) a Borrower Restricted Subsidiary that is a Reorganization Subsidiary to any other Borrower Restricted Subsidiary (including, for the avoidance of doubt, any other Borrower Restricted Subsidiary that is a Reorganization Subsidiary)) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (v), (vi), (vii) or (ix) of Section 6.08), (ii) substantially all of the assets of Level 3 or any Restricted Subsidiary representing a division or line of business or (iii) other Property of Level 3 or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment or real estate (including fixtures appurtenant thereto) that is obsolete or no longer used by or useful to Level 3); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $100,000,000 or more in any 12-month period. The following shall not be Asset Dispositions: (i) Permitted Telecommunications Capital Asset Dispositions that comply with clause (i) of the first paragraph of Section 6.07, (ii) when used with respect to Level 3, any Asset Disposition permitted pursuant to Section 6.13 which constitutes a disposition of all or substantially all of the assets of Level 3 and the Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Indebtedness under Qualified Receivables Facilities permitted to be Incurred pursuant to Section 6.01 or Section 6.02, (iv) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 6.03 and (v) any forgiveness of any intercompany loans, advances or other extensions of credit.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Value” means, as to any Sale and Leaseback Transaction resulting in a Capital Lease Obligation, the principal amount of such Capital Lease Obligation.

“Auction” has the meaning specified in Section 9.04.

“Auction Manager” means either (a) the Administrative Agent or the Lead Arranger, as determined by the Borrower, or any of their respective Affiliates or (b) any other financial institution or advisor agreed by the Borrower and the Administrative Agent (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases of Loans pursuant to Section 9.04(h).

“August 2012 Credit Agreement” has the meaning specified in the recitals hereto.

“August 12, 2013 Credit Agreement” has the meaning specified in the recitals hereto.

“August 16, 2013 Credit Agreement” has the meaning specified in the recitals hereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” of any Person means the board of directors of such Person or the executive committee or similar body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

“Borrower” means Level 3 Financing, Inc., a Delaware corporation.

“Borrower Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit K, with such amendments or modifications as may be approved by the Administrative Agent.

“Borrower Debt Ratio” means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of the Borrower and the Borrower Restricted Subsidiaries (other than Indebtedness owed to Level 3 or a Sister Restricted Subsidiary that is subordinated to the Loan Proceeds Note (if Level 3 LLC is the obligor of such Indebtedness) or the Loan Proceeds Note Guarantee or the Guarantee of the Obligations by the obligor on such Indebtedness), on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Indebtedness giving rise to such calculation and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) the sum of, without duplication, (x) Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding such proposed Incurrence of Indebtedness for which consolidated financial statements are available and (y) Consolidated Cash Flow Available for Fixed Charges of Level 3 and the Sister Restricted Subsidiaries to the extent such Consolidated Cash Flow Available for Fixed Charges is attributable to Sister Restricted Subsidiaries that are Guarantors for such four full fiscal quarters; provided, however, that if (A) since the beginning of such four full fiscal quarter period the Borrower, any Borrower Restricted Subsidiary, Level 3 or any Sister Restricted Subsidiary shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Borrower Restricted Subsidiary or Sister Restricted Subsidiary (or any Person which becomes a Borrower Restricted Subsidiary or a Sister Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Borrower Restricted Subsidiary or a Sister Restricted Subsidiary or was merged with or into the Borrower, any Borrower Restricted Subsidiary or any Sister Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges shall include the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and synergies projected by Level 3 in good faith to result from (a) the consummation of such Asset Disposition, Investment, acquisition, merger or consolidation and (b) any business optimization or cost savings initiatives (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs and future lease commitments) that have been undertaken or with respect to which substantial steps have been undertaken or are reasonably expected by Level 3 in good faith to be taken within 24 months of the date of the relevant calculation (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (i) such cost savings, operating expense reductions, other operating improvements or cost synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (ii) such adjustments are set forth in an Officers’ Certificate which states (x) the amount of such adjustment or adjustments and (y) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Borrower Restricted Subsidiary Supplemental Indenture” means any supplemental indenture to the 5.375% Notes Indenture, the 5.625% Notes Indenture, the 5.125% Notes Indenture, the 5.375% 2025 Notes Indenture, the 5.375% 2024 Notes Indenture, the 5.25% Notes Indenture or the 4.625% Notes Indenture, as the case may be.

“Borrower Restricted Subsidiaries” means the Subsidiaries of the Borrower that are Restricted Subsidiaries.

“Borrowing” means Loans of the same Class made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligation” of any Person means the obligation of such Person to pay rent or other payment amount under any lease of (or other Indebtedness arrangement conveying the right to use) Property of such Person which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (a “Capital Lease”). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to December 15, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP or the effectiveness of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Equivalents” means (i) U.S. dollars or foreign currencies held from time to time in the ordinary course of business, (ii) Government Securities having maturities of not more than one year from the date of acquisition, (iii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a long-term credit rating of ‘‘A’’ or better from S&P or ‘‘A2’’ or better from Moody’s or a short-term credit rating of ‘‘A-2’’ or better from S&P or ‘‘P-2’’ or better from Moody’s, (iv) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least ‘‘A’’ or the equivalent thereof by S&P or ‘‘A2’’ or the equivalent thereof by Moody’s or any commercial bank ranking within the top ten of all commercial banks in such bank’s country of operation on the basis of consolidated assets, and, in each case, having consolidated assets with value in excess of $500,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) commercial paper rated at the time of acquisition thereof at least ‘‘A’’ (long-term) or ‘‘A-2’’ (short-term) or the respective equivalent thereof by S&P or ‘‘A2’’ (long-term) or ‘‘P-2’’ (short-term) or the respective equivalent thereof by Moody’s or, if both of the two named Rating Agencies cease publishing ratings of investments, carrying an equivalent rating by a nationally recognized rating agency (other than Moody’s and S&P) that rates debt securities having a maturity at original issuance of at least one year and in any case maturing within one year after the date of acquisition thereof and (vii) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (i) through (vi) above.

“CenturyLink” means CenturyLink, Inc., a Louisiana corporation.

“CenturyLink Acquisition” means the acquisition of Level 3 by CenturyLink pursuant to the CenturyLink Merger Agreement, including without limitation the Merger (as defined in the CenturyLink Merger Agreement) and the Subsequent Merger (as defined in the CenturyLink Merger Agreement).

“CenturyLink Acquisition Date” means the date on which the CenturyLink Acquisition is consummated.

“CenturyLink Credit Group” means CenturyLink, together with each of its Subsidiaries (but excluding Level 3 and its Subsidiaries).

“CenturyLink Merger Agreement” means the Agreement and Plan of Merger, dated as of October 31, 2016 among CenturyLink, Wildcat Merger Sub 1 LLC, WWG Merger Sub LLC and Level 3, as such agreement may be amended, amended and restated or otherwise modified from time to time.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Level 3; or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) Level 3 and the Restricted Subsidiaries or (ii) the Borrower and the Borrower Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Level 3 or the Borrower, respectively) shall have occurred; or

(c) the shareholders of Level 3 or the Borrower shall have approved any plan of liquidation or dissolution of Level 3 or the Borrower, respectively.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and (ii) a person or group shall not be deemed to beneficially own the Voting Stock of another person as a result of its ownership of Voting Stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent.

Notwithstanding the foregoing, the CenturyLink Acquisition shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Loans within 30 days of each other.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.09(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans, Tranche B II Term Loans, Tranche B III Term Loans, Tranche B 2019 Term Loans, Tranche B 2016 Term Loans, Tranche B-II 2019 Term Loans, Tranche B-III 2019 Term Loans, Tranche B 2020 Term Loans, Tranche B 2022 Term Loans, Tranche B-II 2022 Term Loans, Tranche B 2024 Term Loans, Tranche B 2027 Term Loans or Loans of any Additional Tranche and (b) any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, a Tranche B Term Commitment, a Tranche B II Term Commitment, a Tranche B III Term Commitment, a

Tranche B 2019 Term Commitment, a Tranche B 2016 Term Commitment, a Tranche B-II 2019 Term Commitment, a Tranche B-III 2019 Term Commitment, a Tranche B 2020 Term Commitment, a Tranche B 2022 Term Commitment, a Tranche B-II 2022 Term Commitment, a Tranche B 2024 Term Commitment, a Tranche B 2027 Term Commitment or a Commitment in respect of any Additional Tranche. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Section 2.14 or Section 2.15.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document (other than any Permitted First Lien Intercreditor Agreement). It is understood that the Collateral shall not include Excluded Collateral (as defined in the Collateral Agreement).

“Collateral Agent” means Merrill Lynch Capital Corporation, in its capacity as collateral agent for the Secured Parties hereunder, together with any replacement appointed in accordance with Article VII.

“Collateral Agreement” means the Amended and Restated Collateral Agreement substantially in the form of Exhibit C-2.

“Collateral Permit Condition” means, with respect to any Regulated Grantor Subsidiary, that such Regulated Grantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required, if any, in order for it to become a Grantor under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement insofar as the authorizations and consents so permit.

“Collateral Release Amount” has the meaning specified in Section 6.07(d).

“Co-Manager” means any Person identified on the cover of this Agreement as a Co-Manager and any Co-Manager identified in any previous amendment to this Agreement, or any of them.

“Commitment” means a Tranche A Term Commitment, a Tranche B Term Commitment, a Tranche B II Term Commitment, a Tranche B III Term Commitment, a Tranche B 2019 Term Commitment, a Tranche B 2016 Term Commitment, a Tranche B-II 2019 Term Commitment, a Tranche B-III 2019 Term Commitment, a Tranche B 2020 Term Commitment, a Tranche B 2022 Term Commitment, a Tranche B-II 2022 Term Commitment, a Tranche B 2024 Term Commitment, a Tranche B 2027 Term Commitment and, with respect to any Additional Tranche, the commitments of the Lenders providing such Additional Tranche.

“Commodity Exchange Act” means the Commodity Exchange Act (7 USC. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Communications Act” means the Communications Act of 1934 and any similar or successor Federal statute and the rules, regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

“Consolidated Capital Ratio” means as of the date of determination the ratio of (i) the aggregate amount of Indebtedness of Level 3 and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the sum of (a) $2,024,000,000, (b) the aggregate net proceeds to Level 3 from the issuance or sale of any Capital Stock (including Preferred Stock) of Level 3 other than Disqualified Stock subsequent to the Measurement Date, (c) the aggregate net proceeds from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date and (d) the after-Tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Indebtedness of Level 3 or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Loans or any applicable Loan Proceeds Note Guarantee or any Guarantee of the Obligations) and release of Level 3 and all Restricted Subsidiaries from all liability on the Indebtedness assumed; provided, however, that, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Indebtedness described in clause (b) or (c) above shall not be included to the extent (x) such proceeds have been utilized to make a Permitted Investment under clause (i) of the definition thereof or a Restricted Payment or (y) such Capital Stock or Indebtedness shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Consolidated Cash Flow Available for Fixed Charges” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means the Consolidated Net Income of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period (or, with respect to clause (v) below, reduced by such amount to the extent increasing such Consolidated Net Income for such period), (i) Consolidated Interest

Expense of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, plus (ii) Consolidated Income Tax Expense of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, plus (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, (iv) other non-recurring or unusual losses or expenses of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable (as determined by Level 3 in good faith), (v) non-recurring or unusual gains of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable (as determined by Level 3 in good faith), (vi) acquisition-related costs and restructuring reserves incurred by Level 3 or any of its Restricted Subsidiaries or the Borrower or any of the Borrower Restricted Subsidiaries, as applicable, in connection with the acquisition of, merger, amalgamation or consolidation with, any Person expensed in computing such Consolidated Net Income to the extent the same would have been capitalized prior to the adoption of Statement of Financial Accounting Standards No. 141R, Business Combinations, (vii) the amount of (a) any restructuring charges or reserves and expenses related to business optimization or cost savings initiatives (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs and future lease commitments) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, and (b) any impairment charge or asset write-off or write-down of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, in each case, pursuant to GAAP, and (viii) any non-recurring expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred under this Agreement (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to the making of any Class of Loans under this Agreement (including breakage costs in connection with hedging obligations) and (b) any amendment or other modification of this Agreement, and, in each case, deducted (and not added back) in computing Consolidated Net Income; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable (calculated separately for such Restricted Subsidiary or Borrower Restricted Subsidiary in the same manner as provided above for Level 3 or the Borrower, as applicable), that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary or to the Borrower or another Borrower Restricted Subsidiary, as applicable, to the extent of such restrictions.

“Consolidated Income Tax Expense” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income Taxes of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable; (vii) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Level 3 or a Restricted Subsidiary or the Borrower or a Borrower Restricted Subsidiary, as applicable) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries for any period means the net income (or loss) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) for purposes of Section 6.03 only, the net income (or loss) of any Person acquired by Level 3 or a Restricted Subsidiary or the Borrower or a Borrower Restricted Subsidiary, as applicable, in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary or a Borrower Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to Level 3 or a Restricted Subsidiary or to the Borrower or a Borrower Restricted Subsidiary, as applicable, by such Person during such period (except, for purposes of Section 6.03 only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments), (c) gains or losses realized upon the sale or other disposition of any Property of Level 3 or its Restricted Subsidiaries or the Borrower or the Borrower Restricted Subsidiaries, as applicable, that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business), (d) gains or losses realized upon the sale or other disposition of any Special Assets, (e) all extraordinary gains and extraordinary losses, determined in accordance with GAAP, (f) the cumulative effect of changes in accounting principles, (g) non-cash gains or losses resulting from fluctuations in currency exchange rates, (h) any non-cash expense related to the issuance to employees or directors of Level 3 or any Restricted Subsidiary or the Borrower or any Borrower Restricted Subsidiary, as applicable, of (1) options to purchase Capital Stock of Level 3 or such Restricted Subsidiary or the Borrower or such Borrower Restricted Subsidiary, as applicable, or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock, (i) with respect to a Restricted Subsidiary or a Borrower Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Level 3’s or any Restricted Subsidiary’s or the Borrower’s or any Borrower Restricted Subsidiary’s, as applicable, pro rata share of the net income (or loss) of such Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary and (j) for purposes of calculating Pro Forma Consolidated Cash Flow Available for Fixed Charges in Section 6.01(a), Section 6.01(b), Section 6.02(a) and Section 6.02(b) only, ordinary losses or gains (including related fees and expenses) on early extinguishment of Indebtedness and Permitted Hedging Agreements; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary or any Borrower Restricted Subsidiary, as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary or to the Borrower or another Borrower Restricted Subsidiary, as applicable, to the extent of such restriction.

“Consolidated Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.22.

“Credit Facilities” means one or more credit agreements, loan agreements or similar facilities (including any Additional Tranche), secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Level 3 and its Restricted Subsidiaries, or Purchase Money Debt, or Indebtedness Incurred pursuant to Capital Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Default” means any event, act or condition which constitutes an Event of Default or which upon the notice specified in Article VII, the lapse of time specified in Article VII or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Grantor Subsidiary” means (a) any Unregulated Grantor Subsidiary, (b) at such time as it shall have satisfied the Collateral Permit Condition, any Regulated Grantor Subsidiary and (c) from and after the consummation of any Reorganization Transaction, each New Reorganization Holding Company that is a Borrower Restricted Subsidiary (unless such New Reorganization Holding Company constitutes an Excluded Subsidiary); provided, however, that, (i) with respect to the Tranche B Term Loans, this definition shall be subject to Section 2 of the First Amendment Agreement, (ii) with respect to the Tranche B II Term Loans, this definition shall be subject to Section 2 of the Second Amendment Agreement, (iii) with respect to the Tranche B III Term Loans, this definition shall be subject to Section 2 of the Third Amendment Agreement, (iv) with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, this definition shall be subject to Section 6 of the Fourth Amendment Agreement, (v) with respect to the Tranche B-II 2019 Term Loans, this definition shall be subject to Section 2 of the Fifth Amendment Agreement, (vi) with respect to the Tranche B-III 2019 Term Loans, this definition shall be subject to Section 2 of the Sixth Amendment Agreement, (vii) with respect to the Tranche B 2020 Term Loans, this definition shall be subject to Section 2 of the Seventh Amendment Agreement, (viii) with respect to the Tranche B-II 2022 Term Loans, this definition shall be subject to Section 2 of the Tenth Amendment Agreement, (ix) with respect to the Tranche B 2024 Term Loans, this definition shall be subject to Section 2 of the Twelfth Amendment Agreement and (x) with respect to the Tranche B 2027 Term Loans, this definition shall be subject to Section 2 of the Thirteenth Amendment Agreement. No Excluded Subsidiary shall at any time constitute a Designated Grantor Subsidiary. Notwithstanding anything to the contrary in this Agreement, no Reorganization Subsidiary that is a Borrower Restricted Subsidiary shall at any time constitute a Designated Grantor Subsidiary after the consummation of a Reorganization Transaction unless such Reorganization Subsidiary has Guaranteed any Indebtedness of Level 3 or any of its Subsidiaries (other than any Reorganization Subsidiary).

“Designated Guarantor Subsidiary” means (a) any Unregulated Guarantor Subsidiary, (b) at such time as it shall have satisfied the Guarantee Permit Condition, any Regulated Guarantor Subsidiary and (c) from and after the consummation of any Reorganization Transaction, each New Reorganization Holding Company that is a Borrower Restricted Subsidiary (unless such New Reorganization Holding Company constitutes an Excluded Subsidiary); provided, however, that, (i) with respect to the Tranche B Term Loans, this definition shall be subject to Section 2 of the First Amendment Agreement, (ii) with respect to the Tranche B II Term Loans, this definition shall be subject to Section 2 of the Second Amendment Agreement, (iii) with respect to the Tranche B III Term Loans, this definition shall be subject to Section 2 of the Third Amendment Agreement, (iv) with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, this definition shall be subject to Section 6 of the Fourth Amendment Agreement, (v) with respect to the Tranche B-II 2019 Term Loans, this definition shall be subject to Section 2 of the Fifth Amendment Agreement, (vi) with respect to the Tranche B-III 2019 Term Loans, this definition shall be subject to Section 2 of the Sixth Amendment Agreement, (vii) with respect to the Tranche B 2020 Term Loans, this definition shall be subject to Section 2 of the Seventh Amendment Agreement, (viii) with respect to the Tranche B-II 2022 Term Loans, this definition shall be subject to Section 2 of the Tenth Amendment Agreement, (ix) with respect to Tranche B 2024 Term Loans, this definition shall be subject to Section 2 of the Twelfth Amendment Agreement and (x) with respect to the Tranche B 2027 Term Loans, this definition shall be subject to Section 2 of the Thirteenth Amendment Agreement. No Excluded Subsidiary shall at any time constitute a Designated Guarantor Subsidiary. Notwithstanding anything to the contrary in this Agreement, no Reorganization Subsidiary that is a Borrower Restricted Subsidiary shall at any time constitute a Designated Guarantor Subsidiary after the consummation of a Reorganization Transaction unless such Reorganization Subsidiary has Guaranteed any Indebtedness of Level 3 or any of its Subsidiaries (other than any Reorganization Subsidiary).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Level 3 or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate of Level 3 setting forth Level 3’s good faith estimate of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Designation” and “Designation Amount” have the respective meanings specified in Section 6.10.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Level 3’s reports and filings under the Exchange Act filed or furnished since January 1, 2007 and prior to March 12, 2007 and available on the Securities and Exchange Commission’s website on the internet at www.sec.gov prior to the Effective Date.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the latest

Maturity Date in effect at the time of issuance of such Capital Stock; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Level 3 or the Borrower, respectively, to repurchase or redeem such Preferred Stock upon the occurrence of (i) a change of control occurring prior to the latest Maturity Date in effect at the time of issuance of such Preferred Stock shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Loans as provided for in the definition of “Change of Control Triggering Event” or (ii) an asset sale occurring prior to the latest Maturity Date in effect at the time of issuance of such Preferred Stock shall not constitute Disqualified Stock if the asset sale provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Loans contained in Section 6.07 and, in each case, such Preferred Stock specifically provides that Level 3 or the Borrower, respectively, will not repurchase or redeem any such stock pursuant to such provisions prior to the Borrower’s repayment of the Loans as required by Sections 2.05 and 6.07(c).

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Level 3 held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income Tax rate (expressed as a decimal number between 1 and 0) applicable to Level 3 for the period during which such dividends were paid.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 of the 2007 Credit Agreement were satisfied (or waived in accordance with Section 9.02).

“Effective Date Financing Inc. Indentures” means the Indenture dated as of October 1, 2003, among Level 3, the Borrower and The Bank of New York, as trustee, governing the Borrower’s 10.75% Notes due 2011, the Indenture dated as of March 14, 2006, among Level 3, the Borrower and The Bank of New York, as trustee, governing the Borrower’s Floating Rate Notes due 2011, the Indenture dated as of March 14, 2006, among Level 3, the Borrower and The Bank of New York, as trustee, governing the Borrower’s 12.25% Senior Notes due 2013, the Indenture dated as of October 30, 2006, among Level 3, the Borrower and The Bank of New York, as trustee, governing the Borrower’s 9.25% Senior Notes due 2014, the Indenture dated as of February 14, 2007, among Level 3, the Borrower and The Bank of New York, as trustee, governing the Borrower’s Floating Rate Notes due 2015, and the Indenture dated as of February 14, 2007, among Level 3, the Borrower and The Bank of New York, as trustee, governing the Borrower’s 8.75% Senior Notes due 2017.

“Effective Date Financing Inc. Notes” means the Borrower’s 10.75% Notes due 2011, the Borrower’s Floating Rate Notes due 2011, the Borrower’s 12.25% Notes due 2013, the Borrower’s 9.25% Notes due 2014, the Borrower’s Floating Rate Notes due 2015 and the Borrower’s 8.75% Notes due 2017.

“Effective Date Perfection Certificate” means a certificate in the form of Exhibit B-1 or any other form approved by the Administrative Agent.

“Effective Date Loan Proceeds Note Perfection Certificate” means a certificate in the form of Exhibit B-2 or any other form approved by the Administrative Agent.

“Effective Date Purchase Money Debt” means Purchase Money Debt outstanding on the Effective Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

“Effective Date Rating” means B1 in the case of Moody’s and B- in the case of S&P, which were the respective ratings assigned to the Tranche A Term Loans by the Rating Agencies on the Effective Date.

“Eighth Amendment Agreement” means that certain Eighth Amendment Agreement dated as of October 4, 2013, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Additional Tranche B 2020 Term Lenders (as defined therein), providing for, among other things, the amendment and restatement of the August 16, 2013 Credit Agreement.

“Eighth Amendment Effective Date” has the meaning specified in the Eighth Amendment Agreement.

“Eleventh Amendment Agreement” means that certain Eleventh Amendment Agreement dated as of November 22, 2016, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Lenders party thereto.

“Eleventh Amendment Effective Date” means November 22, 2016, the date of effectiveness of the Eleventh Amendment Agreement.

“Eligible Transferee” shall mean and include (i) a commercial bank, (ii) an insurance company, a finance company, a financial institution or any fund that invests in loans in the ordinary course of business and has total assets in excess of $5,000,000 and (iii) any other financial institution reasonably satisfactory to Level 3 and the Administrative Agent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Level 3 or any Subsidiary of Level 3 directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with Level 3 is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Level 3 or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Level 3 or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Level 3 or any of its ERISA Affiliates of any Withdrawal Liability; or (g) the receipt by Level 3 or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Level 3 or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Reserve Requirements” means the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which United States commercial banks are subject and applicable to “Eurocurrency Liabilities”, as such term is defined in Regulation D of the Board, or any similar category of assets or liabilities relating to eurocurrency fundings. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning specified in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excess Proceeds” has the meaning specified in Section 6.07(c).

“Excluded Swap Obligation” means, with respect to any Loan Party at any time, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures

Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Domestic Restricted Subsidiary of a Foreign Subsidiary and (c) any FSHCO.

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by Level 3 under Section 2.13(b)), any U.S. Federal withholding Tax that (i) is in effect and would apply to amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.11(a) or (ii) is attributable to such Lender’s failure to comply with Section 2.11(e) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Executive Officer” means the chief executive officer, the president, the chief financial officer, the secretary or the treasurer of Level 3.

“Existing Amended and Restated Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 27, 2006 among the Borrower, Level 3, the lenders from time to time party thereto and the Administrative Agent and the Collateral Agent.

“Existing Notes” means (a) Level 3’s (i) 2.875% Convertible Senior Notes due 2010 in an aggregate principal amount not to exceed $374,000,000, (ii) 11% Senior Notes due 2008 in an aggregate principal amount not to exceed $21,000,000, (iii) 11.25% Senior Notes due 2010 in an aggregate principal amount not to exceed $96,000,000, (iv) 12.875% Senior Discount Notes due 2010 in an aggregate principal amount at maturity not to exceed $488,000,000, (v) 10.75% Senior Notes due 2008 in an aggregate principal amount not to exceed €5,000,000, (vi) 11.25% Senior Notes due 2010 in an aggregate principal amount not to exceed €105,000,000, (vii) 6% Convertible Subordinated Notes due 2009 in an aggregate principal amount not to exceed $362,000,000, (viii) 6% Convertible Subordinated Notes due 2010 in an aggregate principal amount not to exceed $514,000,000, (ix) 9% Convertible Senior Discount Notes due 2013 in an aggregate principal amount at maturity not to exceed $295,000,000, (x) 5.25% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $345,000,000, (xi) 10% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $275,000,000, (xii) 11.50% Senior Notes due 2010 in an aggregate principal amount not to exceed $18,000,000 and (xiii) 3.50% Convertible Senior Notes due 2012 in an aggregate principal amount not to exceed $335,000,000 and (b) the Borrower’s (i) 10.75% Senior Notes due 2011 in an aggregate principal amount not to exceed $3,284,000, (ii) Floating Rate Senior Notes due 2011 in an aggregate principal amount not to exceed $6,000,000, (iii) 12.25% Senior Notes due 2013 in an aggregate principal amount not to exceed $550,000,000, (iv) 9.25% Senior Notes due 2014 in an aggregate principal amount not to exceed $1,250,000,000, (v) Floating Rate Senior Notes due 2015 in an aggregate principal amount not to exceed $300,000,000 and (vi) 8.75% Senior Notes due 2017 in an aggregate principal amount not to exceed $700,000,000. Solely for purposes of the definition of the term “Rating Decline”, Existing Notes shall also mean (A) Level 3’s 5.750% Senior Notes due 2022 in an aggregate principal amount at maturity not to exceed $600,000,000 and (B) the Borrower’s (1) 5.375% Senior Notes due 2022 in an aggregate principal amount at maturity not to exceed $840,000,000, (2) 5.625% Senior Notes due 2023 in an aggregate principal amount at maturity not to exceed $500,000,000, (3) 5.125% Senior Notes due 2023 in an aggregate principal amount at maturity not to exceed $700,000,000, (4) 5.375% Senior Notes due 2025 in an aggregate principal amount at maturity not to exceed $800,000,000, (5) 5.375% Senior Notes due 2024 in an aggregate principal amount at maturity not to exceed $900,000,000, (6) 5.25% Senior Notes due 2026 in an aggregate principal amount at maturity not to exceed $775,000,000, (7) 4.625% Senior Notes due 2027 in an aggregate principal amount at maturity not to exceed $1,000,000,000, (8) 3.400% Senior Secured Notes due 2027 in an aggregate principal amount at maturity not to exceed $750,000,000 and (9) 3.875% Senior Secured Notes due 2019 in an aggregate principal amount at maturity not to exceed $750,000,000.

“Existing Term Loans” means the term loans in an aggregate principal amount of $730,000,000 outstanding under the Existing Amended and Restated Credit Agreement.

“Extending Lender” has the meaning specified in Section 2.14(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Level 3, the Borrower, the Administrative Agent and one or more Extending Lenders, effecting one or more Extension Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.14.

“Extension Offer” has the meaning specified in Section 2.14(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.14, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase in the rate of interest accruing on such Extended Loans, (b) a modification of any scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto, provided that voluntary and mandatory prepayments applicable to any other Loans shall not be affected by the terms thereof, and/or (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments.

“Extension Request Class” has the meaning specified in Section 2.14(a).

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by Level 3 in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” means the United States Federal Communications Commission.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fifth Amendment Agreement” means that certain Fifth Amendment Agreement dated as of October 4, 2012, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B-II 2019 Term Lenders, providing for, among other things, the amendment and restatement of the August 2012 Credit Agreement.

“Fifth Amendment Effective Date” has the meaning specified in the Fifth Amendment Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president-finance, assistant treasurer, treasurer or controller of Level 3 or other specified Person.

“Financing Inc. Indentures” means the 5.375% Notes Indenture, the 5.625% Notes Indenture, the 5.125% Notes Indenture, the 5.375% 2025 Notes Indenture, the 5.375% 2024 Notes Indenture, the 5.25% Notes Indenture and the 4.625% Notes Indenture.

“Financing Inc. Notes” means the 5.375% Notes, the 5.625% Notes, the 5.125% Notes, the 5.375% 2025 Notes, the 5.375% 2024 Notes, the 5.25% Notes and the 4.625% Notes.

“Financing Inc. Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures and the Level 3 LLC Notes Supplemental Indentures.

“First Amendment Agreement” means that certain Amendment Agreement dated as of April 16, 2009, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B Term Lenders party thereto, providing for, among other things, the amendment and restatement of the 2007 Credit Agreement.

“First Amendment to 2009 Credit Agreement” means that certain First Amendment dated as of May 15, 2009 to the 2009 Credit Agreement, among Level 3, the Borrower, the Administrative Agent, the Collateral Agent and the Additional Tranche B Term Lenders party thereto.

“First Restatement Effective Date” means the “Restatement Effective Date” as defined in the First Amendment Agreement.

“Fitch” means Fitch Inc.

“5.125% Notes” means the Borrower’s 5.125% Senior Notes due 2023 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $700,000,000.

“5.125% Notes Indenture” means the Indenture dated as of April 28, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.125% Notes.

“5.125% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.125% Notes and the Level 3 LLC 5.125% Notes Supplemental Indenture.

“5.125% Offering Proceeds Note” means the intercompany demand note dated April 28, 2015, in an initial principal amount equal to $700,000,000, issued by Level 3 LLC to the Borrower.

“5.625% Notes” means the Borrower’s 5.625% Senior Notes due 2023 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $500,000,000.

“5.625% Notes Indenture” means the Indenture dated as of January 29, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.625% Notes.

“5.625% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.625% Notes and the Level 3 LLC 5.625% Notes Supplemental Indenture.

“5.625% Offering Proceeds Note” means the intercompany demand note dated January 29, 2015, in an initial principal amount equal to $500,000,000, issued by Level 3 LLC to the Borrower.

“5.375% Notes” means the Level 3 Escrow II, Inc.’s 5.375% Senior Notes due 2022 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $840,000,000.

“5.375% Notes Indenture” means the Indenture dated as of August 12, 2014 among Level 3 Escrow II, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.375% Notes, as supplemented by the First Supplemental Indenture dated as of the Ninth Amendment Effective Date, among Level 3 Escrow II, Inc., the Borrower, Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Borrower assumed the obligations and agreements of Level 3 Escrow II, Inc. under the 5.375% Notes and the 5.375% Notes Indenture and became the “Issuer” for purposes of the 5.375% Notes and the 5.375% Notes Indenture.

“5.375% Notes Supplemental Indentures” means any Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.375% Notes and the Level 3 LLC 5.375% Notes Supplemental Indenture.

“5.375% Offering Proceeds Note” means the intercompany demand note dated as of the Ninth Amendment Effective Date, in an initial principal amount equal to $1,000,000,000, issued by Level 3 LLC to the Borrower.

“5.375% 2025 Notes” means the Borrower’s 5.375% Senior Notes due 2025 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $800,000,000.

“5.375% 2025 Notes Indenture” means the Indenture dated as of April 28, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.375% 2025 Notes.

“5.375% 2025 Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.375% 2025 Notes and the Level 3 LLC 5.375% 2025 Notes Supplemental Indenture.

“5.375% 2025 Offering Proceeds Note” means the intercompany demand note dated April 28, 2015, in an initial principal amount equal to $800,000,000, issued by Level 3 LLC to the Borrower.

“5.375% 2024 Notes” means the Borrower’s 5.375% Senior Notes due 2024 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $900,000,000.

“5.375% 2024 Notes Indenture” means the Indenture dated as of November 13, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.375% 2024 Notes.

“5.375% 2024 Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.375% 2024 Notes and the Level 3 LLC 5.375% 2024 Notes Supplemental Indenture.

“5.375% 2024 Offering Proceeds Note” means the intercompany demand note dated November 13, 2015, in an initial principal amount equal to $900,000,000, issued by Level 3 LLC to the Borrower.

“5.25% Notes” means the Borrower’s 5.25% Senior Notes due 2026 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $775,000,000.

“5.25% Notes Indenture” means the Indenture dated as of March 22, 2016 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.25% Notes.

“5.25% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.25% Notes and the Level 3 LLC 5.25% Notes Supplemental Indenture.

“5.25% Offering Proceeds Note” means the intercompany demand note dated March 22, 2016, in an initial principal amount equal to $775,000,000, issued by Level 3 LLC to the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“4.625% Notes” means the Borrower’s 4.625% Senior Notes due 2027 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $1,000,000,000.

“4.625% Notes Indenture” means the Indenture dated as of September 25, 2019 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 4.625% Notes.

“4.625% Notes Supplemental Indentures” means any Borrower Restricted Subsidiary Supplemental Indentures relating to the 4.625% Notes and any Level 3 LLC 4.625% Notes Supplemental Indenture.

“4.625% Offering Proceeds Note” means the intercompany demand note dated September 25, 2019, in an initial principal amount equal to $1,000,000,000, issued by Level 3 LLC to the Borrower.

“Fourth Amendment Agreement” means that certain Fourth Amendment Agreement dated as of August 6, 2012, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2019 Term Lenders, Tranche B 2016 Term Lenders and certain other Lenders party thereto, providing for, among other things, the amendment and restatement of the 2011 Credit Agreement.

“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment Agreement.

“FSHCO” means any Subsidiary of Level 3 with no material assets other than the Equity Interests (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“GAAP” generally accepted accounting principals in the United States of America.

“Global Crossing” means Level 3 GC Limited, as the surviving entity of the amalgamation of Global Crossing Limited, an exempt company with limited liability organized under the laws of Bermuda, with Apollo Amalgamation Sub, Ltd., an exempt company with limited liability organized under the laws of Bermuda.

“Global Crossing Parent Entity” means, with respect to any Global Crossing Successor Entity, any Foreign Subsidiary of Level 3 that (a) is a direct Subsidiary of Level 3, the Borrower or a Designated Grantor Subsidiary and (b) holds, directly or indirectly, Equity Interests in such Global Crossing Successor Entity.

“Global Crossing Pledge Permit Condition” means, with respect to the pledge of 65% of the outstanding voting Equity Interests in Global Crossing, any Global Crossing Successor Entity or any Global Crossing Parent Entity, as applicable, that the holder of such Equity Interests or the applicable Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal, State and other applicable Governmental Authorities required, if any, in order for such Equity Interests to be pledged pursuant to the Collateral Agreement and a local law pledge agreement in form and substance reasonably satisfactory to the Collateral Agent and for the Guarantee and Collateral Requirement otherwise to be satisfied with respect to such Equity Interests.

“Global Crossing Successor Entity” has the meaning specified in Section 5.12.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option (unless, for purposes of the definition of “Cash Equivalents” only, the obligations are redeemable or callable at a price not less than the purchase price paid by Level 3 or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means (1) Level 3 and (2) any other Person that becomes a Grantor pursuant to the terms of the Collateral Agreement. For the avoidance of doubt, any Person who is a Grantor with respect to one Class of Loans shall be a Grantor for purposes of this Agreement.

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement dated the Effective Date among Level 3, the Subsidiary Loan Parties identified therein and the Collateral Agent substantially in the form of Exhibit C-1.

“Guarantee and Collateral Requirement” means, subject to Section 2 of the First Amendment Agreement as to the Tranche B Term Loans, Section 2 of the Second Amendment Agreement as to the Tranche B II Term Loans, Section 2 of the Third Amendment Agreement as to the Tranche B III Term Loans, Section 6 of the Fourth Amendment Agreement as to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, Section 2 of the Fifth Amendment Agreement as to the Tranche B-II 2019 Term Loans, Section 2 of the Sixth Amendment Agreement as to the Tranche B-III 2019 Term Loans, Section 2 of the Seventh Amendment Agreement as to the Tranche B 2020 Term Loans, Section 2 of the Tenth Amendment Agreement as to the Tranche B-II 2022 Term Loans, Section 2 of the Twelfth Amendment Agreement as to the Tranche B 2024 Term Loans and Section 2 of the Thirteenth Amendment Agreement as to the Tranche B 2027 Term Loans, at any time, the requirement that:

(a) the Administrative Agent shall have received from Level 3 and each Designated Guarantor Subsidiary either (i) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Guarantor Subsidiary after the Effective Date, a supplement to the Guarantee Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Guarantor Subsidiary;

(b) the Administrative Agent shall have received from Level 3, the Borrower and each Designated Grantor Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Grantor Subsidiary after the Effective Date, a supplement to the Collateral Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Grantor Subsidiary;

(c) the Administrative Agent shall have received from Level 3, the Borrower, each Designated Guarantor Subsidiary and each Designated Grantor Subsidiary either (i) a counterpart of the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Grantor Subsidiary or a Designated Guarantor Subsidiary after the Effective Date, a supplement to the Indemnity, Subrogation and Contribution Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Guarantor Subsidiary or such Designated Grantor Subsidiary, as applicable, unless such Person has previously duly executed and delivered such supplement to the Collateral Agent;

(d) all Equity Interests of Material Subsidiaries directly owned by or on behalf of Level 3, the Borrower or any Designated Grantor Subsidiary (other than Equity Interests released from the Lien of the Collateral Agreement as provided in Section 6.07, 6.08, 6.10 or 9.14) shall have been pledged pursuant to the Collateral Agreement and, if such pledged Equity Interests are in certificated form, the Collateral Agent shall have received the certificates representing such pledged Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (provided that none of the outstanding Equity Interests of any Foreign Subsidiary will be required to be pledged other than (i) 65% of the outstanding voting Equity Interests of Level 3 Communications Canada Co. and (ii) 65% of the outstanding voting Equity Interests of Global Crossing, any Global Crossing Successor Entity and any Global Crossing Parent Entity pursuant to clause (f) below);

(e) the Loan Proceeds Note, each Offering Proceeds Note and the Parent Intercompany Note shall have been pledged by the Borrower and Level 3, as applicable, pursuant to the Collateral Agreement, and the Collateral Agent shall have received such promissory notes together with undated instruments of transfer with respect thereto endorsed in blank;

(f) 65% of the outstanding voting Equity Interests of Global Crossing (or, to the extent required by Section 5.12, any Global Crossing Successor Entity that is a Foreign Subsidiary or any Global Crossing Parent Entity) (other than Equity Interests released from the Lien of the Collateral Agreement as provided in Section 6.07, 6.08, 6.10 or 9.14), shall have been pledged pursuant to the Collateral Agreement or, to extent requested by the Collateral Agent, a pledge or charge agreement granting a Lien on such Equity Interests to secure the Obligations, governed by the law of the jurisdiction of organization of Global Crossing, such Global Crossing Successor Entity or such Global Crossing Parent Entity, as applicable, and in form and substance reasonably satisfactory to the Collateral Agent and, if such pledged Equity Interests are in certificated form, the Collateral Agent shall have received the certificates representing such pledged Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(g) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement or to perfect such Liens to the extent and with the priority required by the Collateral Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording or arrangements therefor satisfactory to the Administrative Agent shall have been made; provided, however, that it is understood that no Grantor shall have any obligation to (i) provide a real property description for central fixture filings or local fixture filings or (ii) other than upon request by the Collateral Agent, file central or local fixture filings in the state of Tennessee or any other state that implements a substantial recordation Tax for such filings; and

(h) if the Incurrence of any Indebtedness by a Restricted Subsidiary during any Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee had Section 6.01 and Section 6.02 been in effect at the time of such Incurrence, such Restricted Subsidiary shall have entered into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee that are senior to or pari passu with such Indebtedness on or prior to the date of Incurrence of such Indebtedness.

The foregoing provisions shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as, in the good faith judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. Without limiting the foregoing, the Collateral Agent may agree to forego making any filing in the United States Patent and Trademark Office with respect to any Intellectual Property of any Grantor if the Collateral Agent determines in good faith that such Intellectual Property, taken together with all other Intellectual Property as to which such filings are not made pursuant to this sentence, (a) is not material to the operations of Level 3 and its Subsidiaries, taken as a whole, and (b) is not a material portion of all of the Collateral based on value. The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. The Guarantee and Collateral Requirement shall be satisfied with respect to any Initial Guarantor Subsidiary and any Initial Grantor Subsidiary on the Thirteenth Amendment Effective Date. The Guarantee and Collateral Requirement shall be satisfied with respect to (A)(i) any Unregulated Guarantor Subsidiary other than an Initial Guarantor Subsidiary and (ii) any Regulated Guarantor Subsidiary and (B)(i) any Unregulated Grantor Subsidiary other than an Initial Grantor Subsidiary and (ii) any Regulated Grantor Subsidiary, within 45 days after the date on which it becomes a Designated Guarantor Subsidiary or Designated Grantor Subsidiary (or in the case of a Material Subsidiary, 45 days from the date on which financial statements are available that enable Level 3 to make the determination that such Person has become a Material Subsidiary), as the case may be, but will not be required to be satisfied prior to such time. Notwithstanding any provision of this definition, (i) no Excluded Subsidiary shall be required to become a party to the Guarantee Agreement, the Collateral Agreement or any other Security Document or to Guarantee or create Liens on its assets to secure the Obligations, and (ii)(1) no Unregulated Guarantor Subsidiary that is not an Initial Guarantor Subsidiary and no Regulated Guarantor Subsidiary and (2) no Unregulated Grantor Subsidiary that is not an Initial Grantor Subsidiary and no Regulated Grantor Subsidiary, in each case, that is not a Designated Guarantor Subsidiary or Designated Grantor Subsidiary, as the case may be, shall be required to become a party to the Collateral Agreement or any other Security Document or to Guarantee or create Liens on its assets to secure the Obligations if Level 3 shall deliver to the Administrative Agent a certificate of a legal officer of Level 3 stating that such actions would in the good faith belief of such officer violate any applicable law or regulation; provided, that the Borrower covenants and agrees that if it shall deliver a certificate pursuant to the foregoing clause (ii) with respect to any Designated Guarantor Subsidiary or Designated Grantor Subsidiary, it will promptly notify the Collateral Agent in the event that at any time thereafter the circumstances preventing such Designated Guarantor Subsidiary or Designated Grantor Subsidiary from becoming a party to the Collateral Agreement or any other Security Document or Guaranteeing or creating Liens on its assets to secure the Obligations shall no longer exist, and following the delivery of such notice the provisions of this definition will at all times apply as if no such certificate had been delivered with respect to such Designated Guarantor Subsidiary or Designated Grantor Subsidiary. No Loan Party shall be obligated to provide a lien on real property or interests in real property, other than fixtures. Notwithstanding any provision of this definition, no Equity Interests in Global Crossing, any Global Crossing Successor Entity or any Global Crossing Parent Entity shall be required to be pledged under the Loan Documents until the Global Crossing Pledge Permit Condition shall have been satisfied with respect to such Person. Notwithstanding any provision of this definition or any other provision of this Agreement or any other Loan Document, if any Borrower Restricted Subsidiary is both a Regulated Grantor Subsidiary and a Regulated Guarantor Subsidiary (and is not otherwise an Excluded Subsidiary), such Borrower Restricted Subsidiary shall not be required to satisfy the Guarantee and Collateral Requirement until such time as both the Collateral Permit Condition and the Guarantee Permit Condition shall have been satisfied with respect to such Borrower Restricted Subsidiary. Notwithstanding any provision of this definition or any other provision or this Agreement or any other Loan Document, no Restricted Subsidiary that is or becomes a Grantor or a Guarantor on or after the Thirteenth Amendment Effective Date shall cease to be a Grantor or Guarantor, or cease to be subject to the Guarantee and Collateral Requirement, solely as a result of such Restricted Subsidiary becoming a Sister Restricted Subsidiary after the Thirteenth Amendment Effective Date.

“Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required, if any, in order for it to become a Guarantor under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement insofar as the authorizations and consents so permit.

“Guarantor” means (1) Level 3 and (2) any Subsidiary of Level 3 that becomes a party to the Guarantee Agreement or a Guarantor pursuant to Section 5.12, Section 6.01, Section 6.02, Section 6.13 or any other provisions of this Agreement. For the avoidance of doubt, any Person who is a Guarantor with respect to one Class of Loans shall be a Guarantor for purposes of this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of Level 3 shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, including all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Hedging Agreements of such Person, and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The “amount” or “principal amount” of Indebtedness at any time of determination as used herein represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Indebtedness at such time or (b) in the case of any Receivables sale constituting Indebtedness, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than Level 3 or a Wholly Owned Restricted Subsidiary of Level 3) thereof. The amount of Indebtedness represented by an obligation under a

Hedging Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to clause (x) of paragraph (b) of Section 6.01 or clause (viii) of paragraph (b) of Section 6.02 or (y) the notional amount of such obligation if not Incurred pursuant to such clause. A Qualified Receivable Facility in the form of a Receivables purchase facility will be deemed to constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement among Level 3, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit C-3.

“Initial Grantor Subsidiary” means (a) BTE Equipment, LLC, (b) Level 3 International, Inc., (c) Level 3 Enhanced Services, LLC, (d) Level 3 Telecom, LLC and (e) each Subsidiary of the Borrower that directly or indirectly owns any Equity Interest in any Initial Grantor Subsidiary.

“Initial Guarantor Subsidiary” means (a) Broadwing, LLC, (b) BTE Equipment, LLC, (c) Level 3 International, Inc. (d) Level 3 Enhanced Services, LLC, (e) Level 3 Telecom, LLC and (f) Level 3 Telecom Holdings, LLC.

“Intellectual Property” has the meaning specified in the Collateral Agreement.

“Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of November 29, 2019, among Level 3, the Borrower and the other Loan Parties from time to time party thereto, the Collateral Agent, The Bank of New York Mellon Trust Company, N.A., as Additional Collateral Agent (Tranche 1), The Bank of New York Mellon Trust Company, N.A., as Additional Collateral Agent (Tranche 2), and any “Additional Collateral Agent” referred to therein and from time to time a party thereto.

“Interest Election Request” has the meaning specified in Section 2.03.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (b) in the case of any ABR Loan, March 31, June 30, September 30 and December 31 in each year.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or the last day of the immediately preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding

Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Invested Capital” means the sum of (a) $500,000,000, (b) the aggregate net proceeds received by Level 3 from the issuance or sale of any Capital Stock, including Preferred Stock, of Level 3 but excluding Disqualified Stock, subsequent to the Measurement Date, and (c) the aggregate net proceeds from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date; provided, however, that the net proceeds from the issuance or sale of Capital Stock or Indebtedness described in clause (b) or (c) shall be excluded from any computation of Invested Capital to the extent (i) utilized to make a Restricted Payment or (ii) such Capital Stock or Indebtedness shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income of Level 3 and its Restricted Subsidiaries to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than (a) in the case of Moody’s, Baa3 (or the equivalent), (b) in the case of S&P, BBB- (or the equivalent), (c) in the case of Fitch, BBB- (or the equivalent) and (d) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clauses (a), (b) and (c).

“Joint Bookrunning Managers” means BofA Securities, Inc., Citigroup Global Markets Inc., Barclays Bank PLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., RBC Capital Markets2, Wells Fargo Securities, LLC and any Joint Bookrunning Manager identified in any previous amendment to this Agreement, or any one of them.

“Joint Lead Arrangers” means BofA Securities, Inc. and Citigroup Global Markets Inc., or any one of them.

“Joint Venture” means a Person in which Level 3 or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“knowledge” means, when used in reference to Level 3 or any of its Subsidiaries, the actual knowledge of any Executive Officer or any Financial Officer.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, Section 2.15 or Section 9.02(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Level 3” means Level 3 Parent, LLC, a Delaware limited liability company, formerly known as WWG Merger Sub LLC, the surviving company of its merger with Level 3 Communications, Inc.

“Level 3 LLC” means Level 3 Communications, LLC, a Delaware limited liability company.

“Level 3 LLC 5.125% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.125% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.125% Notes Indenture.

“Level 3 LLC 5.625% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.625% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.625% Notes Indenture.

“Level 3 LLC 5.375% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.375% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.375% Notes Indenture.

“Level 3 LLC 5.375% 2025 Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.375% 2025 Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.375% 2025 Notes Indenture.

[2]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

“Level 3 LLC 5.375% 2024 Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.375% 2024 Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.375% 2024 Notes Indenture.

“Level 3 LLC 5.25% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.25% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.25% Notes Indenture.

“Level 3 LLC 4.625% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit F to the 4.625% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 4.625% Notes Indenture.

“Level 3 LLC Notes Supplemental Indentures” means any Level 3 LLC 5.375% Notes Supplemental Indenture, any Level 3 LLC 5.625% Notes Supplemental Indenture, any Level 3 LLC 5.125% Notes Supplemental Indenture, any Level 3 LLC 5.375% 2025 Notes Supplemental Indenture, any Level 3 LLC 5.375% 2024 Notes Supplemental Indenture, any Level 3 LLC 5.25% Notes Supplemental Indenture and any Level 3 LLC 4.625% Notes Supplemental Indenture.

“LIBO Rate” means:

(i) with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars for a period equal in length to such Interest Period) appearing on the Bloomberg rate page (or on any successor or substitute page or such other commercially available source providing such rate as may be designated by the Administrative Agent from time to time) displaying interest rates for dollar deposits in the London interbank market (“LIBOR”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate per annum for dollar deposits with a maturity comparable to such Interest Period (but in no event less than zero); and

(ii) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two London Banking Days prior to such date for dollar deposits with a term of one month commencing on that date (but in no event less than zero).

Notwithstanding the foregoing, (a) [intentionally omitted], (b) [intentionally omitted], (c) [intentionally omitted], (d) [intentionally omitted], (e) [intentionally omitted], (f) [intentionally omitted], (g) [intentionally omitted, (h) solely for purposes of calculating interest in respect of any Tranche B 2027 Term Loan that is a Eurodollar Loan, the

“LIBO Rate” in respect of any applicable Interest Period will be deemed to be 0% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 0% per annum and (h) solely for purposes of calculating interest in respect of any Term A Term Loan, subject to any provisions set forth in the applicable Term A Term Loan Assumption Agreement.

“LIBOR Screen Rate” means the LIBO Rate quote on the applicable screen page the Administrative Agent designates to determine LIBO Rate (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 2.08(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the reasonable determination of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower is necessary in connection with the administration of this Agreement).

“License” means any license granted by the FCC or any foreign telecommunications regulatory body.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by Level 3 or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien. For the sake of clarity, subordination and setoff rights do not constitute Liens and the filing of a financing statement under the Uniform Commercial Code, without more, does not constitute a Lien.

“Loan Documents” means this Agreement, any promissory notes issued hereunder, each Term A Term Loan Assumption Agreement and the Security Documents.

“Loan Parties” means Level 3, the Borrower and the Subsidiary Loan Parties.

“Loan Proceeds Note” means the amended and restated intercompany demand note dated the Effective Date, as further amended and restated through the Thirteenth Amendment Effective Date, in a principal amount of $9,221,000,000 (as subsequently reduced by the Borrower to $4,610,500,000 on the Thirteenth Amendment Effective Date in accordance with Section 6.11(b)) issued by Level 3 LLC to the Borrower to evidence (a) the Indebtedness of Level 3 LLC to the Borrower under the “Loan Proceeds Note”, as defined in the Existing Amended and Restated Credit Agreement, (b) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche A Term Loans made on the Effective Date remaining after the discharge of the principal amount of the loans outstanding under the Existing Amended and Restated Credit Agreement, (c) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B Term Loans, as well as additional funds of the Borrower, on the First Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B Term Loans made on the First Restatement Effective Date, (d) the loan made by the Borrower to Level 3 LLC with the proceeds of the Additional Tranche B Term Loans, as well as additional funds of the Borrower, on the Amendment Effective Date in an amount equal to the aggregate principal amount of the Additional Tranche B Term Loans made on the Amendment Effective Date, (e) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B II Term Loans, as well as additional funds of the Borrower, on the Second Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B II Term Loans made on the Second Restatement Effective Date, (f) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B III Term Loans, as well as additional funds of the Borrower, on the Third Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B III Term Loans made on the Third Restatement Effective Date, (g) the loans made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, as well as additional funds of the Borrower, on the Fourth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans made on the Fourth Amendment Effective Date, (h) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B-II 2019 Term Loans, as well as additional funds of the Borrower, on the Fifth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-II 2019 Term Loans made on the Fifth Amendment Effective Date, (i) the loan made or deemed made by the Borrower to Level 3 LLC with the proceeds of the Tranche B-III 2019 Term Loans, as well as additional funds of the Borrower, on the Sixth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-III 2019 Term Loans made on the Sixth Amendment Effective Date, (j) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2020 Term Loans, as well as additional funds of the Borrower, on the Seventh Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2020 Term Loans made on the Seventh Amendment Effective Date, (k) the loan made by the Borrower to Level 3 LLC with the proceeds of the Additional Tranche B 2020 Term Loans, as well as additional funds of the Borrower, on the Eighth Amendment Effective Date in an amount equal to the aggregate principal amount of the Additional Tranche B 2020 Term Loans made on the Eighth Amendment Effective Date, (l) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2022 Term Loans, as well as additional funds of the Borrower, on the Ninth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2022 Term Loans made on the Ninth Amendment Effective Date, (m) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B-II 2022 Term Loans, as well as additional funds of the Borrower (and deemed made with the aggregate principal amount of Converted Term Loans (as defined in the Tenth Amendment Agreement)), on the Tenth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-II 2022 Term Loans made on the Tenth Amendment Effective Date, (n) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2024 Term Loans, as well as additional funds of the Borrower, on the Twelfth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2024 Term Loans made on the Twelfth Amendment Effective Date and (o) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2027 Term Loans, together with the proceeds of the Secured Notes as well as additional funds of the Borrower (and deemed made with the aggregate principal amount of Converted Term Loans (as defined in the Thirteenth Amendment Agreement)), on the Thirteenth Amendment Effective Date in an amount equal to the sum of (i) the aggregate principal amount of the Tranche B 2027 Term Loans made on the Thirteenth Amendment Effective Date plus (ii) the aggregate principal amount of the Secured Notes issued on the Thirteenth Amendment Effective Date.

“Loan Proceeds Note Collateral Agreement” means the Amended and Restated Loan Proceeds Note Collateral Agreement, substantially in the form of Exhibit G-1.

“Loan Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Loan Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the Loan Proceeds Note, in substantially the form set forth in Exhibit G-2.

“Loan Proceeds Note Guarantor” means any Restricted Subsidiary that provides a Loan Proceeds Note Guarantee pursuant to Section 6.01, Section 6.02 or any other provision of this Agreement.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Majority in Interest” when used in reference to Lenders of any Class, means, at any time, Lenders holding outstanding Loans and unused Commitments of such Class representing at least a majority in aggregate principal amount of the total Loans and unused Commitments of such Class outstanding at such time.

“Make-Whole Amount” means, with respect to any principal amount of Tranche B Term Loans that is prepaid pursuant to Section 2.05(a)(ii)(A), as of the date of such prepayment, an amount equal to the sum of the present value as of such date of (a) the prepayment fee with respect to such principal amount of Tranche B Term Loans that would have been payable pursuant to Section 2.05(a) if such principal amount of Tranche B Term Loans had been prepaid on the day following the No-Call Date plus (b) the amount of interest that would have been payable in respect of such principal amount of Tranche B Term Loans from the date of such prepayment through the No-Call Date if such prepayment had not been made, computed using a discount rate equal to the Treasury Rate as of such date of prepayment plus 0.50% and discounting in accordance with accepted financial practice applying the discount rate on a quarterly basis. For purposes of clause (b) of this definition, the amount of interest shall be calculated using the interest rate in effect as of the date of such prepayment for the Tranche B Term Loans so prepaid.

“Margin Stock” means “margin stock” within the meaning of Regulation U of the Board.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or condition, financial or otherwise, of Level 3 and the Restricted Subsidiaries taken as a whole that materially increases the likelihood of a default in the payment of the Obligations when due or (b) a material adverse effect on the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness of any one or more of Level 3, the Borrower or any other Restricted Subsidiary having an outstanding principal amount of no less than $275,000,000 or its foreign currency equivalency at the time individually or in the aggregate.

“Material Subsidiary” means, at any time, any Restricted Subsidiary engaged in the Telecommunications/IS Business (other than a Subsidiary (including, on the Effective Date, Eldorado Marketing, Inc. (now known as Technology Spectrum, Inc.)) engaged primarily in the business of (i) constructing, creating, developing or marketing software or (ii) computer outsourcing, data center management, computer systems integration, or reengineering of software for any purpose, as determined in good faith by the Board of Directors of Level 3) accounting, or holding assets that accounted, for more than 5% of Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the period of four fiscal quarters most recently ended or more than 5% of Consolidated Tangible Assets at the end of such period; provided that if at any time all Restricted Subsidiaries that are not Material Subsidiaries shall account for more than 10% of Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the period of four fiscal quarters most recently ended or more than 10% of Consolidated Tangible Assets at the end of such period, Level 3 shall designate sufficient Restricted Subsidiaries as “Material

Subsidiaries” to eliminate such excess (or, if Level 3 shall have failed to designate such Restricted Subsidiaries within 10 Business Days, Restricted Subsidiaries shall automatically be deemed designated as Material Subsidiaries in descending order based on the amounts of their contributions to Consolidated Tangible Assets until such excess shall have been eliminated), and the Restricted Subsidiaries so designated or deemed designated shall for all purposes of this Agreement constitute Material Subsidiaries. Notwithstanding the foregoing, Level 3 Holdings, Inc. and its Subsidiaries shall not constitute Material Subsidiaries unless they would otherwise satisfy the foregoing test and they are engaged to any material extent in the Telecommunications/IS Business, as determined in good faith by the Board of Directors of Level 3.

“Maturity Date” means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche B II Term Loan Maturity Date, the Tranche B III Term Loan Maturity Date, the Tranche B 2019 Term Loan Maturity Date, the Tranche B 2016 Term Loan Maturity Date, the Tranche B-II 2019 Term Loan Maturity Date, the Tranche B-III 2019 Term Loan Maturity Date, the Tranche B 2020 Term Loan Maturity Date, the Tranche B 2022 Term Loan Maturity Date, the Tranche B-II 2022 Term Loan Maturity Date, the Tranche B 2024 Term Loan Maturity Date, the Tranche B 2027 Term Loan Maturity Date or a Term A Term Maturity Date, as the context requires.

“Measurement Date” means April 28, 1998.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “Moody’s” shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Administrative Agent by a written notice given to the Borrower.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording Taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local Taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by such Person, in its reasonable good faith judgment; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of this Agreement, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of this Agreement as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“New Reorganization Holding Company” means any direct Wholly Owned Subsidiary of any Loan Party, in each case formed for the sole purpose of holding the Equity Interests of one or more Reorganization Subsidiaries as a result of a Reorganization Transaction.

“Ninth Amendment Agreement” means that certain Ninth Amendment Agreement dated as of October 31, 2014, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2022 Term Lenders, providing for, among other things, the amendment and restatement of the October 4, 2013 Credit Agreement.

“Ninth Amendment Effective Date” has the meaning specified in the Ninth Amendment Agreement.

“No-Call Date” means October 16, 2011.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Level 3, the Borrower or any of its other Subsidiaries and its Affiliates or their Securities.

“Non-Public Lenders” means Lenders that wish to receive Non-Public Information with respect to Level 3, the Borrower or any of its other Subsidiaries and Affiliates or their Securities.

“Non-Telecommunications Subsidiary” means any Borrower Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans (including Loans pursuant to Additional Tranches), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all obligations of any Loan Party, monetary or otherwise, under each Specified Hedging Agreement, excluding, with respect to any Loan Party, Excluded Swap Obligations with respect to such Loan Party, (c) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (d) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“October 4, 2013 Credit Agreement” has the meaning specified in the recitals hereto.

“October 2012 Credit Agreement” has the meaning specified in the recitals hereto.

“OECD” means the Organization for Economic Cooperation and Development.

“Offering Proceeds Notes” means the 5.375% Offering Proceeds Note, the 5.625% Offering Proceeds Note, the 5.125% Offering Proceeds Note, the 5.375% 2025 Offering Proceeds Note, the 5.375% 2024 Offering Proceeds Note, the 5.25% Offering Proceeds Note and the 4.625% Offering Proceeds Note.

“Offering Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on any Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under any Offering Proceeds Note.

“Officers’ Certificate” of any Person means a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Administrative Agent, which shall comply with this Agreement.

“Omnibus Offering Proceeds Note Subordination Agreement” means the Omnibus Offering Proceeds Note Subordination Agreement dated the Effective substantially in the form of Exhibit F, among the Borrower, Level 3, Level 3 LLC and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Opinion of Counsel” means an opinion of counsel reasonably acceptable to the Administrative Agent (who may be counsel to Level 3 or the Borrower, including an employee of Level 3 or the Borrower).

“Original Credit Agreement” means the 2007 Credit Agreement, as amended and restated as of April 16, 2009 pursuant to the First Amendment Agreement, as further amended by the First Amendment to 2009 Credit Agreement, as further amended and restated as of October 4, 2011 pursuant to the Second Amendment Agreement, as further amended and restated as of November 10, 2011 pursuant to the Third Amendment Agreement, as further amended and restated as of August 6, 2012 pursuant to the Fourth Amendment Agreement, as further amended and restated as of October 4, 2012 pursuant to the Fifth Amendment Agreement, as further amended and restated as of August 12, 2013 pursuant to the Sixth Amendment Agreement, as further amended and restated as of August 16, 2013 pursuant to the Seventh Amendment Agreement, as further amended and restated as of October 4, 2013 pursuant to the Eighth Amendment Agreement, as further amended and restated as of October 31, 2014 pursuant to the Ninth Amendment Agreement, as further amended and restated as of May 8, 2015 pursuant to the Tenth Amendment Agreement, as further amended as of November 22, 2016 pursuant to the Eleventh Amendment Agreement and as further amended and restated as of February 22, 2017 pursuant to the Twelfth Amendment Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent Intercompany Note” means the intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, in a principal amount of approximately $39,100,000,000 as of September 30, 2019, issued by Level 3 LLC to Level 3.

“Parent’s Indenture” means the indenture dated as of December 1, 2014 between Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 5.750% Senior Notes due 2022.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted First Lien Indebtedness” means Indebtedness of a Loan Party permitted to be Incurred under Section 6.01(b)(ii) and Section 6.02(b)(ii); provided that such Indebtedness is permitted to be Incurred under the provisions of all other Material Indebtedness of Level 3 and its Subsidiaries outstanding at the time of Incurrence thereof.

“Permitted First Lien Intercreditor Agreement” means the Intercreditor Agreement or another First Lien Intercreditor Agreement, in substantially the form of Exhibit I, by and between the Collateral Agent and any “Additional Collateral Agent” referred to therein, Level 3, the Borrower and the other Loan Parties.

“Permitted First Lien Refinancing Indebtedness” means refinancing Indebtedness of a Loan Party permitted to be Incurred under Section 6.01(b)(viii) and Section 6.02(b)(vi); provided that (a) such Indebtedness is permitted to be Incurred under the provisions of all other Material Indebtedness of Level 3 and its Subsidiaries outstanding at the time of Incurrence thereof, (b) such Indebtedness is Incurred in respect of any Class or Classes of Loans under this Agreement permitted to be Incurred under Section 6.01(b)(ii) and Section 6.02(b)(ii) or in respect of any other Permitted First Lien Refinancing Indebtedness that, when Incurred, met the requirements of this definition, and (c) on the date of Incurrence of such Indebtedness, Loans (of such Class or Classes as designated by the Borrower) shall be permanently prepaid pursuant to Section 2.05(a), or other Permitted First Lien Refinancing Indebtedness shall be permanently prepaid, redeemed, defeased, retired or repurchased, in an aggregate principal amount (or if issued at a discount, in an aggregate Accreted Value amount), plus accrued interest thereon and any premium and expenses payable in connection therewith as permitted by Section 6.01(b)(viii) and Section 6.02(b)(vi), at least equal to the aggregate principal amount of such refinancing Indebtedness (and any related commitments outstanding in respect of such Loans or other Indebtedness so refinanced shall be permanently reduced by a corresponding amount).

“Permitted Hedging Agreement” of any Person means any Hedging Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodities prices or other expenses and not for purposes of speculation.

“Permitted Investments” means (a) Cash Equivalents; (b) investments in prepaid expenses; (c) negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits; (d) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (e) obligations under Permitted Hedging Agreements;

(f) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with Section 6.07; (g) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary (other than a Reorganization Subsidiary); (h) Investments made prior to the Measurement Date; (i) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; (j) Investments constituting, or otherwise made primarily to effect, Reorganization Transactions; and (k) additional Investments made after the Effective Date in an aggregate amount not to exceed $200,000,000.

“Permitted Liens” means (a) Liens for Taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (b) other Liens incidental to the conduct of Level 3’s and its Restricted Subsidiaries’ businesses or the ownership of its Property not securing any Indebtedness of Level 3 or a Subsidiary of Level 3, and which do not in the aggregate materially detract from the value of Level 3’s and its Restricted Subsidiaries’ Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Level 3 and the Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Level 3 or its Restricted Subsidiaries; and (f) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

“Permitted Telecommunications Capital Asset Disposition” means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Level 3’s communications network that (i) constitute capital assets in accordance with GAAP and (ii) after giving effect to such disposition, would result in Level 3 retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time. “Segment” means (x) with respect to Level 3’s intercity network, the through-portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Level 3 (i.e., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Level 3 or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Equity Interests” has the meaning specified in the Collateral Agreement.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Level 3 or the Borrower or a Wholly Owned Restricted Subsidiary or the Borrower, respectively. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the borrower of such Preferred Stock for the period during which such dividends were paid.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time (but in no event less than zero). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Consolidated Cash Flow Available for Fixed Charges” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, calculated in accordance with the definition thereof; provided, however, that if (A) since the beginning of the applicable period Level 3 or one of its Restricted Subsidiaries or the Borrower or one of the Borrower Restricted Subsidiaries, as applicable, shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable (or any Person which becomes a Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable, or was merged with or into Level 3 or any Restricted Subsidiary or the Borrower or any Borrower Restricted Subsidiary, as applicable, since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, Pro Forma Consolidated Cash Flow Available for Fixed Charges shall include the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and synergies projected by Level 3 in good faith to result from (x) the consummation of such Asset Disposition, Investment, acquisition, merger or consolidation and (y) any business optimization or cost savings initiatives (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs and future lease commitments) that have been undertaken or with respect to which substantial steps have been undertaken or are reasonably expected by Level 3 in good faith to be taken within 24 months of the date of the relevant calculation (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (i) such cost savings, operating expense reductions, other operating improvements or cost synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (ii) such adjustments are set forth in an Officers’ Certificate which states (a) the amount of such adjustment or adjustments and (b) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value.

“Proportionate Interest” in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary beneficially owned by Level 3 and the Restricted Subsidiaries and (ii) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (ii), any Investment made in connection with such issuance).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Debt” means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Level 3 or any Restricted Subsidiary of any Telecommunications/IS Assets of Level 3 or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.22.

“Qualified Counterparty” means, with respect to any Specified Hedging Agreement, any counterparty thereto that is (or was, at the time such Specified Hedging Agreement was entered into) a Lender, the Administrative Agent, a Co-Documentation Agent (as defined in the Original Credit Agreement), a Joint Bookrunning Manager or a Joint Lead Arranger, or an Affiliate of a Lender, the Administrative Agent, a Co-Documentation Agent (as defined in the Original Credit Agreement), a Joint Bookrunning Manager or a Joint Lead Arranger.

“Qualified Receivable Facility” means Indebtedness of Level 3 or any Subsidiary of Level 3 Incurred from time to time on customary terms (as determined by Level 3 in good faith) pursuant to either (x) credit facilities secured only by Receivables, collections thereof and accounts established solely for the collection of such Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch and (b) solely for purposes of the determination of a Rating Decline, if any of Moody’s, S&P or Fitch ceases to rate the Loans or fails to make a rating of the Loans publicly available for reasons outside of Level 3’s control, a “nationally recognized statistical rating organization”, within the meaning of Section 3(a)(62) of the Exchange Act, selected by Level 3 (as certified by a resolution of the board of directors of Level 3) as a replacement agency for Moody’s, S&P, Fitch or each of them, as the case may be.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Level 3 to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 60 days after the Rating Date (which period shall be extended so long as the rating of the Loans is under publicly announced consideration for possible downgrade by any of the Rating Agencies), two or more of the Rating Agencies assign or reaffirm a rating to the Loans that is lower than the lesser of (i) the applicable Effective Date Rating (or the equivalent thereof) and (ii) the rating as of the Rating Date. If, prior to the Rating Date, the ratings assigned to the Loans by two or more of the Rating Agencies are lower than the applicable Effective Date Rating, then a Rating Decline will be deemed to have occurred if such ratings are not changed by the 60th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline; provided that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction to rating announces or publicly confirms or informs the Agent in writing at Level 3’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of the applicable Change of Control. A “Rating Decline” also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“refinancing” has the meaning specified in Sections 6.01(b)(viii) and 6.02(b)(vi).

“Register” has the meaning specified in Section 9.04.

“Regulated Grantor Subsidiary” means (a) Level 3 LLC, (b) WilTel Communications, LLC, (c) Broadwing, LLC, (d) Broadwing Communications, LLC, (e) TelCove Operations, LLC, (f) Global Crossing Telecommunications, Inc., (g) Level 3 Telecom Holdings, LLC and (h) each Material Subsidiary of the Borrower requiring material authorizations and consents of Federal and State Governmental Authorities in order for it to become a Grantor under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement.

“Regulated Guarantor Subsidiary” means (a) Level 3 LLC, (b) WilTel Communications, LLC, (c) Broadwing Communications, LLC, (d) TelCove Operations, LLC, (e) Global Crossing Telecommunications, Inc. and (f) each Material Subsidiary of the Borrower requiring material authorizations and consents of Federal and State Governmental Authorities in order for it to become a Guarantor under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, partners, members and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace the LIBO Rate in loan agreements similar to this Agreement.

“Reorganization Subsidiaries” means any Subsidiaries of CenturyLink (other than Level 3 or any of its Subsidiaries) that become Restricted Subsidiaries of Level 3 or the Borrower pursuant to a Reorganization Transaction, other than any such Restricted Subsidiary that has ceased to constitute a Reorganization Subsidiary at the election of the Borrower by written notice to the Administrative Agent and becomes a Guarantor (each, a “Redesignated Reorganization Subsidiary”).

“Reorganization Subsidiary Restricted Payment” has the meaning specified in Section 6.03(a)(iii).

“Reorganization Transactions” means, collectively, any series or combination of contributions, dispositions, liquidations, sales and/or other transfers by CenturyLink and/or any Subsidiary of CenturyLink (other than Level 3 or its Subsidiaries) of one or more Reorganization Subsidiaries to a New Reorganization Holding Company; provided that after giving effect to such Reorganization Transactions and any related transaction in connection therewith, (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof and (ii) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of Level 3 and its Restricted Subsidiaries, on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to such Reorganization Transaction and any related transaction in connection therewith and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Pro Forma Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries for the four full quarters immediately preceding the date of entry into such transactions for which consolidated financial statements are available, shall be less than 6.00:1.00.

“Required Lenders” means, at any time, Lenders having Loans and unused Commitments representing at least a majority in aggregate principal amount of the total Loans and unused Commitments outstanding at such time.

“Restricted Payment” has the meaning specified in Section 6.03.

“Restricted Subsidiary” means (a) a Subsidiary of Level 3 or a Restricted Subsidiary, including the Borrower, that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.10 and (b) an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary pursuant to such Section. Notwithstanding any other provision of this Agreement, the Restricted Subsidiaries shall at all times include the Borrower and Level 3 LLC.

“Reversion Date” has the meaning specified in Section 6.12.

“Revocation” has the meaning specified in Section 6.10.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or, if S&P Global Ratings shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if S&P Global Ratings ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Administrative Agent by a written notice given to the Borrower.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Unavailability Date” has the meaning specified in Section 2.08(b).

“Second Amendment Agreement” means that certain Second Amendment Agreement dated as of October 4, 2011, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B II Term Lenders party thereto, providing for, among other things, the amendment and restatement of the 2009 Credit Agreement.

“Second Restatement Effective Date” has the meaning specified in the Second Amendment Agreement.

“Secured Indebtedness” means the sum, without duplication, of (a) the amount of outstanding Indebtedness of Level 3 and its Restricted Subsidiaries Incurred under Section 6.01(b)(ii), plus (b) the amount of Indebtedness of Level 3 and its Restricted Subsidiaries outstanding or available under the Loan Documents, plus (c) the amount of outstanding Indebtedness of the Borrower and the Borrower Restricted Subsidiaries Incurred pursuant to Section 6.02(b)(ii), plus (d) the amount of all refinancing Indebtedness of Level 3 and its Restricted Subsidiaries outstanding pursuant to Section 6.01(b)(viii) in respect of Indebtedness previously Incurred pursuant to Section 6.01(b)(ii), plus (e) the amount of all refinancing Indebtedness of the Borrower and the Borrower Restricted Subsidiaries outstanding pursuant to Section 6.02(b)(vi) in respect of Indebtedness previously Incurred pursuant to Section 6.02(b)(ii), in each case, secured by any Lien on any assets or property of Level 3 or its Restricted Subsidiaries.

“Secured Notes” means the 3.400% Secured Notes and the 3.875% Secured Notes.

“Secured Notes Indentures” means the 3.400% Secured Notes Indenture and the 3.875% Secured Notes Indenture.

“Securities” of any Person means any and all Capital Stock, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, of such Person or in general any instruments of such Person commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Guarantee Agreement, the Collateral Agreement, the Indemnity, Subrogation and Contribution Agreement, the Loan Proceeds Note Collateral Agreement, any Loan Proceeds Note Guarantee, any Permitted First Lien Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 to secure any of the Obligations.

“Security Interest” has the meaning specified in the Collateral Agreement.

“Seventh Amendment Agreement” means that certain Seventh Amendment Agreement dated as of August 16, 2013, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2020 Term Lenders, providing for, among other things, the amendment and restatement of the August 12, 2013 Credit Agreement.

“Seventh Amendment Effective Date” has the meaning specified in the Seventh Amendment Agreement.

“Sister Restricted Subsidiary” means a Restricted Subsidiary that is not the Borrower or a Borrower Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Level 3 within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

“Sixth Amendment Agreement” means that certain Sixth Amendment Agreement dated as of August 12, 2013, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B-III 2019 Term Lenders, providing for, among other things, the amendment and restatement of the October 2012 Credit Agreement.

“Sixth Amendment Effective Date” has the meaning specified in the Sixth Amendment Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Special Assets” means (a) the Capital Stock or assets of RCN Corporation (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Level 3 or any Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso in Section 6.07).

“Specified Hedging Agreement” means (a) any Permitted Hedging Agreement (i) that is in effect on the Effective Date between any Loan Party and a Qualified Counterparty, or (ii) that is entered into after the Effective Date between any Loan Party and a Qualified Counterparty and (b) which has been designated by such Loan Party and such Qualified Counterparty by written notice to the Administrative Agent not later than 90 days after (i) the Effective Date, in the case of any agreement referred to in clause (a)(i) or (ii) the date of the execution and delivery thereof, in the case of any agreement referred to in clause (a)(ii), as a Specified Hedging Agreement hereunder; provided that the designation of any Permitted Hedging Agreement as a Specified Hedging Agreement shall not create in favor of any Qualified Counterparty any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

“Subordinated Debt” means Indebtedness of Level 3 (a) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full in cash of the Guarantee of the Obligations by Level 3 to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Indebtedness (collectively, “payments of such Indebtedness”) may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Loans exists, including as a result of acceleration; (ii) in the event that any other Default exists with respect to the Loans, upon notice by Lenders holding 25% or more in aggregate outstanding principal amount of the Loans to the Administrative Agent, the Administrative Agent shall have the right to give notice to Level 3 and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Indebtedness may be made for a period of 179 days from the date of such notice; provided, however, that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Loans during such period; (iii) if payment of such Indebtedness is accelerated when any principal amount of the Loans is outstanding, no payments of such Indebtedness may be made until three Business Days after the Administrative Agent receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Indebtedness permit payment at that time; and (iv) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3) of such Indebtedness at the option of the holder thereof prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon (A) a change of control of Level 3 pursuant to provisions substantially similar to those described in the definition of “Change of Control Triggering Event” (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Borrower’s repayment of the Loans required to be repaid by the Borrower pursuant to the provisions described in the definition of “Change of Control Triggering Event”) or (B) a sale or other disposition of assets pursuant to provisions substantially similar to those described in Section 6.07 (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Borrower’s repayment of the Loans required to be repaid by the Borrower pursuant to Section 6.07).

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Loan Party” means, as applicable, any Subsidiary of Level 3 that has guaranteed the Obligations or has assigned and pledged any of its assets to secure the Obligations pursuant to any Security Document.

“Supported QFC” has the meaning assigned to it in Section 9.22.

“Suspended Covenants” has the meaning specified in Section 6.12.

“Suspension Period” has the meaning specified in Section 6.12.

“Swap Obligation” has the meaning specified in “Excluded Swap Obligation”.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Telecommunications/IS Assets” means (a) any Property (other than cash, cash equivalents and securities) to be owned by Level 3 or any Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of Sections 6.01, 6.02 and 6.05 only, Capital Stock of any Person; or (c) for all other purposes of this Agreement, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Level 3 or another Restricted Subsidiary from any Person other than an Affiliate of Level 3; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (i) transmitting, or providing (or arranging for the providing of) services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Board of Directors of Level 3.

“Tenth Amendment Agreement” means that certain Tenth Amendment Agreement dated as of May 8, 2015, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B-II 2022 Term Lenders, providing for, among other things, the amendment and restatement of the 2014 Credit Agreement.

“Tenth Amendment Effective Date” has the meaning specified in the Tenth Amendment Agreement.

“Term A Loans” means Loans (a) which amortize at a rate per annum of not less than 2.50% in each period of four consecutive fiscal quarters commencing on or after the funding of such Loans and ending on or prior to the applicable Maturity Date and (b) which have a weighted average life to maturity, when incurred, of five years or less.

“Term A Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to Section 2.15, to make Term A Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Term A Term Loans to be made by such Lender.

“Term A Term Lender” means a Lender with a Term A Term Commitment or a Term A Term Loan.

“Term A Term Loan Assumption Agreement” has the meaning specified in Section 2.15(b).

“Term A Term Loan Maturity Date” means, with respect to Term A Term Loans of any Class, the scheduled date on which such Term A Term Loans shall become due and payable in full hereunder, as specified in the applicable agreement established pursuant to Section 2.15.

“Term A Term Loans” means Loans made by Term A Term Lenders pursuant to Section 2.15.

“Term A Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term A Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Term A Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Term A Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Term A Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Third Amendment Agreement” means that certain Third Amendment Agreement dated as of November 10, 2011, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B III Term Lenders party thereto, providing for, among other things, the amendment and restatement of the 2009 Credit Agreement, as amended and restated pursuant to the Second Amendment Agreement.

“Third Restatement Effective Date” has the meaning specified in the Third Amendment Agreement.

“Thirteenth Amendment Agreement” means that certain Thirteenth Amendment Agreement dated as of November 29, 2019, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, the Tranche B 2027 Term Lenders party thereto and the other parties thereto, providing for, among other things, the amendment and restatement of the 2017 Credit Agreement.

“Thirteenth Amendment Effective Date” has the meaning specified in the Thirteenth Amendment Agreement.

“3.875% Secured Notes” means the Borrowers 3.875% Senior Secured Notes due 2029 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $750,000,000.

“3.875% Secured Notes Indenture” means the Indenture dated as of November 29, 2019 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 3.875% Secured Notes.

“3.400% Secured Notes” means the Borrower’s 3.400% Senior Secured Notes due 2027 in an aggregate principal amount outstanding on the Thirteenth Amendment Effective Date of $750,000,000.

“3.400% Secured Notes Indenture” means the Indenture dated as of November 29, 2019 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 3.400% Secured Notes.

“Tranche A Term Commitment” means, with respect to each Tranche A Term Lender, the commitment of such Tranche A Term Lender to make Tranche A Term Loans on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loans to be made by such Tranche A Term Lender hereunder. The amount of each Tranche A Term Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche A Term Lenders’ Tranche A Term Commitments is $1,400,000,000, subject to any increase under Section 9.02.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or a Tranche A Term Loan.

“Tranche A Term Loan Maturity Date” means March 13, 2014.

“Tranche A Term Loans” means Loans made by the Tranche A Term Lenders pursuant to Section 2.01(a).

“Tranche B Term Commitment” means, with respect to each Tranche B Term Lender, (a) the commitment of such Tranche B Term Lender to make Tranche B Term Loans on the First Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loans to be made by such Tranche B Term Lender hereunder on the First Restatement Effective Date or (b) the commitment of such Tranche B Term Lender to make Additional Tranche B Term Loans on the Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Additional Tranche B Term Loans to be made by such Tranche B Term Lender pursuant to the First Amendment to 2009 Credit Agreement on the Amendment Effective Date. The amount of each Tranche B Term Lender’s Tranche B Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B Term Lenders’ Tranche B Term Commitments as of the First Restatement Effective Date is $220,000,000, subject to any increase under Section 9.02. The aggregate amount of the Tranche B Term Lenders’ Tranche B Term Commitments as of the Amendment Effective Date is $60,000,000, subject to any increase under Section 9.02.

“Tranche B Term Lender” means a Lender with a Tranche B Term Commitment or a Tranche B Term Loan.

“Tranche B Term Loan Maturity Date” means March 13, 2014.

“Tranche B Term Loans” means Loans made or deemed made by the Tranche B Term Lenders pursuant to Section 2.01(b) or pursuant to Section 1 of the First Amendment to 2009 Credit Agreement.

“Tranche B Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (d) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B II Term Commitment” means, with respect to each Tranche B II Term Lender, the commitment of such Tranche B II Term Lender to make Tranche B II Term Loans on the Second Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B II Term Loans to be made by such Tranche B II Term Lender hereunder on the Second Restatement Effective Date. The amount of each Tranche B II Term Lender’s Tranche B II Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B II Term Lenders’ Tranche B II Term Commitments as of the Second Restatement Effective Date is $650,000,000, subject to any increase under Section 9.02.

“Tranche B II Term Lender” means a Lender with a Tranche B II Term Commitment or a Tranche B II Term Loan.

“Tranche B II Term Loan Maturity Date” means September 1, 2018.

“Tranche B II Term Loans” means Loans made or deemed made by the Tranche B II Term Lenders pursuant to Section 2.01(d).

“Tranche B II Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B II Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B II Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B II Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B II Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B-II 2019 Term Commitment” means, with respect to each Tranche B-II 2019 Term Lender, the commitment of such Tranche B-II 2019 Term Lender to make Tranche B-II 2019 Term Loans on the Fifth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-II 2019 Term Loans to be made by such Tranche B-II 2019 Term Lender hereunder on the Fifth Amendment Effective Date. The amount of each Tranche B-II 2019 Term Lender’s Tranche B-II 2019 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B-II 2019 Term Lenders’ Tranche B-II 2019 Term Commitments as of the Fifth Amendment Effective Date is $1,200,000,000, subject to any increase under Section 9.02.

“Tranche B-II 2019 Term Lender” means a Lender with a Tranche B-II 2019 Term Commitment or a Tranche B-II 2019 Term Loan.

“Tranche B-II 2019 Term Loan Maturity Date” means August 1, 2019.

“Tranche B-II 2019 Term Loans” means Loans made or deemed made by the Tranche B-II 2019 Term Lenders pursuant to Section 2.01(h).

“Tranche B-II 2019 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B-II 2019 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B-II 2019 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B-II 2019 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B-II 2019 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B-II 2022 Term Commitment” means, with respect to each Tranche B-II 2022 Term Lender, the commitment of such Tranche B-II 2022 Term Lender to make Tranche B-II 2022 Term Loans (whether by cash funding or pursuant to Conversions (as defined in the Tenth Amendment Agreement)) on the Tenth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-II 2022 Term Loans to be made by such Tranche B-II 2022 Term Lender hereunder on the Tenth Amendment Effective Date. The amount of each Tranche B-II 2022 Term Lender’s Tranche B-II 2022 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B-II 2022 Term Lenders’ Tranche B-II 2022 Term Commitments as of the Tenth Amendment Effective Date is $2,000,000,000, subject to any increase under Section 9.02.

“Tranche B-II 2022 Term Lender” means a Lender with a Tranche B-II 2022 Term Commitment or a Tranche B-II 2022 Term Loan.

“Tranche B-II 2022 Term Loan Maturity Date” means May 31, 2022.

“Tranche B-II 2022 Term Loans” means Loans made or deemed made by the Tranche B-II 2022 Term Lenders pursuant to Section 2.01(m).

“Tranche B-II 2022 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B-II 2022 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B-II 2022 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B-II 2022 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B-II 2022 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B-III 2019 Term Commitment” means, with respect to each Tranche B-III 2019 Term Lender, the commitment of such Tranche B-III 2019 Term Lender to make Tranche B-III 2019 Term Loans on the Sixth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-III 2019 Term Loans to be made by such Tranche B-III 2019 Term Lender hereunder on the Sixth Amendment Effective Date. The amount of each Tranche B-III 2019 Term Lender’s Tranche B-III 2019 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B-III 2019 Term Lenders’ Tranche B-III 2019 Term Commitments as of the Sixth Amendment Effective Date is $815,000,000, subject to any increase under Section 9.02.

“Tranche B-III 2019 Term Lender” means a Lender with a Tranche B-III 2019 Term Commitment or a Tranche B-III 2019 Term Loan.

“Tranche B-III 2019 Term Loan Maturity Date” means August 1, 2019.

“Tranche B-III 2019 Term Loans” means Loans made or deemed made by the Tranche B-III 2019 Term Lenders pursuant to Section 2.01(i).

“Tranche B-III 2019 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B-III 2019 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B-III 2019 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B-III 2019 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B-III 2019 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B III Term Commitment” means, with respect to each Tranche B III Term Lender, the commitment of such Tranche B III Term Lender to make Tranche B III Term Loans on the Third Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B III Term Loans to be made by such Tranche B III Term Lender hereunder on the Third Restatement Effective Date. The amount of each Tranche B III Term Lender’s Tranche B III Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B III Term Lenders’ Tranche B III Term Commitments as of the Third Restatement Effective Date is $550,000,000, subject to any increase under Section 9.02.

“Tranche B III Term Lender” means a Lender with a Tranche B III Term Commitment or a Tranche B III Term Loan.

“Tranche B III Term Loan Maturity Date” means September 1, 2018.

“Tranche B III Term Loans” means Loans made or deemed made by the Tranche B III Term Lenders pursuant to Section 2.01(e).

“Tranche B III Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B III Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B III Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B III Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B III Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2019 Term Commitment” means, with respect to each Tranche B 2019 Term Lender, the commitment of such Tranche B 2019 Term Lender to make Tranche B 2019 Term Loans on the Fourth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2019 Term Loans to be made by such Tranche B 2019 Term Lender hereunder on the Fourth Amendment Effective Date. The amount of each Tranche B 2019 Term Lender’s Tranche B 2019 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B 2019 Term Lenders’ Tranche B 2019 Term Commitments as of the Fourth Amendment Effective Date is $815,000,000, subject to any increase under Section 9.02.

“Tranche B 2019 Term Lender” means a Lender with a Tranche B 2019 Term Commitment or a Tranche B 2019 Term Loan.

“Tranche B 2019 Term Loan Maturity Date” means August 1, 2019.

“Tranche B 2019 Term Loans” means Loans made or deemed made by the Tranche B 2019 Term Lenders pursuant to Section 2.01(f).

“Tranche B 2019 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2019 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2019 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2019 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2019 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2016 Term Commitment” means, with respect to each Tranche B 2016 Term Lender, the commitment of such Tranche B 2016 Term Lender to make Tranche B 2016 Term Loans on the Fourth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2016 Term Loans to be made by such Tranche B 2016 Term Lender hereunder on the Fourth

Amendment Effective Date. The amount of each Tranche B 2016 Term Lender’s Tranche B 2016 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B 2016 Term Lenders’ Tranche B 2016 Term Commitments as of the Fourth Amendment Effective Date is $600,000,000, subject to any increase under Section 9.02.

“Tranche B 2016 Term Lender” means a Lender with a Tranche B 2016 Term Commitment or a Tranche B 2016 Term Loan.

“Tranche B 2016 Term Loan Maturity Date” means February 1, 2016.

“Tranche B 2016 Term Loans” means Loans made or deemed made by the Tranche B 2016 Term Lenders pursuant to Section 2.01(g).

“Tranche B 2016 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2016 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2016 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2016 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2016 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2020 Term Commitment” means, with respect to each Tranche B 2020 Term Lender, (a) the commitment of such Tranche B 2020 Term Lender to make Tranche B 2020 Term Loans on the Seventh Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2020 Term Loans to be made by such Tranche B 2020 Term Lender hereunder on the Seventh Amendment Effective Date or (b) the commitment of such Tranche B 2020 Term Lender to make Additional Tranche B Term Loans on the Eighth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Additional Tranche B 2020 Term Loans to be made by such Tranche B 2020 Term Lender hereunder pursuant to the Eighth Amendment Agreement on the Eighth Amendment Effective Date. The amount of each Tranche B 2020 Term Lender’s Tranche B 2020 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B 2020 Term Lenders’ Tranche B 2020 Term Commitments as of the Seventh Amendment Effective Date is $595,500,000, subject to any increase under Section 9.02. The aggregate amount of the Tranche B 2020 Term Lenders’ Tranche B 2020 Term Commitments as of the Eighth Amendment Effective Date (giving effect, for the avoidance of doubt, to the last sentence of Section 2.01(j)) is $1,200,000,000, subject to any increase under Section 9.02.

“Tranche B 2020 Term Lender” means a Lender with a Tranche B 2020 Term Commitment or a Tranche B 2020 Term Loan.

“Tranche B 2020 Term Loan Maturity Date” means January 15, 2020.

“Tranche B 2020 Term Loans” means Loans made or deemed made by the Tranche B 2020 Term Lenders pursuant to Section 2.01(j) or pursuant to Section 1 of the Eighth Amendment Agreement.

“Tranche B 2020 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2020 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2020 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2020 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2020 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2024 Term Commitment” means, with respect to each Tranche B 2024 Term Lender, the commitment of such Tranche B 2024 Term Lender to make Tranche B 2024 Term Loans on the Twelfth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2024 Term Loans to be made by such Tranche B 2024 Term Lender hereunder on the Twelfth Amendment Effective Date. The amount of each Tranche B 2024 Term Lender’s Tranche B 2024 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B 2024 Term Lenders’ Tranche B 2024 Term Commitments as of the Twelfth Amendment Effective Date is $4,610,500,000, subject to any increase under Section 9.02.

“Tranche B 2024 Term Lender” means a Lender with a Tranche B 2024 Term Commitment or a Tranche B 2024 Term Loan.

“Tranche B 2024 Term Loan Maturity Date” means February 22, 2024.

“Tranche B 2024 Term Loans” means Loans made by the Tranche B 2024 Term Lenders pursuant to Section 2.01(n).

“Tranche B 2024 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2024 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2024 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2024 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2024 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2027 Term Commitment” means, with respect to each Tranche B 2027 Term Lender, the commitment of such Tranche B 2027 Term Lender to make Tranche B 2027 Term Loans (whether by cash funding or pursuant to Conversions (as defined in the Thirteenth Amendment Agreement)) on the Thirteenth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2027 Term Loans to be made by such Tranche B 2027 Term Lender hereunder on the Thirteenth Amendment Effective Date. The amount of each Tranche B 2027 Term Lender’s Tranche B 2027 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B 2027 Term Lenders’ Tranche B 2027 Term Commitments as of the Thirteenth Amendment Effective Date is $3,110,500,000, subject to any increase under Section 9.02.

“Tranche B 2027 Term Lender” means a Lender with a Tranche B 2027 Term Commitment or a Tranche B 2027 Term Loan.

“Tranche B 2027 Term Loan Maturity Date” means March 1, 2027.

“Tranche B 2027 Term Loans” means Loans made by the Tranche B 2027 Term Lenders pursuant to Section 2.01(o).

“Tranche B 2027 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2027 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2027 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2027 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2027 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2022 Term Commitment” means, with respect to each Tranche B 2022 Term Lender, the commitment of such Tranche B 2022 Term Lender to make Tranche B 2022 Term Loans on the Ninth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2022 Term Loans to be made by such Tranche B 2022 Term Lender hereunder on the Ninth Amendment Effective Date. The amount of each Tranche B 2022 Term Lender’s Tranche B 2022 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02. The aggregate amount of the Tranche B 2022 Term Lenders’ Tranche B 2022 Term Commitments as of the Ninth Amendment Effective Date is $2,000,000,000, subject to any increase under Section 9.02.

“Tranche B 2022 Term Lender” means a Lender with a Tranche B 2022 Term Commitment or a Tranche B 2022 Term Loan.

“Tranche B 2022 Term Loan Maturity Date” means January 31, 2022.

“Tranche B 2022 Term Loans” means Loans made or deemed made by the Tranche B 2022 Term Lenders pursuant to Section 2.01(l).

“Tranche B 2022 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2022 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2022 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2022 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2022 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans and the use of the proceeds thereof.

“Treasury Rate” means, as of any prepayment date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such prepayment date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Tranche B Term Loans to the No-Call Date; provided, however, that if the then remaining term of the Tranche B Term Loans to the No-Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Twelfth Amendment Agreement” means that certain Twelfth Amendment Agreement dated as of February 22, 2017, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2024 Term Lenders, providing for, among other things, the amendment and restatement of the 2015 Credit Agreement, as amended by the Eleventh Amendment Agreement.

“Twelfth Amendment Effective Date” has the meaning specified in the Twelfth Amendment Agreement.

“2011 Credit Agreement” has the meaning specified in the recitals hereto.

“2015 Credit Agreement” has the meaning specified in the recitals hereto.

“2014 Credit Agreement” has the meaning specified in the recitals hereto.

“2009 Credit Agreement” has the meaning specified in the recitals hereto.

“2007 Credit Agreement” has the meaning specified in the recitals hereto.

“2017 Credit Agreement” has the meaning specified in the recitals hereto.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by LIBO Rate or ABR.

“Unregulated Grantor Subsidiary” means (a) each Initial Grantor Subsidiary, (b) each Material Subsidiary of the Borrower (other than any Material Subsidiary that is a Regulated Grantor Subsidiary) and (c) each Subsidiary of the Borrower that directly or indirectly owns any Equity Interest in any Designated Grantor Subsidiary.

“Unregulated Guarantor Subsidiary” means (a) each Initial Guarantor Subsidiary, (b) each Material Subsidiary of the Borrower (other than any Material Subsidiary that is a Regulated Guarantor Subsidiary) and (c) each Subsidiary of the Borrower that directly or indirectly owns any Equity Interest in any Designated Guarantor Subsidiary.

“Unrestricted Subsidiary” means (a) 91 Holding Corp. (the Subsidiary that holds indirectly Level 3’s interests in the SR91 tollroad), SR 91 Holding LLC, SR91 Corp., SR LP, Express Lanes, Inc., California Private Transportation Company LP, CPTC LLC and 85 Tenth Avenue LLC; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary designated as such pursuant to and in compliance with Section 6.10 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto. For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Level 3 or any Restricted Subsidiary. No Unrestricted Subsidiary may own any Capital Stock of a Restricted Subsidiary.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.22.

“Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Yield” means, with respect to any Loan or other Indebtedness, the weighted average yield to stated maturity of such Loan or other Indebtedness based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable with respect thereto and to any interest rate benchmark floor (with the Weighted Average Yield of such Loan or other Indebtedness being deemed increased by the amount that any such floor relating thereto exceeds the applicable interest rate benchmark on the date of determination), but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof. Determinations of the Weighted Average Yield of any Loans or other Indebtedness shall be made by the Administrative Agent in a manner determined by it to be consistent with accepted financial practice (but not with an assumed maturity of more than four years), and any such determination shall be conclusive.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors’ qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (including, for purposes hereof, any FASB pronouncements that are, as of any date, not yet required to be implemented but with respect to which the Borrower has voluntarily elected earlier implementation, but excluding the effects of any changes made by FASB ASU 2016-02,

Leases, unless the Borrower otherwise elects by written notice to the Administrative Agent); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Tranche A Eurodollar Loan”). Borrowings may also be classified and referred to by Class (e.g., a “Tranche A Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Tranche A Eurodollar Borrowing”).

SECTION 1.05. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.06. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II

The Credits

SECTION 2.01. Commitments; Loans and Borrowings. (a) Subject to the terms and conditions set forth herein, each Tranche A Term Lender made a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount equal to its Tranche A Term Commitment. The Tranche A Term Loans made on the Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the Effective Date. The Tranche A Term Commitments expired at 5:00 p.m. New York City time on the Effective Date, and amounts paid or prepaid in respect of Tranche A Term Loans may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each Tranche B Term Lender party to the First Amendment Agreement made a Tranche B Term Loan to the Borrower on the First Restatement Effective Date in a principal amount equal to its Tranche B Term Commitment. The Tranche B Term Loans made on the First Restatement Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the First Restatement Effective Date. The Tranche B Term Commitments outstanding on the First Restatement Effective Date expired at 5:00 p.m. New York City time on the First Restatement Effective Date, and amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Tranche B Term Loan made on the First Restatement Effective Date (i.e., the amount advanced to the Borrower on the First Restatement Effective Date) was equal to 99.00% of the principal amount of such Tranche B Term Loan (it being agreed that the full principal amount of each such Tranche B Term Loan will be deemed to have been outstanding on the First Restatement Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Tranche B Term Loan as provided hereunder).

(c) Subject to the terms and conditions set forth in the First Amendment to 2009 Credit Agreement, each Additional Tranche B Term Lender made an Additional Tranche B Term Loan to the Borrower on the Amendment Effective Date in a principal amount equal to its Additional Tranche B Term Commitment. The Additional Tranche B Term Commitments expired at 5:00 p.m. New York City time on the Amendment Effective Date, and amounts paid or prepaid in respect of Additional Tranche B Term Loans may not be reborrowed. For all purposes of this Agreement and the other Loan Documents, from and after the Amendment Effective Date (i) except as expressly set forth in the First Amendment to 2009 Credit Agreement, the Additional Tranche B Term Loans shall be deemed to be additional Tranche B Term Loans, (ii) the provisions of the Additional Tranche B Term Loans and the rights and obligations of the Additional Tranche B Term Lenders shall be identical to those of the Tranche B Term Loans and the Tranche B Term Lenders under this Agreement and the other Loan Documents, including Section 2 of the First Amendment Agreement, and (iii) the terms “Tranche B Term Commitment”, “Tranche B Term Lender” and “Tranche B Term Loans”, as used in this Agreement and the other Loan Documents, include each Additional Tranche B Term Commitment, each Additional Tranche B Term Lender and each Additional Tranche B Term Loan, respectively; provided that notwithstanding anything to the contrary contained in this Agreement or the First Amendment to 2009 Credit Agreement (and without affecting any other provisions hereof or thereof), the funded amount in respect of each Additional Tranche B Term Loan made on the Amendment Effective Date (i.e., the amount advanced to the Borrower on the Amendment Effective Date) was equal to 101%

of the principal amount of such Additional Tranche B Term Loan (it being agreed that only 100% of the principal amount of each such Additional Tranche B Term Loan will be deemed outstanding on the Amendment Effective Date and the Borrower shall only be obligated to repay 100% of the principal amount of each such Additional Tranche B Term Loan as provided under the Credit Agreement).

(d) Subject to the terms and conditions set forth herein, each Tranche B II Term Lender party to the Second Amendment Agreement made a Tranche B II Term Loan to the Borrower on the Second Restatement Effective Date in a principal amount equal to its Tranche B II Term Commitment. The Tranche B II Term Loans made on the Second Restatement Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the Second Restatement Effective Date. The Tranche B II Term Commitments outstanding on the Second Restatement Effective Date expired at 5:00 p.m. New York City time on the Second Restatement Effective Date, and amounts paid or prepaid in respect of Tranche B II Term Loans may not be reborrowed. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Tranche B II Term Loan made on the Second Restatement Effective Date (i.e., the amount advanced to the Borrower on the Second Restatement Effective Date) was equal to 99.00% of the principal amount of such Tranche B II Term Loan (it being agreed that the full principal amount of each such Tranche B II Term Loan will be deemed to have been outstanding on the Second Restatement Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Tranche B II Term Loan as provided hereunder).

(e) Subject to the terms and conditions set forth herein, each Tranche B III Term Lender party to the Third Amendment Agreement made a Tranche B III Term Loan to the Borrower on the Third Restatement Effective Date in a principal amount equal to its Tranche B III Term Commitment. The Tranche B III Term Loans made on the Third Restatement Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the Third Restatement Effective Date. The Tranche B III Term Commitments outstanding on the Third Restatement Effective Date expired at 5:00 p.m. New York City time on the Third Restatement Effective Date, and amounts paid or prepaid in respect of Tranche B III Term Loans may not be reborrowed. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Tranche B III Term Loan to be made on the Third Restatement Effective Date (i.e., the amount advanced to the Borrower on the Third Restatement Effective Date) was equal to 95.00% of the principal amount of such Tranche B III Term Loan (it being agreed that the full principal amount of each such Tranche B III Term Loan will be deemed to have been outstanding on the Third Restatement Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Tranche B III Term Loan as provided hereunder).

(f) Subject to the terms and conditions set forth herein, each Tranche B 2019 Term Lender party to the Fourth Amendment Agreement made a Tranche B 2019 Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount equal to its Tranche B 2019 Term Commitment. The Tranche B 2019 Term Loans made on the Fourth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Fourth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Fourth Amendment Effective Date (or, in each case, such lesser period as may be acceptable to the Administrative Agent). The Tranche B 2019 Term Commitments outstanding on the Fourth Amendment Effective Date expired at 5:00 p.m. New York City time on the Fourth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2019 Term Loans may not be reborrowed.

(g) Subject to the terms and conditions set forth herein, each Tranche B 2016 Term Lender party to the Fourth Amendment Agreement made a Tranche B 2016 Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount equal to its Tranche B 2016 Term Commitment. The Tranche B 2016 Term Loans made on the Fourth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Fourth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Fourth Amendment Effective Date (or, in each case, such lesser period as may be acceptable to the Administrative Agent). The Tranche B 2016 Term Commitments outstanding on the Fourth Amendment Effective Date expired at 5:00 p.m. New York City time on the Fourth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2016 Term Loans may not be reborrowed.

(h) Subject to the terms and conditions set forth herein, each Tranche B-II 2019 Term Lender party to the Fifth Amendment Agreement made a Tranche B-II 2019 Term Loan to the Borrower on the Fifth Amendment Effective Date in a principal amount equal to its Tranche B-II 2019 Term Commitment. The Tranche B-II 2019 Term Loans made on the Fifth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Fifth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Fifth Amendment Effective Date (or, in each case, such lesser period as may be acceptable to the Administrative Agent). The Tranche B-II 2019 Term Commitments outstanding on the Fifth Amendment Effective Date expired at 5:00 p.m. New York City time on the Fifth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B-II 2019 Term Loans may not be reborrowed.

(i) Subject to the terms and conditions set forth herein, each Tranche B-III 2019 Term Lender made a Tranche B-III 2019 Term Loan to the Borrower on the Sixth Amendment Effective Date in a principal amount equal to its Tranche B-III 2019 Term Commitment (whether by cash funding or pursuant to Conversions (as defined in the Sixth Amendment Agreement)). The Tranche B-III 2019 Term Loans made on the Sixth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Sixth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Sixth Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent). The Tranche B-III 2019 Term Commitments outstanding on the Sixth Amendment Effective Date expired at 5:00 p.m. New York City time on the Sixth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B-III 2019 Term Loans may not be reborrowed.

(j) Subject to the terms and conditions set forth herein, each Tranche B 2020 Term Lender party to the Seventh Amendment Agreement made a Tranche B 2020 Term Loan to the Borrower on the Seventh Amendment Effective Date in a principal amount equal to its Tranche B 2020 Term Commitment outstanding on the Seventh Amendment Effective Date. The Tranche B 2020 Term Loans made on the Seventh Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Seventh Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Seventh Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent). The Tranche B 2020 Term Commitments outstanding on the Seventh Amendment Effective Date expired at 5:00 p.m. New York City time on the Seventh Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2020 Term Loans may not be reborrowed.

(k) Subject to the terms and conditions set forth herein and in the Eighth Amendment Agreement, each Additional Tranche B 2020 Term Lender made an Additional Tranche B 2020 Term Loan to the Borrower on the Eighth Amendment Effective Date in a principal amount equal to its Additional Tranche B 2020 Term Commitment. The Additional Tranche B 2020 Term Commitments expired at 5:00 p.m. New York City time on the Eighth Amendment Effective Date, and amounts paid or prepaid in respect of Additional Tranche B 2020 Term Loans may not be reborrowed. For all purposes of this Agreement and the other Loan Documents, from and after the Eighth Amendment Effective Date (i) except as expressly set forth in the Eighth Amendment Agreement, the Additional Tranche B 2020 Term Loans shall be deemed to be additional Tranche B 2020 Term Loans, (ii) the provisions of the Additional Tranche B 2020 Term Loans and the rights and obligations of the Additional Tranche B 2020 Term Lenders shall be identical to those of the Tranche B 2020 Term Loans and the Tranche B 2020 Term Lenders under this Agreement and the other Loan Documents, including Section 2 of the Seventh Amendment Agreement, and (iii) the terms “Tranche B 2020 Term Commitment”, “Tranche B 2020 Term Lender” and “Tranche B 2020 Term Loans”, as used in this Agreement and the other Loan Documents, shall include each Additional Tranche B 2020 Term Commitment, each Additional Tranche B 2020 Term Lender and each Additional Tranche B 2020 Term Loan, respectively.

(l) Subject to the terms and conditions set forth herein and in the Ninth Amendment Agreement, each Tranche B 2022 Term Lender made a Tranche B 2022 Term Loan to the Borrower on the Ninth Amendment Effective Date in a principal amount equal to its Tranche B 2022 Term Commitment. The Tranche B 2022 Term Loans made on the Ninth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Ninth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Ninth Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent). The Tranche B 2022 Term Commitments expired at 5:00 p.m. New York City time on the Ninth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2022 Term Loans may not be reborrowed.

(m) Subject to the terms and conditions set forth herein and in the Tenth Amendment Agreement, each Tranche B-II 2022 Term Lender made a Tranche B-II 2022 Term Loan to the Borrower on the Tenth Amendment Effective Date in a principal amount equal to its Tranche B-II 2022 Term Commitment (whether by cash funding or pursuant to Conversions (as defined in the Tenth Amendment Agreement)). The Tranche B-II 2022 Term Loans made on the Tenth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Tenth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Tenth Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent). The Tranche B-II 2022 Term Commitments expired at 5:00 p.m. New York City time on the Tenth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B-II 2022 Term Loans may not be reborrowed.

(n) Subject to the terms and conditions set forth herein and in the Twelfth Amendment Agreement, each Tranche B 2024 Term Lender made a Tranche B 2024 Term Loan to the Borrower on the Twelfth Amendment Effective Date in a principal amount equal to its Tranche B 2024 Term Commitment. The Tranche B 2024 Term Loans made on the Twelfth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, two Business Days prior to the Twelfth Amendment Effective Date (it being understood and agreed that the Tranche B 2024 Term Lenders are hereby deemed to have consented to such 2 Business Day period) or (ii) in the case of ABR Loans, one Business Day prior to the Twelfth Amendment Effective Date. The Tranche B 2024 Term Commitments expired at 5:00 p.m. New York City time on the Twelfth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2024 Term Loans may not be reborrowed.

(o) Subject to the terms and conditions set forth herein and in the Thirteenth Amendment Agreement, each Tranche B 2027 Term Lender agrees to make a Tranche B 2027 Term Loan to the Borrower on the Thirteenth Amendment Effective Date in a principal amount equal to its Tranche B 2027 Term Commitment (whether by cash funding or pursuant to Conversions (as defined in the Thirteenth Amendment Agreement)). The Tranche B 2027 Term Loans made on the Thirteenth Amendment Effective Date shall be ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, two Business Days prior to the Thirteenth Amendment Effective Date (it being understood and agreed that the Tranche B 2027 Term Lenders are hereby deemed to have consented to such 2 Business Day period) or (ii) in the case of ABR Loans, one Business Day prior to the Thirteenth Amendment Effective Date. The Tranche B 2027 Term Commitments shall expire at 5:00 p.m. New York City time on the Thirteenth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2027 Term Loans may not be reborrowed.

(p) Subject to the terms and conditions set forth herein and in any Term A Term Loan Assumption Agreement, each applicable Term A Term Lender may make Term A Term Loans to the Borrower on the applicable date set forth in such Term A Term Loan Assumption Agreement in a principal amount equal to its Term A Term Commitment as set forth in the applicable Term A Term Loan Assumption Agreement. Any Term A Term Loans made pursuant to a Term A Term Loan Assumption Agreement shall be ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent in accordance with the applicable Term A Term Loan Assumption Agreement. Any Term A Term Commitments shall expire as provided in the applicable Term A Term Loan Assumption Agreement, and amounts paid or prepaid in respect of any Term A Term Loans may not be reborrowed.

(q) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time of the making of or conversion of a Borrowing to an ABR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type may be outstanding at one time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding at any one time.

SECTION 2.02. Funding of Loans. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date of the applicable Borrowing by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account designated by the Administrative Agent for such purpose by notice to the applicable Lenders. The Administrative Agent made the Tranche A Term Loans available to the Borrower (i) by applying the amounts so received to the payment of the Existing Term Loans and all interest, fees and other amounts accrued or owing and not yet paid under the Existing Amended and Restated Credit Agreement and (ii) after such application, by crediting the remainder of the amounts so received, in immediately available funds, to the account of the Borrower designated by it for such purpose and previously communicated to the Administrative Agent. The Administrative Agent made the Tranche B Term Loans, the Tranche B II Term Loans, the Tranche B III Term Loans, the Tranche B 2019 Term Loans, the Tranche B 2016 Term Loans, the Tranche B-II 2019 Term Loans, the Tranche B-III 2019 Term Loans, the Tranche B 2020 Term Loans, the Tranche B 2022 Term Loans, the Tranche B-II 2022 Term Loans and the Tranche B 2024 Term Loans, and will make the Tranche B 2027 Term Loans and any Loans of any Additional Tranche, available to the Borrower by crediting the amounts so received, in immediately available funds, to the account of the Borrower designated by it for such purpose and previously communicated to the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the applicable Borrowing that such Lender will not make the Loan to be made by it, the Administrative Agent may assume that such Lender has made such Loan on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made the amount of its Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Class of Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan.

(c) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make a Loan as required.

SECTION 2.03. Interest Elections. (a) The Borrower may elect to convert a Borrowing to a different Type or to continue a Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a request to convert or continue a Borrowing as a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed conversion or continuation or (b) in the case of a request to convert or continue a Borrowing as an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion or continuation (each such notice being called an “Interest Election Request”). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i) the Borrowing, including the Class of Borrowing, to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

(f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for Borrowings of such Class.

SECTION 2.04. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche A Term Lender the then unpaid principal amount of each Tranche A Term Loan on the Tranche A Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Term Lender the then unpaid principal amount of each Tranche B Term

Loan on the Tranche B Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B II Term Lender the then unpaid principal amount of each Tranche B II Term Loan on the Tranche B II Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B III Term Lender the then unpaid principal amount of each Tranche B III Term Loan on the Tranche B III Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2019 Term Lender the then unpaid principal amount of each Tranche B 2019 Term Loan on the Tranche B 2019 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2016 Term Lender (i) on the last day of each September, December, March and June, beginning with December 31, 2012, and ending with the last such day to occur prior to the Tranche B 2016 Term Loan Maturity Date, an amount for each such date equal to 0.25% of the aggregate principal amount of each Tranche B 2016 Term Loan outstanding on the Fourth Amendment Effective Date and (ii) the then unpaid principal amount of each Tranche B 2016 Term Loan on the Tranche B 2016 Term Loan Maturity Date, provided that the scheduled repayments of the Tranche B 2016 Term Loan set forth in clauses (i) and (ii) above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B 2016 Term Loans in accordance with Section 2.05(f). The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-II 2019 Term Lender the then unpaid principal amount of each Tranche B-II 2019 Term Loan on the Tranche B-II 2019 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-III 2019 Term Lender the then unpaid principal amount of each Tranche B-III 2019 Term Loan on the Tranche B-III 2019 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2020 Term Lender the then unpaid principal amount of each Tranche B 2020 Term Loan on the Tranche B 2020 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2022 Term Lender the then unpaid principal amount of each Tranche B 2022 Term Loan on the Tranche B 2022 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-II 2022 Term Lender the then unpaid principal amount of each Tranche B-II 2022 Term Loan on the Tranche B-II 2022 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2024 Term Lender the then unpaid principal amount of each Tranche B 2024 Term Loan on the Tranche B 2024 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2027 Term Lender the then unpaid principal amount of each Tranche B 2027 Term Loan on the Tranche B 2027 Term Loan Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of any applicable Term A Term Lender the then unpaid principal amount of each Term A Term Loan on the applicable Term A Term Loan Maturity Date as set forth in the applicable Term A Term Loan Assumption Agreement and any other amounts as set forth in the applicable Term A Term Loan Assumption Agreement.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05. Prepayments. (a) (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium (but subject to Section 2.10 and except as provided in this Section).

(ii) All voluntary prepayments of Tranche B Term Loans pursuant to this paragraph (a) (A) on or prior to the No-Call Date shall be accompanied by a prepayment fee equal to the Make-Whole Amount, (B) after the No-Call Date and on or prior to the 12-month anniversary of the No-Call Date shall be accompanied by a prepayment fee equal to 4.00% of the aggregate principal amount of such prepayments and (C) after the 12-month anniversary of the No-Call Date and on or prior to the 18-month anniversary of the No-Call Date shall be accompanied by a prepayment fee equal to 2.00% of the aggregate principal amount of such prepayments.

(iii) In the event that all or any portion of the Tranche B II Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B II Term Loans is less than the Weighted

Average Yield applicable to such Tranche B II Term Loans on the Second Restatement Effective Date, any such prepayment, repricing or refinancing that occurs prior to the first anniversary of the Second Restatement Effective Date shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(iv) In the event that all or any portion of the Tranche B III Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B III Term Loans is less than the Weighted Average Yield applicable to such Tranche B III Term Loans on the Third Restatement Effective Date, any such prepayment, repricing or refinancing that occurs prior to October 4, 2012 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(v) In the event that all or any portion of the Tranche B 2019 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2019 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2019 Term Loans on the Fourth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to August 1, 2013 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(vi) In the event that all or any portion of the Tranche B 2016 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2016 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2016 Term Loans on the Fourth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to August 1, 2013 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(vii) In the event that all or any portion of the Tranche B-II 2019 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B-II 2019 Term Loans is less than the Weighted Average Yield applicable to such Tranche B-II 2019 Term Loans on the Fifth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to October 4, 2013 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(viii) In the event that all or any portion of the Tranche B-III 2019 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B-III 2019 Term Loans is less than the Weighted Average Yield applicable to such Tranche B-III 2019 Term Loans on the Sixth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to February 12, 2014 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(ix) In the event that all or any portion of the Tranche B 2020 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2020 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2020 Term Loans on the Seventh Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to February 16, 2014 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(x) In the event that all or any portion of the Tranche B 2022 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2022 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2022 Term Loans on the Ninth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to April 30, 2015, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(xi) In the event that all or any portion of the Tranche B-II 2022 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B-II 2022 Term Loans is less than the Weighted Average Yield applicable to such Tranche B-II 2022 Term Loans on the Tenth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to November 8, 2015, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(xii) In the event that all or any portion of the Tranche B-III 2019 Term Loans, Tranche B 2020 Term Loans or Tranche B-II 2022 Term Loans are prepaid from the incurrence by the Borrower of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Class of Loans is less than the Weighted Average Yield applicable to such Class of Loans on the Eleventh Amendment

Effective Date, any such prepayment, repricing or refinancing that occurs on or after the CenturyLink Acquisition Date and prior to the six month anniversary of the CenturyLink Acquisition Date shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(xiii) In the event that all or any portion of the Tranche B 2024 Term Loans are prepaid from the incurrence by the Borrower of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2024 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2024 Term Loans on the Twelfth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to the later of (A) August 22, 2017 and (B) the date that is the earlier of (x) the six month anniversary of the CenturyLink Acquisition Date and (y) the termination of the CenturyLink Merger Agreement in accordance with its terms shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(xiv) In the event that all or any portion of the Tranche B 2027 Term Loans are prepaid from the incurrence by the Borrower of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2027 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2027 Term Loans on the Thirteenth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to May 29, 2020 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing; provided that no such prepayment fee shall be required for prepayments made of Tranche B 2027 Term Loans made with the proceeds of any Term A Term Loans.

(b) When the aggregate amount of Excess Proceeds exceeds $200,000,000, the Borrower shall within 15 days notify the Administrative Agent thereof and prepay the Loans in the amount of such Excess Proceeds without premium (but subject to Section 2.10) (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (e) below and specified in a notice delivered by the Administrative Agent to the Borrower). To the extent there are any remaining Excess Proceeds following the completion of the prepayment required hereunder as a result of Lender elections not to accept such prepayment, the Borrower shall apply such Excess Proceeds to the repayment of other Indebtedness of the Borrower or any Restricted Subsidiary that is a Subsidiary of the Borrower, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by Level 3 which is not otherwise prohibited by this Agreement, and the amount of Excess Proceeds shall be reset to zero. Notwithstanding the foregoing, any Excess Proceeds required to be applied to the Loans pursuant to this Section 2.05(b) shall be applied ratably among the Loans and, to the extent required by the terms of any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness, the principal amount of such Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness then outstanding, and the prepayment of the Loans required pursuant to this Section 2.05(b) shall be reduced accordingly.

(c) Not fewer than 30 days prior to any payment or prepayment of any principal amount of the Loan Proceeds Note, the Borrower shall notify the Administrative Agent thereof and shall, on the date of such payment or prepayment, subject to paragraph (e) below, prepay the Loans at a price equal to the principal amount of the Loans without premium (but subject to Section 2.10); provided, however that (i) on the date of such payment or prepayment of the Loan Proceeds Note, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (e) below) and (ii) the Borrower shall immediately prepay the Loans in such amount in accordance with clause (e) below; provided, further, that, subject to Section 6.11(i), if at any time the principal amount of the Loan Proceeds Note is greater than the aggregate principal amount of the Loans, any Permitted First Lien Indebtedness and any Permitted First Lien Refinancing Indebtedness outstanding at such time, Level 3 LLC (or any successor obligor under the Loan Proceeds Note) may repay or forgive or waive an amount of the Loan Proceeds Note equal to such excess without complying with this Section 2.05(c). Notwithstanding the foregoing, any amount required to be applied to the Loans pursuant to this Section 2.05(c) shall be applied ratably among the Loans, and, to the extent required by the terms of any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness, the principal amount of such Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness then outstanding, and the prepayment of the Loans required pursuant to this Section 2.05(c) shall be reduced accordingly.

(d) Upon the occurrence of a Change of Control Triggering Event, the Borrower shall within 30 days of such occurrence notify the Administrative Agent thereof and prepay the Loans not later than 30 Business Days following such notification; provided, however that (i) at the expiration of such 30 Business Day period, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (e) below) and the Borrower shall immediately prepay the Loans in such amount in accordance with clause (e) below and (ii) the Borrower shall also pay, on the date of such prepayment, to each Lender receiving such prepayment a fee equal to 1.00% of the principal amount of the Loans prepaid to such Lender.

(e) With respect to any proposed mandatory prepayment of the Loans pursuant to clause (b), (c) or (d) above, any Lender may, at its option, elect not to accept such prepayment (any Lender making such election being a “Declining Lender”) as follows: each Declining Lender shall give written notice thereof to the Administrative Agent not later than 10:00 a.m. New York City time on the date which is two Business Days prior to the date on which the Administrative Agent is required to notify the

Borrower of the amount of the applicable prepayment pursuant to clause (b), (c) or (d) above. On the date of prepayment, an amount equal to that portion of the Loan then to be prepaid (less the amount thereof that would otherwise be payable to Declining Lenders) shall be paid to the Lenders that are not Declining Lenders in accordance with subsection (f) below. In the event that the Administrative Agent has not, with respect to any mandatory prepayment, received a notice from a Lender in accordance with this clause (e), such Lender shall be deemed to have waived its rights under this clause (e) to decline receipt thereof.

(f) The Borrower (or Level 3 on its behalf) shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment or such lesser period as may be acceptable to the Administrative Agent. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment and, in the case of a prepayment pursuant to clause (a) of this Section, the Class or Classes to which such prepayment shall be applied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07. If any prepayment pursuant to this Section is made by the Borrower other than on the last day of the Interest Period applicable to any prepaid Eurodollar Loans, the Borrower shall also pay to each Lender (other than any Declining Lender) on the date of such prepayment any amount owing to such Lender pursuant to Section 2.10. Prepayments of Loans (x) pursuant to paragraph (a) of this Section shall be applied between the Classes of Loans as directed by the Borrower (and, (1) in the case of a prepayment of Tranche B 2016 Term Loans, shall be applied to reduce the subsequent scheduled repayments of Tranche B 2016 Term Loans to be made pursuant to Section 2.04(a) as directed by the Borrower and (2) in the case of a prepayment of any Term A Term Loans, shall be applied to reduce the subsequent scheduled repayments of Term A Term Loans to be made pursuant to Section 2.04(a) as directed by the Borrower) and (y) pursuant to paragraph (b), (c) or (d) of this Section shall be applied ratably between the Classes of Loans (and, (1) in the case of a prepayment of Tranche B 2016 Term Loans, shall be applied to reduce the subsequent scheduled repayments of Tranche B 2016 Term Loans to be made pursuant to Section 2.04(a) on a pro rata basis (in accordance with the principal amounts of such scheduled repayments) and (2) in the case of a prepayment of any Term A Term Loans, shall be applied to reduce the subsequent scheduled repayments of Term A Term Loans to be made pursuant to Section 2.04(a) on a pro rata basis (in accordance with the principal amounts of such scheduled repayments)) (it being understood that, with respect to any Subsidiary Loan Party that has not guaranteed or granted Liens on, security interests in or pledges of its assets to secure the Tranche B Term Obligations, the Tranche B II Term Obligations, the Tranche B III Term Obligations, the Tranche B 2019 Term Obligations, the Tranche B 2016 Term Obligations, the Tranche B-II 2019 Term Obligations, the Tranche B-III 2019 Term Obligations, the Tranche B 2020 Term Obligations, the Tranche B 2022 Term Obligations, the Tranche B-II 2022 Term Obligations, the Tranche B 2024 Term Obligations, the Tranche B 2027 Term Obligations or the Obligations in respect of any other Class of Loans, nothing herein shall prohibit or limit the application of proceeds realized from the exercise of remedies under any Security Document in respect of such Subsidiary Loan Party solely to the Obligations in respect of the Tranche A Term Loans owed to the Tranche A Term Lenders and the Obligations in respect of any other Class of Loans owed to the Lenders of such Class to the extent such Class of Loans is guaranteed by, or secured by Liens on, security interests in or pledges of the applicable assets of, such Subsidiary Loan Party pursuant to the applicable Security Document).

SECTION 2.06. Fees. Level 3 and the Borrower agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

SECTION 2.07. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate that would at the time be applicable to an ABR Loan as provided in paragraph (a) of this Section.

(c) Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of the actual number of days elapsed in a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable LIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.08. Alternate Rate of Interest. (a) If, prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) dollar deposits are not offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period for any Eurodollar Loan or (ii) (A) adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period (or in connection with an existing or proposed ABR Loan) and (B) the circumstances described in Section 2.08(b)(i) do not apply, then the Administrative Agent shall give notice thereof to Level 3 and the Lenders by telephone or telecopy as promptly as practicable thereafter, whereupon (x) each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Eurodollar Loan, convert into an ABR Loan and the obligations of the Lenders to make Eurodollar Loans shall be suspended and (y) in the event of a determination described in the foregoing with respect to the LIBO Rate component of the Alternate Base Rate, the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended, in each case, until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice no longer exist. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for an ABR Borrowing (subject to the foregoing clause (y)) in the amount specified therein.

(b) Notwithstanding anything to the contrary in this Agreement (including, without limitation, Article VIII) or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide the LIBO Rate after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the LIBO Rate in accordance with this Section with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and (any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Lenders (A) in the case of an amendment to replace the LIBO Rate with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace the LIBO Rate with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended, (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) the LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for an ABR Borrowing (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.09. Increased Costs; Illegality. (a) If any Lender shall notify the Administrative Agent and Level 3 at any time that Eurocurrency Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurocurrency Reserve Requirements and will, as a result, incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurocurrency Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurocurrency Reserve Requirements then-applicable to such Lender. Such additional interest will be payable in arrears to the Administrative Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan. Any Lender giving a notice under this paragraph (a) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and Level 3) in the event Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

(b) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any Eurocurrency Reserve Requirement);

(ii) subject the Administrative Agent or any Lender to any Taxes (other than Taxes on payments made under the Loan Documents, which are governed by Section 2.11, or Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans of such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received by such Lender, then Level 3 and the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(c) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Level 3 and the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (b) or (c) of this Section shall be delivered to Level 3 and shall be conclusive absent manifest error. Level 3 and the Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Level 3 and the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Level 3 of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(f) The provisions of Section 2.09(a) and (c) shall only be available to Lenders regulated by Federal banking authorities.

(g) If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to Level 3 and the Borrower through the Administrative Agent, (i) any obligation of such Lender to make, maintain, fund or charge interest with respect to any such Loan or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent, Level 3 and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.10. Break Funding Payments. In the event of (a) any payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Level 3 pursuant to Section 2.13, then, in any such event, Level 3 and the Borrower, as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed not to include any lost profit (including loss of Applicable Margin) and shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the LIBO Rate that is or would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Level 3 and shall be conclusive absent manifest error. Level 3 or the Borrower, as applicable, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.11. Taxes. (a) Any and all payments by or on account of the obligations of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Level 3 or the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent reasonably satisfactory evidence of such payment and the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment; provided however in no case shall such Loan Party be required to deliver documentation not normally issued by such Governmental Authority.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower and Level 3 (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower and Level 3 as will permit such payments to be made without withholding or at a reduced rate; provided that the completion, execution and submission of such documentation (other than the documentation set forth in Section 2.11(e)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative

Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(g) For purposes of this Section 2.11, the term “applicable law” includes FATCA.

SECTION 2.12. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.09, 2.10 or 2.11, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 West 33rd Street, New York, New York 10001, except that payments pursuant to Sections 2.09, 2.10, 2.11 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan

Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (but subject to Section 4.02 of the Collateral Agreement), and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties (but subject to Section 4.02 of the Collateral Agreement).

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (it being understood that, with respect to any Subsidiary Loan Party that has not guaranteed or granted Liens on, security interests in or pledges of its assets to secure the Tranche B Term Obligations, the Tranche B II Term Obligations, the Tranche B III Term Obligations, the Tranche B 2019 Term Obligations, the Tranche B 2016 Term Obligations, the Tranche B-II 2019 Term Obligations, the Tranche B-III 2019 Term Obligations, the Tranche B 2020 Term Obligations, the Tranche B 2022 Term Obligations, the Tranche B-II 2022 Term Obligations, the Tranche B 2024 Term Obligations, the Tranche B 2027 Term Obligations or the Obligations in respect of any other Class of Loans, nothing herein shall prohibit or limit, or require the purchase of participations under this paragraph as a result of, the application of proceeds realized from the exercise of remedies under any Security Document in respect of such Subsidiary Loan Party solely to the Obligations in respect of the Tranche A Term Loans owed to the Tranche A Term Lenders and the Obligations in respect of any other Class of Loans owed to the Lenders of such Class to the extent such Class of Loans is guaranteed by, or secured by Liens on, security interests in or pledges of the applicable assets of, such Subsidiary Loan Party pursuant to the applicable Security Document); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Level 3 or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply); provided further that notwithstanding the foregoing, upon the effectiveness of Section 9.04(h), the provisions of this paragraph shall not apply to any payment obtained by a Lender as consideration for the assignment of any of its Loans to the Borrower pursuant to and in accordance with the provisions of Section 9.04(h). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation in an obligation owed by it pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.

SECTION 2.13. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Level 3 and the Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.09 (other than paragraph (a) of such Section), if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, if any Lender defaults in its obligation to fund Loans hereunder or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination as contemplated by Section 9.02(c), Level 3 may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Level 3 shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Level 3 or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments or (iv) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Level 3 to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Administrative Agent and the assignee and, solely to the extent the consent thereof is required by Section 9.04 for such assignment and delegation, the Borrower and that the Lender required to make such assignment and delegation shall thereupon be deemed to have executed and delivered an appropriately completed Assignment and Assumption to effect such substitution.

SECTION 2.14. Extension Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by Level 3, the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (iii) Level 3 and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Extending Lenders as a new “Class” of loans and/or commitments hereunder.

SECTION 2.15. Incremental Term A Term Loans.

(a) Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, the Borrower may, by written notice to the Administrative Agent, request the establishment of one or more classes of Term A Term Loans in the form of Term A Loans by an agreement in writing entered into by Level 3, the Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to make a Term A Term Loan so established (but without the consent of any other Lender), and each such person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the term loans set forth in such agreement. Each Term A Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent to the extent such approval would otherwise be required pursuant to Section 9.04 in respect of an assignment and each Term A Term Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Term A Term Commitment and/or its status as a Term A Term Lender hereunder. No Lender shall be obligated to provide any Term A Term Loans, unless it so agrees.

(b) The Term A Term Commitments shall be effected pursuant to one or more agreements executed and delivered by Level 3, the Borrower, each Lender providing such Term A Term Commitments and the Administrative Agent (each such agreement, a “Term A Term Loan Assumption Agreement”); provided that no Term A Term Commitments shall become effective unless (i) on the date of effectiveness thereof, immediately after giving effect to such Term A Term Commitments, no Default shall have occurred and be continuing, (ii) on the date of effectiveness thereof and after giving effect to the making of Term A Term Loans thereunder to be made on such date, the representations and warranties of each Loan Party set forth in the Loan Documents and the applicable Term A Term Loan Assumption Agreement shall be true and correct in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects with respect to such prior date and (iii) after giving effect to the applicable Term A Term Loans and the application of the proceeds therefrom (and assuming that the full amount of such Term A Term Loans shall have been funded as Loans on such date), the aggregate outstanding principal amount of the term loans of all classes established pursuant to this section and Section 9.02(d) shall at no time exceed the maximum principal amount of the Indebtedness permitted to be incurred at such time under Section 6.01(b)(ii) and 6.02(b)(ii). The terms and conditions of any Class of Term A Term Loans shall be as set forth in this Agreement and the applicable Term A Term Loan Assumption Agreement.

(c) Any such Term A Term Loan Assumption Agreement shall be deemed to supplement the provisions of this Agreement and the other Loan Documents to set forth the terms of the class of Term A Term Loans established thereby (including the amount and final maturity thereof, any provisions relating to amortization or mandatory prepayments or offers to prepay, the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section and changes to provide for a note of Level 3 LLC evidencing the advance of the proceeds of any loans) as Level 3, the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such class of Term A Term Loans; provided that no such agreement shall effect any change described in any of clauses (i), (ii), (iii), (vi) or (vii) of Section 9.02(b) without the consent of each person required to consent to such change under such clause (it being agreed, however, that the establishment of any class of Term A Term Loans will not, of itself, be deemed to effect any of the changes described in clauses (vi) or (vii) of such Section 9.02(b)), (ii) the weighted average life to maturity of any Term A Term Loans shall be no shorter than the remaining weighted average life to maturity of any then existing Class of Term A Term Loans and (iii) no Term A Term Maturity Date shall be earlier than (x) the latest Maturity Date of any Class of Term A Term Loans in effect at the time of incurrence of such Term A Term Loans or (y) if all of the net proceeds of such Term A Term Loans are applied to refinance a Class of Term A Term Loans outstanding hereunder with a Maturity Date earlier than the latest Maturity Date then in effect, the Maturity Date of such Loans being refinanced; provided, however, that any Class of Term A Term Loan may include financial maintenance covenants that are solely for the benefit of the Lenders holding such Class of Term A Term Loans and that Lenders constituting a Majority in Interest of such Class of Term A Term Loans may alone amend such financial maintenance covenants. Any such financial covenants (together with any related definitions) may be set forth in the applicable Term A Term Loan Assumption Agreement and shall have the same force and effect as if set forth in this Agreement.

(d) The Term A Term Loans established pursuant to this section and any Term A Term Loan Assumption Agreement shall, to the extent provided in the Term A Term Loan Assumption Agreement entered into in connection therewith, be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall benefit equally and ratably (except as provided in the next preceding sentence) from the Guarantees created by the Guarantee Agreement and security interests created by the Collateral Agreement and the other Security Documents. Level 3 and the Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee and Collateral Requirement continues to be satisfied after the establishment of any such class of Term A Term Loans. Notwithstanding the foregoing provisions of this Section 2.15, no Regulated Grantor Subsidiary shall pledge any assets as collateral in support of any loans of any class established pursuant to this section, nor shall any Regulated Guarantor Subsidiary Guarantee any such loans, unless it has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required in order for such loans and all other loans outstanding hereunder to be secured by such assets and guaranteed by such Regulated Guarantor Subsidiary.

ARTICLE III

Representations and Warranties

On and as of the Effective Date, each of Level 3 and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Level 3, the Borrower and each Material Subsidiary of Level 3 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party on the Effective Date are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action. This Agreement has been duly executed and delivered by Level 3 and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed by and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are contemplated to be taken to satisfy the Guarantee Permit Condition and the Collateral Permit Condition and such as have been obtained or made and are in full force and effect and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate the charter, by-laws or other organizational documents of Level 3 or any of the Loan Parties and will not violate, except for any violation which would not constitute or result in a Material Adverse Effect, (i) any applicable law or regulation of a type typically applicable to transactions of the type contemplated by the Transactions, (ii) any material order of any Governmental Authority, (c) will not violate the Parent’s Indenture, the Financing Inc. Indentures or the Secured Notes Indentures and (d) will not result in the creation or imposition of any Lien on any material assets of Level 3, the Borrower or any Subsidiary of Level 3, except Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Lenders have been given access to Level 3’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2006, reported on by KPMG LLP, an independent public accounting firm. Such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Level 3 and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(b) Except for the Disclosed Matters, after giving effect to the Transactions, none of Level 3 or its Subsidiaries will have, as of the Effective Date, any contingent liabilities, unusual long-term commitments or unrealized losses which would constitute or result in a Material Adverse Effect.

(c) Except as may be disclosed in Level 3’s reports and filings under the Exchange Act filed or furnished since January 1, 2007 and prior to March 12, 2007 and available on the Securities and Exchange Commission’s website on the internet at www.sec.gov prior to the Effective Date, since December 31, 2006, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Level 3 and its Subsidiaries, taken as a whole which would constitute or result in a Material Adverse Effect.

SECTION 3.05. Properties. Each of Level 3, the Borrower and each Subsidiary of Level 3 has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and such defects as would not constitute or result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Level 3 or the Borrower, threatened against or affecting Level 3, the Borrower or any Material Subsidiary of Level 3 (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, constitute or result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not constitute or result in a Material Adverse Effect, none of Level 3, the Borrower or any of the Subsidiaries of Level 3 (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Level 3, the Borrower and each of the Subsidiaries of Level 3 is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither Level 3 nor any of the Loan Parties is an “investment company” or is controlled by an entity that is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Level 3, the Borrower and each of the Material Subsidiaries of Level 3 has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Level 3, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not constitute or result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would constitute or result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would constitute or result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would constitute or result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of Level 3 in, each domestic Material Subsidiary.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Level 3, the Borrower and the Material Subsidiaries of Level 3 as of the Effective Date. To the knowledge of Level 3, such insurance complies with the requirements of Section 5.07.

SECTION 3.14. Labor Matters. As of the Effective Date, there are no material strikes, lockouts or slowdowns against Level 3, the Borrower or any Subsidiary of Level 3 pending or, to the knowledge of Level 3 or the Borrower, threatened which would constitute or result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Level 3, the Borrower or any Subsidiary of Level 3 is bound other than any right which would not constitute or result in a Material Adverse Effect.

SECTION 3.15. Intellectual Property. Each of Level 3, the Borrower and the Material Subsidiaries of Level 3 owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Level 3, the Borrower and each Material Subsidiary of Level 3, to the knowledge of Level 3 or the Borrower, does not infringe upon the rights of any other Person except for any such infringements that, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.

SECTION 3.16. Security Interests. (a) When executed and delivered, (i)(A) the Collateral Agreement will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and (B) the Loan Proceeds Note Collateral Agreement will be effective to create in favor of the Secured Party (as defined in the Loan Proceeds Note Collateral Agreement) a valid and enforceable security interest in the Collateral (as defined in the Loan Proceeds Note Collateral Agreement), (ii) when the portion of the Collateral (as defined in the Collateral Agreement) constituting certificated securities (as defined in the Uniform Commercial Code), is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the Collateral Agreement will constitute, under applicable Federal and State law, a fully perfected first priority Lien on, and security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person and (iii) when financing statements in sufficient form are filed in the offices specified in the

Effective Date Perfection Certificate or in the Effective Date Loan Proceeds Note Perfection Certificate, as the case may be, each of the Collateral Agreement and the Loan Proceeds Note Collateral Agreement will constitute, under applicable Federal and State law, a fully perfected (except with respect to undisclosed Commercial Tort Claims (as defined in the Collateral Agreement)) Lien on, and security interest in all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreements) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case (other than with respect to undisclosed Commercial Tort Claims (as defined in the Collateral Agreement)) prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.05.

(b) When the Collateral Agreement or memorandum thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.05 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date).

SECTION 3.17. FCC Compliance. (a) Level 3, the Borrower and each Subsidiary of Level 3 are in compliance with the Communications Act except where the failure to be in compliance would not constitute or result in a Material Adverse Effect.

(b) To the knowledge of Level 3, there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or any other proceedings of or before the FCC, affecting it, the Borrower or any Subsidiary of Level 3 which would constitute or result in a Material Adverse Effect.

(c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which would constitute or result in a Material Adverse Effect or (ii) affects or would reasonably be expected in the future to affect any of the rights of Level 3, the Borrower or any Subsidiary of Level 3 under any License held by Level 3, the Borrower or such Subsidiary in any respect which would constitute or result in a Material Adverse Effect.

(d) Level 3, the Borrower and each Subsidiary of Level 3 have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all respects except where the failure to do so would not constitute or result in a Material Adverse Effect.

SECTION 3.18. Qualified Credit Facility; Senior Indebtedness. The Loans and the other Obligations constitute a “Qualified Credit Facility” as defined in the Financing Inc. Indentures and the Secured Notes Indentures. The Loans and the other Obligations constitute “Senior Indebtedness” of Level 3, the Borrower and each other Loan Party for purposes of any Indebtedness of Level 3, the Borrower or such other Loan Party that by its terms is subordinated to any other Indebtedness of such Person.

SECTION 3.19. Solvency. Immediately following the making of the Loans on the Effective Date and after giving effect to the application of the proceeds of the Loans, (a) the fair value of the assets of Level 3 and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Level 3 and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Level 3 and its Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Level 3 and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.20. Anti-Corruption Laws and Sanctions. Level 3 has implemented and maintains in effect policies and procedures designed to ensure compliance by Level 3, the Borrower, the Subsidiaries of Level 3 and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Level 3, the Borrower, the Subsidiaries of Level 3 and their respective officers and employees and, to the knowledge of Level 3, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Level 3, the Borrower, any Subsidiary of Level 3 or, to the knowledge of Level 3, any of their respective directors, officers or employees, or (b) to the knowledge of Level 3, any agent of Level 3, the Borrower or any Subsidiary of Level 3 that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.21. EEA Financial Institutions. None of the Loan Parties is an EEA Financial Institution.

SECTION 3.22. Margin Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Tranche A Term Lenders to make Tranche A Term Loans hereunder became effective on the date on which each of the following conditions was satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from Level 3, the Borrower, the Administrative Agent and each Lender either (i) counterparts of this Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Willkie Farr & Gallagher LLP, counsel for the Borrower, substantially in the form of Exhibit E-1, (ii) the Chief Legal Officer or an Assistant General Counsel of Level 3, substantially in the form of Exhibit E-2, (iii) Potter Anderson & Corroon LLP, Delaware local counsel, substantially in the form of Exhibit E-3 and (iv) Bingham McCutchen LLP, regulatory counsel for the Borrower, substantially in the form of Exhibit E-4, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization by the Loan Parties of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the Effective Date.

(e) The Borrower and the other Loan Parties shall be in compliance with all the terms and provisions set forth herein and in the other Loan Documents on their part to be observed or performed, and at the time of and immediately after the making of the Loans on the Effective Date, no Default shall have occurred and be continuing.

(f) The Administrative Agent shall have received a certificate signed by a Financial Officer of Level 3 confirming the satisfaction of the conditions set forth in paragraphs (d) and (e) above and in paragraphs (g) and (m) below.

(g) The Guarantee and Collateral Requirement shall be satisfied.

(h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(i) The Administrative Agent shall have received (i) a completed (A) Effective Date Perfection Certificate and (B) Effective Date Loan Proceeds Note Perfection Certificate, each dated the Effective Date and signed by a Financial Officer, in each case, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions referred to in Schedule 4.01(i) hereto and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.05 or have been released.

(j) The Administrative Agent shall have received executed copies of each of the Level 3 LLC Notes Supplemental Indentures (as defined in the 2007 Credit Agreement),

(k) The Administrative Agent shall have received an executed copy of the Omnibus Offering Proceeds Note Subordination Agreement.

(l) The Borrower shall have obtained ratings on the Loans from each of the Rating Agencies.

(m) The Administrative Agent shall have received satisfactory evidence that, after giving effect to the transactions contemplated hereby, the Borrower shall have repaid the Existing Term Loans, together with all interest accrued thereon and all other amounts accrued or owing under the Existing Amended and Restated Credit Agreement, and that all Liens securing the obligations under the Existing Amended and Restated Credit Agreement shall have been released.

(n) Level 3 LLC shall have executed and delivered to the Agent the Loan Proceeds Note Collateral Agreement and such other documentation reasonably satisfactory to Level 3 and the Collateral Agent necessary to evidence the creation and perfection of Liens to secure the Loan Proceeds Note to the extent required by Section 5.13(b).

The Administrative Agent notified Level 3, the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Level 3 and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Level 3 will furnish to the Administrative Agent on behalf of the Lenders:

(a) within 120 days after the end of each fiscal year of Level 3, an audited consolidated balance sheet of Level 3 and its Subsidiaries and related statements of operations and cash flows of Level 3 and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or another independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Level 3 and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each fiscal quarter (but excluding a fiscal quarter that is at the end of a fiscal year) of Level 3, an unaudited consolidated balance sheet of Level 3 and its Subsidiaries and related statements of operations and cash flows of Level 3 and its Subsidiaries as of the end of and for such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of the previous fiscal year, all certified by a Financial Officer to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Level 3 and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(c) within 120 days after the end of each fiscal year of Level 3, a certificate of a Financial Officer stating that a review of the activities of Level 3 and its Subsidiaries during the preceding fiscal year has been made under the supervision of such Financial Officer with a view to determining whether the Borrower and the other Loan Parties have kept, observed, performed and fulfilled their obligations under this Agreement and the other Loan Documents, and further stating, as to the knowledge of the Officer signing such certificate, Level 3, the Borrower and each other Loan Party has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement and the other Loan Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower or such Loan Party is taking or proposes to take with respect thereto).

Whether or not required by the rules and regulations of the Securities and Exchange Commission, the Borrower shall file with the Securities and Exchange Commission, if permitted, all the periodic and other reports, proxy statements and other materials it would be required to file with the Securities and Exchange Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended, or any successor provision thereto if it were subject thereto. The financial statements required to be delivered by Level 3 pursuant to paragraphs (a) and (b) of this Section and the reports and statements required to be delivered by the Borrower pursuant to paragraph (c) of this Section shall be deemed to have been delivered (i) when reports containing such financial statements, or such other materials, are posted on Level 3’s website on the Internet at www.level3.com (or any successor page identified in a notice given to the Administrative Agent and the Lenders) or on the Securities and Exchange Commission’s website on the internet at www.sec.gov or (ii) when such financial statements, reports or statements are delivered in accordance with Section 9.01(a).

SECTION 5.02. Notices of Material Events. Level 3 and the Borrower will furnish to the Administrative Agent, within 30 days, written notice of the following:

(a) the occurrence of any Default; and

(b) if the trustee for or the holder of any Material Indebtedness of Level 3 or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default.

Each notice delivered under this Section shall be accompanied by a statement of an authorized officer of Level 3 setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral; KYC and Beneficial Ownership Regulation. (a) Level 3 and the Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in any Loan Party’s identity or corporate structure or (iii) in any Loan Party’s Federal Taxpayer Identification Number. Each of Level 3 and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings (or arrangements therefor satisfactory to the Collateral Agent) have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of Level 3 and the Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of the certificate pursuant to paragraph (c) of Section 5.01, Level 3 shall deliver to the Collateral Agent certificates of an authorized officer of Level 3 (i) setting forth the information required pursuant to (A) the Annual Perfection Certificate and (B) until such time as the Collateral Permit Condition is satisfied with respect to Level 3 LLC, the Annual Loan Proceeds Note Perfection Certificate, or confirming that there has been no change in such information since the dates of the Effective Date Perfection Certificate or the Effective Date Loan Proceeds Note Perfection Certificate, as the case may be, or the date of the most recent certificates delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (excluding fixture filings) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral required to be set forth therein have been filed of record in each United States governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to perfect and continue the perfection of the security interests under the applicable Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(c) Level 3 and the Borrower will, promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(d) Level 3 and the Borrower will, promptly following the consummation of any Reorganization Transaction, notify the Administrative Agent of such Reorganization Transaction.

SECTION 5.04. Existence; Conduct of Business. Each of Level 3 and the Borrower will, and will cause each Material Subsidiary of Level 3 to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its rights, charter and statutory, except where the failure to do so would not constitute or result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.13.

SECTION 5.05. Payment of Taxes. Each of Level 3 and the Borrower will, and will cause each Subsidiary of Level 3 to, pay its material Tax obligations, before the same shall become delinquent or in default, except where the failure to pay such Tax would not constitute or result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Level 3 and the Borrower shall cause all properties owned by Level 3, the Borrower or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Level 3 may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Level 3 from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Level 3, desirable in the conduct of its business or the business of any Subsidiary of Level 3 and not disadvantageous in any material respect to the Lenders.

SECTION 5.07. Insurance. Each of Level 3 and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep all of their respective properties which are of an insurable nature insured with insurers, believed by the Borrower to be responsible, against loss or damage to the extent that property of a similar character is usually insured by companies similarly situated and owning like properties. Level 3 will furnish to the Lenders, upon the reasonable request of the Administrative Agent, but not more than once during any calendar year unless a Default or an Event of Default has occurred and is continuing, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. Level 3 (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding in each case only where Level 3 estimates in good faith that the expected proceeds from insurance, condemnation awards or otherwise will exceed $100,000,000 and (b) will ensure that the Net Available Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents. Level 3 will act in good faith to collect or compromise all such amounts.

SECTION 5.09. Annual Information Meeting. The Borrower shall, at the request of the Required Lenders, hold an annual meeting (telephonic or otherwise) at which the Borrower will address any questions from the Lenders relating to its affairs, finances, condition or otherwise to the extent that the relevant information is public.

SECTION 5.10. Compliance with Laws. Each of Level 3 and the Borrower will, and will cause each of the Restricted Subsidiaries of Level 3 to, comply with all laws (including the Communications Act), rules, regulations and orders of any Governmental Authority applicable to it or its property (including obligations under Licenses), except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds. The proceeds of the Loans will be (a) used to refinance the Existing Term Loans and (b) to the extent of the remaining proceeds, advanced by the Borrower to Level 3 LLC against delivery of the Loan Proceeds Note. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12. Guarantee and Collateral Requirement; Further Assurances. Level 3 and the Borrower will cause the Guarantee and Collateral Requirement to be and remain satisfied at all times, provided, however, that (a) solely with respect to the Tranche B Term Loans this obligation shall be subject to Section 2 of the First Amendment Agreement, (b) solely with respect to the Tranche B II Term Loans this obligation shall be subject to Section 2 of the Second Amendment Agreement, (c) solely with respect to the Tranche B III Term Loans this obligation shall be subject to Section 2 of the Third Amendment Agreement, (d) solely with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans this obligation shall be subject to Section 6 of the Fourth Amendment Agreement, (e) solely with respect to the Tranche B-II 2019 Term Loans this obligation shall be subject to Section 2 of the Fifth Amendment Agreement, (f) solely with respect to the Tranche B-III 2019 Term Loans this obligation shall be subject to Section 2 of the Sixth Amendment Agreement, (g) solely with respect to the Tranche B 2020 Term Loans this obligation shall be subject to Section 2 of the Seventh Amendment Agreement, (h) solely with respect to the Tranche B-II 2022 Term Loans this obligation shall be subject to Section 2 of the Tenth Amendment Agreement, (i) solely with respect to the Tranche B 2024 Term Loans this obligation shall be subject to Section 2 of the Twelfth Amendment Agreement and (j) solely with respect to the Tranche B 2027 Term Loans this obligation shall be subject to Section 2 of the Thirteenth Amendment Agreement. Without limiting the foregoing, Level 3 and the Borrower will, and will cause each Subsidiary of Level 3 to, execute any and all documents, financing statements, agreements and instruments, and take all other actions (including the filing of financing statements and other documents), which shall be required under any applicable United States law, or which the Collateral Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Level 3 and the Borrower also agree to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection of the Liens created or intended to be created by the Loan Documents. In the event that Global Crossing (or any Global Crossing Successor Entity) shall become a Subsidiary of a Restricted Subsidiary that is a Foreign Subsidiary, or shall, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to, or consolidate, amalgamate, merge or enter into any similar transaction with, any Restricted Subsidiary of Level 3 or shall otherwise be converted to a Domestic Subsidiary of Level 3 (any such Restricted Subsidiary or other surviving entity of any such consolidation, amalgamation, merger, similar transaction or conversion, a “Global Crossing Successor Entity”), Level 3 and the Borrower will (i) if such Global Crossing Successor Entity is a Domestic Subsidiary, cause the Guarantee and Collateral Requirement to be satisfied with respect to such Global Crossing Successor Entity, (ii) if such Global Crossing Successor Entity is a Foreign Subsidiary held directly by Level 3, the Borrower or a

Designated Grantor Subsidiary, cause the Guarantee and Collateral Requirement to be satisfied with respect to the pledge of 65% of the voting Equity Interests in such Global Crossing Successor Entity and (iii) if such Global Crossing Successor Entity is a Foreign Subsidiary held directly by another Foreign Subsidiary, cause the Guarantee and Collateral Requirement to be satisfied with respect to the pledge of 65% of the voting Equity Interests in each Global Crossing Parent Entity of such Global Crossing Successor Entity, subject in each case to the last paragraph of the definition of Guarantee and Collateral Requirement; provided that, upon satisfaction of the Guarantee and Collateral Requirement with respect to the Equity Interests in such Global Crossing Successor Entity or each Global Crossing Parent Entity, as applicable, any Lien on the Equity Interests in Global Crossing (or any other Person the Equity Interests of which were required to be pledged pursuant to clause (ii) or (iii) of this sentence prior to giving effect to the subject transaction (other than, in the case of any Global Crossing Parent Entity, any such Person that remains a Global Crossing Parent Entity after giving effect to the subject transaction)) shall be automatically released, and Collateral Agent shall execute and deliver all such releases, termination statements or other instruments, and take all such further actions, as shall be necessary to effectuate or confirm any release of Collateral required by this sentence.

SECTION 5.13. Guarantee Permit Condition, Collateral Permit Condition and Global Crossing Pledge Permit Condition. (a) Each of Level 3 and the Borrower will endeavor, and cause each Regulated Grantor Subsidiary and each Regulated Guarantor Subsidiary to endeavor, in good faith using commercially reasonable efforts to (i) (A) cause the Collateral Permit Condition to be satisfied with respect to such Regulated Grantor Subsidiary and (B) cause the Guarantee Permit Condition to be satisfied with respect to such Regulated Guarantor Subsidiary, in each case at the earliest practicable date and (ii) obtain the material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Authorities required to cause any Restricted Subsidiary to become a Guarantor as required by Sections 6.01(d) and 6.02(d). Each of Level 3 and the Borrower will endeavor, and cause Global Crossing, the direct parent of Global Crossing and each other applicable Subsidiary of Level 3 to endeavor, in good faith using commercially reasonable efforts to cause the Global Crossing Pledge Permit Condition to be satisfied at the earliest practicable date with respect to Global Crossing, any Global Crossing Successor Entity and any Global Crossing Parent Entity, as applicable. For purposes of this Section, the requirement that Level 3, the Borrower or any Subsidiary of Level 3 use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 or the Borrower, the Administrative Agent and the Lenders will cooperate with Level 3 and the Borrower as necessary to enable them to comply with their obligations under this Section. Solely with respect to the Tranche B Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the First Amendment Agreement. Solely with respect to the Tranche B II Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Second

Amendment Agreement. Solely with respect to the Tranche B III Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Third Amendment Agreement. Solely with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, the obligations set forth in this Section shall be subject to Section 6 of the Fourth Amendment Agreement. Solely with respect to the Tranche B-II 2019 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Fifth Amendment Agreement. Solely with respect to the Tranche B-III 2019 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Sixth Amendment Agreement. Solely with respect to the Tranche B 2020 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Seventh Amendment Agreement. Solely with respect to the Tranche B-II 2022 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Tenth Amendment Agreement. Solely with respect to the Tranche B 2024 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Twelfth Amendment Agreement. Solely with respect to the Tranche B 2027 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Thirteenth Amendment Agreement.

(b) If Level 3 shall determine that Level 3 LLC is able, consistent with applicable law, to create Liens on any Collateral owned by it and located in any jurisdiction located in the United States to secure the Loan Proceeds Note prior to the satisfaction by it of the Collateral Permit Condition, it will cause Level 3 LLC promptly to create and perfect such Liens on terms and under documentation reasonably satisfactory to Level 3 and the Collateral Agent.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Level 3, the Borrower and each Guarantor covenants and agrees with the Lenders that:

SECTION 6.01. Limitation on Consolidated Debt. (a) Level 3 shall not, and shall not permit any Restricted Subsidiary (other than to the extent permitted by paragraph (b) of Section 6.02) to, directly or indirectly, Incur any Indebtedness; provided, however, that Level 3 or any Restricted Subsidiary (subject, in the case of the Borrower and any Borrower Restricted Subsidiary, to Section 6.02) may Incur any Indebtedness if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of Level 3 and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which consolidated financial statements are available, would be less than 5.75 to 1.00, or (ii) Level 3’s Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of Level 3 since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Indebtedness, and (z) the receipt and application of the net proceeds of such Indebtedness or Capital Stock, as the case may be, is less than 2.25 to 1.0.

(b) Notwithstanding the foregoing limitation, Level 3 or any Restricted Subsidiary (other than the Borrower or any Borrower Restricted Subsidiary, except to the extent permitted by Section 6.02) may Incur any and all of the following (each of which shall be given independent effect):

(i) Indebtedness created under the Loan Documents (other than Indebtedness Incurred pursuant to an Additional Tranche);

(ii) Indebtedness under Credit Facilities in an aggregate principal amount outstanding or available, when taken together with the sum of (A) the amount of any Indebtedness outstanding or available under the Loan Documents, plus (B) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii) of paragraph (b) of Section 6.02, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) of paragraph (b) of Section 6.02 in respect of Indebtedness previously Incurred pursuant to clause (ii) of paragraph (b) of Section 6.02, plus (D) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) below in respect of Indebtedness previously Incurred pursuant to this clause (ii) at any one time not to exceed the greater of (x) $5,011,000,000 and (y) 4.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries for the four full quarters immediately preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable, which amount shall be permanently reduced by the amount of Net Available Proceeds used after the Effective Date to repay Indebtedness under any Credit Facilities (including the Loan Documents) or any refinancing Indebtedness in respect of any Credit Facilities (including the Loan Documents) Incurred pursuant to clause (vi) of paragraph (b) of Section 6.02 or clause (viii) below), and not reinvested in Telecommunications/IS Assets or used to repay Indebtedness created under the Loan Documents or repay other Indebtedness, pursuant to and as permitted by Section 6.07; provided, however, that solely for the purposes of the establishment of any revolving credit commitments or any class of term loans pursuant to Section 2.15 or 9.02(d), this clause (ii) shall also permit the Incurrence of Permitted First Lien Refinancing Indebtedness;

(iii) Purchase Money Debt; provided, however, that the amount of such Purchase Money Debt does not exceed 100% of the cost of construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

(iv) Subordinated Debt of Level 3; provided, however, that the aggregate principal amount (or, in the case of Indebtedness issued at a discount, the Accreted Value) of such Indebtedness, together with any other outstanding Indebtedness Incurred pursuant to this clause (iv), shall not exceed $1,000,000,000 at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of Level 3, and not reinvested in Telecommunications/IS Assets or used to repay the Loan or repay other Indebtedness, pursuant to and as permitted by Section 6.07), except to the extent such Indebtedness in excess of $1,000,000,000 (A) is subordinated to all other Indebtedness of Level 3 other than Indebtedness Incurred pursuant to this clause (iv) in excess of such $1,000,000,000 limitation, (B) does not provide for the payment of cash interest on such Indebtedness prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness and (C) (1) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case on or prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 but excluding through conversion into capital stock of Level 3, other than Disqualified Stock, without any payment by Level 3 or its Restricted Subsidiaries to the holders thereof) of such Indebtedness at the option of the holder thereof on or prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness or the stated maturity of any Additional Tranche then outstanding;

(v) Indebtedness outstanding on the Measurement Date;

(vi) Indebtedness owed by Level 3 to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary; provided, however, that (A) any Person that Incurs Indebtedness owed to Level 3 or a Sister Restricted Subsidiary pursuant to this clause (vi) is a Guarantor and a Loan Proceeds Note Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Level 3 of any Indebtedness so permitted to a Person other than Level 3 or another Restricted Subsidiary or (y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (vi) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary; and (C) the payment obligation of (i) such Indebtedness (if clause (A) above applies) and (ii) all obligations (if clause (A) above applies) with respect to any Offering Proceeds Note Guarantee of such obligor is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or a Loan Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Indebtedness of Level 3 or any Domestic Restricted Subsidiary;

(vii) Indebtedness Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

(viii) Indebtedness Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (vii) or (xii) of this paragraph (b) or this clause (viii), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Level 3 Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Indebtedness to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Indebtedness being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Indebtedness pursuant to this clause (viii) shall be a Guarantor and a Loan Proceeds Note Guarantor and (2) if the Indebtedness to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, the refinancing Indebtedness shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of the Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, as the case may be, Incurring such refinancing Indebtedness, (B) the refinancing Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced and (C) in the case of any refinancing of Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (v), (vii) or (xii) or, if such Indebtedness previously refinanced

Indebtedness Incurred pursuant to any such clause, this clause (viii), the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 or any Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 2.05(d) or upon an asset sale pursuant to provisions substantially similar to those described under Section 6.07(c);

(ix) Indebtedness (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Indebtedness or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Level 3 or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Level 3 or any Restricted Subsidiary in connection with such disposition;

(x) Indebtedness consisting of Permitted Hedging Agreements;

(xi) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above or clause (xii) below, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $500,000,000 at any time outstanding; and

(xii) (A) Effective Date Purchase Money Debt and (B) Indebtedness outstanding on the Effective Date under the Existing Notes and the related indentures, any Restricted Subsidiary Guarantees or Level 3 Guarantees issued prior to the Effective Date in accordance with such related indentures and any Guarantee of the Effective Date Financing Inc. Notes issued after the Effective Date; provided, however, that in the case of any such Guarantee of the Effective Date Financing Inc. Notes entered into after the Effective Date, such Guarantee is Incurred in accordance with (i) the last sentence of paragraph (d) of this Section 6.01 and (ii) Section 6.02.

(c) Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that Level 3 or any Restricted Subsidiary may Incur pursuant to this Section 6.01 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 6.01, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and shall not be treated as Indebtedness. For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Level 3, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness in any manner that complies with this Section. To the extent permitted under applicable laws and regulations, in the event that any Restricted Subsidiary of Level 3 Guarantees any of the Financing Inc. Notes, then Level 3 shall cause such Restricted Subsidiary to (i) become a Guarantor and a Loan Proceeds Note Guarantor, (ii) if such Restricted Subsidiary is a Borrower Restricted Subsidiary, subordinate, in any bankruptcy, liquidation or winding up proceeding of such Borrower Restricted Subsidiary, such Borrower Restricted Subsidiary’s Guarantee of such Financing Inc. Notes to the Guarantee of the Obligations and the Loan Proceeds Note Guarantee of such Borrower Restricted Subsidiary (or, in the case of Level 3 LLC, to the Loan Proceeds Note) and (iii) in the case of a Level 3 LLC Guarantee of the 5.375% Notes, 5.625% Notes, the 5.125% Notes, the 5.375% 2025 Notes, the 5.375% 2024 Notes, the 5.25% Notes or the 4.625% Notes, cause Level 3 LLC to enter into any Level 3 LLC 5.375% Notes Supplemental Indenture, any Level 3 LLC 5.625% Notes Supplemental Indenture, any Level 3 LLC 5.125% Notes Supplemental Indenture, any Level 3 LLC 5.375% 2025 Notes Supplemental Indenture, any Level 3 LLC 5.375% 2024 Notes Supplemental Indenture, any Level 3 LLC 5.25% Notes Supplemental Indenture or any Level 3 LLC 4.625% Notes Supplemental Indenture, as the case may be.

SECTION 6.02. Limitation on Indebtedness of the Borrower and Borrower Restricted Subsidiaries. (a) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that (i) the Borrower or (ii) any Borrower Restricted Subsidiary may incur any Indebtedness if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Borrower Debt Ratio would be less than 5.75 to 1.0; provided, however, that any Borrower Restricted Subsidiary that Incurs Indebtedness pursuant to this paragraph (a) is a Guarantor and a Loan Proceeds Note Guarantor.

(b) Notwithstanding the foregoing limitation, the Borrower or any Borrower Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) Indebtedness created under the Loan Documents (other than Indebtedness Incurred pursuant to an Additional Tranche);

(ii) Indebtedness under Credit Facilities in an aggregate principal amount outstanding or available, when taken together with the sum of (A) the amount of any Indebtedness outstanding or available under the Loan Documents, plus (B) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii) of paragraph (b) of Section 6.01, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) of paragraph (b) of Section 6.01 in respect of Indebtedness previously Incurred pursuant to clause (ii) of paragraph (b) of Section 6.01, plus (D) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) below in respect of Indebtedness previously Incurred pursuant to this clause (ii), at any one time not to exceed the greater of (x) $5,011,000,000 and (y) 4.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable, which amount shall be permanently reduced by the amount of Net Available Proceeds used after the Effective Date to repay Indebtedness under any Credit Facilities (including the Loan Documents) or any refinancing Indebtedness in respect of any Credit Facilities (including the Loan Documents) Incurred pursuant to clause (viii) of paragraph (b) of Section 6.01 or clause (vi) below), and not reinvested in Telecommunications/IS Assets or used to repay Indebtedness created under the Loan Documents or repay other Indebtedness, pursuant to and as permitted by Section 6.07; provided, however, that solely for the purposes of the establishment of any revolving credit commitments or any class of term loans pursuant to Section 2.15 or 9.02(d), this clause (ii) shall also permit the Incurrence of Permitted First Lien Refinancing Indebtedness;

(iii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary outstanding on the Measurement Date;

(iv) Indebtedness owed by the Borrower to a Restricted Subsidiary, Indebtedness owed by a Borrower Restricted Subsidiary to Level 3 or a Restricted Subsidiary (including Indebtedness owed by a Borrower Restricted Subsidiary to another Borrower Restricted Subsidiary), and Indebtedness with an aggregate principal amount at any one time not to exceed the greater of (x) $300,000,000 and (y) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable, owed by the Borrower to Level 3 or any Sister Restricted Subsidiary; provided, however, that (A) any Borrower Restricted Subsidiary that Incurs Indebtedness owed to Level 3 or a Sister Restricted Subsidiary pursuant to this clause (iv) is a Guarantor and a Loan Proceeds Note Guarantor, (B)(x) upon the transfer, conveyance or other disposition by such Borrower Restricted Subsidiary or the Borrower of any Indebtedness so permitted to a Person other than the Borrower or another Borrower Restricted Subsidiary or (y) if for any reason such Borrower Restricted Subsidiary ceases to be a Borrower Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the borrower thereof at the time of such transfer, conveyance or other disposition or when such Borrower Restricted Subsidiary ceases to be a Borrower Restricted Subsidiary and (C) the payment obligation of (i) such Indebtedness (if clause (A) above applies) and (ii) all obligations (if clause (A) above applies) with respect to any Offering Proceeds Note Guarantee of such obligor is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations of such Guarantor with respect to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or a Loan Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Indebtedness of Level 3 or any Domestic Restricted Subsidiary;

(v) Indebtedness Incurred by a Person (other than Level 3 or any Sister Restricted Subsidiary) prior to the time (A) such Person became a Borrower Restricted Subsidiary, (B) such Person merges into or consolidates with a Borrower Restricted Subsidiary or (C) a Borrower Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Borrower Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that after giving effect to the Incurrence of any Indebtedness pursuant to this clause (v), (x) either (1) the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above computed using “6.0 to 1.0” rather than “5.75 to 1.0” as it appears therein or (2) the ratio computed pursuant to paragraph (a) above would be no higher than before giving effect to the Incurrence of such Indebtedness and (y) such Person or the Borrower Restricted Subsidiary into which such Person merges or consolidates is a Guarantor and a Loan Proceeds Note Guarantor;

(vi) Indebtedness of the Borrower or any Borrower Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Indebtedness of the Borrower or any Borrower Restricted Subsidiary Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v) or (x) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Borrower Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Indebtedness to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Indebtedness being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Indebtedness pursuant to this clause (vi) (if not the Borrower) shall be a Guarantor and a Loan Proceeds Note Guarantor and (2) if the Indebtedness to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, the refinancing Indebtedness shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, as the case may be, Incurring such refinancing Indebtedness, (B) the refinancing Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced and (C) in the case of any refinancing of Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (v) or (x) or, if such Indebtedness previously refinanced Indebtedness Incurred pursuant to any such clause, this clause (vi), the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Borrower or any Borrower Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Borrower or a Borrower Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 2.05(d) or upon an asset sale pursuant to provisions substantially similar to those described under Section 6.07(c);

(vii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Indebtedness or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Borrower or any Borrower Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Borrower Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Borrower Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Borrower or any Borrower Restricted Subsidiary in connection with such disposition;

(viii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary consisting of Permitted Hedging Agreements;

(ix) Indebtedness of any Foreign Restricted Subsidiary of the Borrower not otherwise permitted to be Incurred pursuant to clause (i) through (viii) above or clause (x) below, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (ix) has an aggregate principal amount at any one time not to exceed the greater of (x) $300,000,000 and (y) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable;

(x) (A) Effective Date Purchase Money Debt initially Incurred by the Borrower or any Borrower Restricted Subsidiary or another Person that became a Borrower Restricted Subsidiary on or before the Effective Date and (B) Indebtedness under the Effective Date Financing Inc. Notes and the related Effective Date Financing Inc. Indentures, any Guarantees of the Effective Date Financing Inc. Notes issued prior to the Effective Date in accordance with such related Effective Date Financing Inc. Indentures and any Guarantee of the Effective Date Financing Inc. Notes issued after the Effective Date; provided, however, that in the case of any such Guarantee of the Effective Date Financing Inc. Notes entered into after the Effective Date, such Guarantee is Incurred in accordance with the last sentence of paragraph (d) of this Section 6.02; and

(xi) Indebtedness owed by the Borrower or any Borrower Restricted Subsidiary to any member of the CenturyLink Credit Group or any Reorganization Subsidiary in an aggregate principal amount at any one time not to exceed the greater of (x) $300,000,000 and (y) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable.

(c) Notwithstanding any other provision of this Section 6.02, the maximum amount of Indebtedness the Borrower or any Borrower Restricted Subsidiary may Incur pursuant to this Section 6.02 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 6.02, Guarantees (other than Guarantees of Indebtedness of Level 3 or any Sister Restricted Subsidiary that are not Guarantees of Indebtedness Incurred by Level 3 or any Sister Restricted Subsidiary pursuant to clause (ii) of paragraph (b) of Section 6.01), Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and shall not be treated as Indebtedness. For purposes of determining compliance with this Section 6.02, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Borrower, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness in any manner that complies with this Section. To the extent permitted under applicable laws and regulations, in the event that any Borrower Restricted Subsidiary Guarantees any of the Financing Inc. Notes, then the Borrower shall cause such Borrower Restricted Subsidiary to (i) become a Guarantor and a Loan Proceeds Note Guarantor, (ii) to subordinate, in any bankruptcy, liquidation or winding up proceeding of such Borrower Restricted Subsidiary, such Borrower Restricted Subsidiary’s Guarantee of such Financing Inc. Notes to the Guarantee of the Obligations and the Loan Proceeds Note Guarantee of such Borrower Restricted Subsidiary (or, in the case of Level 3 LLC, to the Loan Proceeds Note) and (iii) in the case of a Level 3 LLC Guarantee of the 5.375% Notes, the 5.625% Notes, the 5.125% Notes, the 5.375% 2025 Notes, the 5.375% 2024 Notes, the 5.25% Notes or the 4.625% Notes, cause Level 3 LLC to enter into any Level 3 LLC 5.375% Notes Supplemental Indenture, any Level 3 LLC 5.625% Notes Supplemental Indenture, any Level 3 LLC 5.125% Notes Supplemental Indenture, any Level 3 LLC 5.375% 2025 Notes Supplemental Indenture, any Level 3 LLC 5.375% 2024 Notes Supplemental Indenture, any Level 3 LLC 5.25% Notes Supplemental Indenture or any Level 3 LLC 4.625% Notes Supplemental Indenture, as the case may be.

SECTION 6.03. Limitation on Restricted Payments. (a) Level 3:

(i) shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Level 3 or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Level 3 (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Level 3 (other than Disqualified Stock);

(ii) shall not, and shall not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of Level 3 or any Restricted Subsidiary or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Level 3 or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Level 3 or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to Level 3 or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital Stock (other than Disqualified Stock) of Level 3;

(iii) shall not make, or permit any Restricted Subsidiary to make, any Investment (other than (s) an Investment by Level 3 in any Restricted Subsidiary that is not a Reorganization Subsidiary, (t) an Investment by a Sister Restricted Subsidiary in Level 3 or any other Restricted Subsidiary (including, for the avoidance of doubt, any other Restricted Subsidiary that is a Reorganization Subsidiary), (u) an Investment by a Restricted Subsidiary in the Borrower, (v) an Investment by the Borrower or any Borrower Restricted Subsidiary in Level 3, (w) an Investment by the Borrower or a Borrower Restricted Subsidiary in any other Borrower Restricted Subsidiary that is not a Reorganization Subsidiary, (x) an Investment by a Borrower Restricted Subsidiary that is a Reorganization Subsidiary in any other Borrower Restricted Subsidiary (including, for the avoidance of doubt, any other Borrower Restricted Subsidiary that is a Reorganization Subsidiary), (y) an Investment solely in the form of direct or indirect monetary loans, advances or other extensions of credit to, or comprised solely of cash or Cash Equivalents in, Level 3, any Sister Restricted Subsidiary or any Reorganization Subsidiary or (z) a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to Section 6.10 (it being understood and agreed that any Investment or other transfer of property or assets (other than Investments of the type referred to in the foregoing clause (y)) of (I) Level 3 or any Restricted Subsidiary (other than a Reorganization Subsidiary), directly or indirectly, to any Reorganization Subsidiary that would be required to satisfy the Guarantee and Collateral Requirement if such Reorganization Subsidiary were a Restricted Subsidiary that was not a Reorganization Subsidiary (a “Reorganization Subsidiary Restricted Payment”) or (II) the Borrower or any Borrower Restricted Subsidiary to any Sister Restricted Subsidiary shall, in each case, constitute a “Restricted Payment” except to the extent otherwise qualifying as a Permitted Investment pursuant to clause (a), (b), (c), (d), (e), (f) or (j) of the definition of such term);

(iv) shall not, and shall not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness of Level 3 which is subordinate in right of payment to the Guarantee by Level 3 of the Obligations or Indebtedness of any Restricted Subsidiary which is subordinate in right of payment to the Loans (in the case of the Borrower) or the Guarantee of the Obligations (in the case of Restricted Subsidiaries other than the Borrower) by such Restricted Subsidiary (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of and satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and

(v) shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Level 3 or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Level 3 and the other Restricted Subsidiaries (each of clauses (i) through (v) being a “Restricted Payment”)

if:

(1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

(2) upon giving effect to such Restricted Payment, Level 3 could not Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.01, or

(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (i) or (k) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of:

(A) the result of (i) Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries since October 1, 2015 through the last day of the last full fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of Level 3 have been delivered pursuant to Section 5.01 or 5.02, as applicable, less (ii) 1.5 times Consolidated Interest Expense of Level 3 and its Restricted Subsidiaries for such period, and

(B) plus, in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Level 3’s equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Level 3 or any Restricted Subsidiary in such Subsidiary;

provided, however, that Level 3 or a Restricted Subsidiary may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of $500,000,000 and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Level 3, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Level 3, and (ii) from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary (other than to a Subsidiary, Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Level 3 and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-Tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Indebtedness of Level 3 or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Loans, the Loan Proceeds Note or any applicable Guarantee of the Obligations or Loan Proceeds Note Guarantee) and release of Level 3 and all Restricted Subsidiaries from all liability on the Indebtedness assumed. The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (i) of the definition of “Permitted Investments.”

(b) Notwithstanding the foregoing limitation,

(i) Level 3 may pay any dividend on Capital Stock of any class of Level 3 within 60 days after the declaration thereof if, on the date when the dividend was declared, Level 3 could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom);

(ii) Level 3 may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Level 3 or any of its Subsidiaries or other Affiliates in an amount not to exceed $25,000,000 in any 12-month period;

(iii) Level 3 and any Restricted Subsidiary may refinance any Indebtedness otherwise permitted by clause (viii) of paragraph (b) of Section 6.01 or clause (vi) of paragraph (b) of Section 6.02;

(iv) Level 3 and any Restricted Subsidiary may retire or repurchase any Capital Stock of Level 3 or of any Restricted Subsidiary or any Subordinated Debt of Level 3 in exchange for, or out of the proceeds of substantially concurrent sale (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Level 3; provided, however, that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of “Invested Capital”;

(v) Level 3 may pay cash dividends in any amount not in excess of $100,000,000 in any 12-month period in respect of Preferred Stock of Level 3 (other than Disqualified Stock);

(vi) to the extent any Reorganization Subsidiary has been redesignated as a Redesignated Reorganization Subsidiary and becomes a Guarantor, Level 3 and any Restricted Subsidiary may make Restricted Payments in an amount not in excess of the sum of all Reorganization Subsidiary Restricted Payments previously made to all such Redesignated Reorganization Subsidiaries; and

(vii) Level 3 and any Restricted Subsidiary may make any other Restricted Payment if, after giving pro forma effect to such Restricted Payment and any related transactions, including the Incurrence of any Indebtedness, (A) no Event of Default shall have occurred and be continuing and (B) the ratio of (x) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of Level 3 and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (y) Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the four full fiscal quarters next preceding such Restricted Payment for which consolidated financial statements are available, would not exceed 4.25 to 1.00.

The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii), (iv), (vi) and (vii) shall be excluded in the calculation of Restricted Payments.

(c) The Borrower may not, and may not permit any Borrower Restricted Subsidiary to, pay any dividend or make any distribution in respect of shares of its Capital Stock held by Level 3 or a Sister Restricted Subsidiary (whether in cash, securities or other Property) or any payment (whether in cash, securities or other Property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock (all such dividends, distributions and payments being referred to herein as “Level 3 Transfers”), other than (i) Level 3 Transfers at such times and in such amounts as shall be necessary to permit Level 3 to pay administrative expenses attributable to the operations of its Restricted Subsidiaries, (ii) Level 3 Transfers at such times and in such amounts as are sufficient for Level 3 to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Indebtedness of Level 3, including pursuant to offers to purchase) according to the terms of any Indebtedness of Level 3, (iii) Level 3 Transfers (A) to permit Level 3 to satisfy its obligations in respect of stock option plans or other benefit plans for management or employees of Level 3 and its Subsidiaries, (B) to permit Level 3 to pay dividends on Preferred Stock of Level 3 in an amount not to exceed the aggregate net cash proceeds received by Level 3 (1) after September 30, 1999, from the issuance of Capital Stock, and (2) from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary that after September 30, 1999, has been converted into or exchanged for Capital Stock of Level 3, (C) in an annual amount not to exceed 50% of Level 3’s Consolidated Net Income for the prior fiscal year and (D) Level 3 Transfers in amounts not to exceed the amount required by Level 3 to pay accrued and unpaid interest on any Indebtedness of Level 3 due upon the conversion, exchange or purchase of such Indebtedness into, for or with Capital Stock of Level 3 and (iv) additional Level 3 Transfers after October 1, 2003 in an aggregate amount not to exceed $50,000,000 in the aggregate.

SECTION 6.04. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Level 3 or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to Level 3 or any other Restricted Subsidiary, (ii) to make loans or advances to Level 3 or any other Restricted Subsidiary or (iii) to transfer any of its Property to Level 3 or any other Restricted Subsidiary.

(b) Notwithstanding the foregoing limitation, Level 3 may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist

(i) any encumbrance or restriction in effect on the Fourth Amendment Effective Date pursuant to any agreement as in effect on the Fourth Amendment Effective Date and any encumbrance or restriction under the Loan Documents,

(ii) restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that, as determined by the management of Level 3 at the time of such financing, will not materially impair the Borrower’s ability to make payments as required under this Agreement,

(iii) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired,

(iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b); provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof,

(v) in the case of clause (iii) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of Level 3 or a Restricted Subsidiary otherwise permitted under this Agreement, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement,

(vi) in the case of clause (iii) of paragraph (a) above, customary provisions (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of Property of Level 3 or any Restricted Subsidiary in any manner material to Level 3 or any Restricted Subsidiary,

(vii) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary; provided, however, that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,

(viii) any encumbrance or restriction pursuant to this Agreement, and

(ix) any encumbrance or restriction pursuant to an agreement relating to any Indebtedness of a Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of Section 6.02 that is applicable only to such Foreign Restricted Subsidiary and its Subsidiaries.

SECTION 6.05. Limitation on Liens. Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Effective Date to secure any Indebtedness other than:

(i) Liens existing on the Effective Date and securing Indebtedness outstanding on the Effective Date, which in any event shall not include Liens securing the Parent Intercompany Note or the Existing Notes;

(ii) Liens Incurred on or after the Effective Date:

(1) pursuant to the Loan Documents to secure Indebtedness permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or Permitted First Lien Refinancing Indebtedness Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);

(2) on Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure Indebtedness under Qualified Receivables Facilities permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);

(3) on cash to secure reimbursement obligations in respect of letters of credit permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (vi) of paragraph (b) under Section 6.02 or clause (viii) of paragraph (b) under Section 6.01), provided that the amount of such cash does not exceed 120% of the face amount of such letters of credit;

(4) on Property acquired after the Effective Date with the proceeds of Purchase Money Debt Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (vi) of paragraph (b) under Section 6.02 or clause (viii) of paragraph (b) under Section 6.01) to secure such Purchase Money Debt, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(5) on the Collateral to secure Permitted First Lien Refinancing Indebtedness; provided that such Liens are subject to a Permitted First Lien Intercreditor Agreement and are permitted under the provisions of all Material Indebtedness of Level 3 and its Subsidiaries at the time such Liens are incurred; and

(6) on the Collateral to secure Permitted First Lien Indebtedness; provided that such Liens are subject to a Permitted First Lien Intercreditor Agreement and are permitted under the provisions of all Material Indebtedness of Level 3 and its Subsidiaries at the time such Liens are incurred;

(iii) Liens in favor of Level 3 or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Indebtedness secured by any such Lien (except to Level 3 or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the borrower thereof;

(iv) Liens outstanding on the Effective Date securing Purchase Money Debt and Liens on Property acquired after the Effective Date with the proceeds of Purchase Money Debt Incurred pursuant to clause (iii) of paragraph (b) under Section 6.01 to secure such Purchase Money Debt, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

(vi) Liens to secure Indebtedness Incurred to refinance, in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (viii) of paragraph (b) of Section 6.01 or clause (vi) of paragraph (b) of Section 6.02;

(vii) Liens on Property (A) not constituting Collateral and (B) not required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition, Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (v) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Effective Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Indebtedness of Level 3 or any Restricted Subsidiary (other than the Borrower or any Borrower Restricted Subsidiary) in an aggregate amount any one time not to exceed the greater of (x) $500,000,000 and (y) 7.5% of Level 3’s Consolidated Tangible Assets measured based on the most recent financial statements that have been delivered pursuant to Section 5.01 or 5.02, as applicable;

(viii) Liens on Property of any Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Indebtedness of any Person other than a Non-Telecommunications Subsidiary;

(ix) Liens to secure Indebtedness Incurred pursuant to clause (viii) of paragraph (b) of Section 6.02;

(x) Liens to secure amounts deposited into an escrow account for the benefit of holders of any of the Borrower’s senior unsecured notes representing Indebtedness Incurred by the Borrower in accordance with Section 6.02(a), in connection with redemptions of such notes and the prepayment by Level 3 LLC, in accordance with Section 6.03, of any intercompany note issued by Level 3 LLC to the Borrower in respect of the proceeds of an offering of the Borrower’s senior notes representing Indebtedness Incurred by the Borrower in accordance with Section 6.02(a), respectively.

(xi) Liens on the Property of a Foreign Restricted Subsidiary and its Subsidiaries Incurred on or after the Fourth Amendment Effective Date securing Indebtedness of such Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of Section 6.02; and

(xii) Permitted Liens.

SECTION 6.06. Limitation on Sale and Leaseback Transactions. Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) Level 3 or such Restricted Subsidiary would be entitled to Incur (a) Indebtedness in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to Section 6.01 or Section 6.02 and (b) a Lien pursuant to Section 6.05, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 6.07 (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such Section 6.07.

SECTION 6.07. Limitation on Asset Dispositions. (a) Level 3 shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Level 3 or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the Board of Directors of Level 3 in good faith and evidenced by a Board Resolution of Level 3; and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Borrower or any Borrower Restricted Subsidiary (other than Indebtedness of the Borrower that is subordinated to the Obligations or Indebtedness of any Borrower Restricted Subsidiary that is subordinated to the Obligations of such Borrower Restricted Subsidiary) and release of the Borrower and all Borrower Restricted Subsidiaries from all liability on the Indebtedness assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that for purposes of this clause (ii), (A) any Designated Non-Cash Consideration received by Level 3 or its Restricted Subsidiaries in respect of such Asset Disposition, having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (A) that is at that time outstanding, not in excess of the greater of (x) $500,000,000 and (y) 7.5% of Level 3’s Consolidated Tangible Assets measured based on the most recent financial statements that have been delivered pursuant to Section 5.01 or 5.02, as applicable (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case, shall be deemed to be cash and (B) to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Level 3’s election, consist of Property other than cash, Cash Equivalents or the assumption of Indebtedness or Telecommunications/IS Assets.

(b) If the Net Available Proceeds from any Asset Disposition (or any series of related Asset Dispositions) consisting of Property that is Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition exceed $1,000,000,000, the

Borrower shall deposit an amount in cash or cash equivalents equal to such Net Available Proceeds into a deposit account in which the Collateral Agent has a perfected security interest in favor of the Lenders. Prior to the time a Notice of Default shall have been delivered to the Borrower pursuant to Article VII, the Borrower may withdraw such Net Available Proceeds, and the Collateral Agent, at the Request of the Borrower, shall take all actions necessary, at the expense of the Borrower, to promptly release the security interest in such Net Available Proceeds (i) to permit Level 3 or a Restricted Subsidiary to reinvest such Net Available Proceeds in Telecommunications/IS Assets, (ii) to permit the Borrower to repay the Loans in accordance with Section 2.05(b) or (iii) following any prepayment of the Loans as required by Section 2.05(b), with respect to any such Net Available Proceeds that have been rejected by Declining Lenders pursuant to Section 2.05(e), to Level 3 or any Restricted Subsidiary for any purpose.

(c) The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Level 3 or a Restricted Subsidiary, to the extent Level 3 or such Restricted Subsidiary elects: (1) to permanently prepay Borrowings in accordance with Section 2.05(b) or (c) or (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Level 3 or another Restricted Subsidiary). Level 3 shall not, and shall not permit any Restricted Subsidiary, to acquire any Telecommunications/IS Assets with the Net Available Proceeds of any Asset Disposition consisting of Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition unless such Telecommunications/IS Assets are Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition. Any Net Available Proceeds from an Asset Disposition (or series of related Asset Dispositions) not applied in accordance with paragraph (b) or (c) within 540 days (or, if Level 3 or any of its Restricted Subsidiaries has committed to reinvest such Net Available Proceeds in accordance with paragraph (b) or (c) during such 540-day period, within 365 days after the expiration of such 540-day period) from the date of the receipt of such Net Available Proceeds shall constitute “Excess Proceeds.” The Borrower shall apply such Excess Proceeds to the extent and in the manner required by Section 2.05.

(d) (1) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary, to sell, transfer, lease or otherwise dispose of any Property that is Collateral or that would be required to become Collateral following the satisfaction of the Collateral Permit Condition to a Subsidiary of Level 3 (other than a Subsidiary that is a Guarantor and a Grantor or that will become a Guarantor and a Grantor following satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition), and (2) Level 3 shall not designate as an Unrestricted Subsidiary any Borrower Restricted Subsidiary that owns, directly or indirectly, any Property that is Collateral or that would be required to become Collateral following the satisfaction of the Collateral Permit Condition unless either:

(A) (1) in the case of a sale, transfer, lease or other disposition, the Borrower or such Borrower Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property (which, in the case of the Offering Proceeds Notes, any other intercompany Indebtedness or the Loan Proceeds Note, is the principal amount of such Offering Proceeds Note, such Indebtedness or the Loan Proceeds Note, as applicable, and any accrued and unpaid interest thereon), and

(2) in the case of a sale, transfer, lease or other disposition, the consideration consists of 100% in cash or Cash Equivalents; or

(B) such transaction:

(1) is desirable in the conduct of the business of Level 3 and its Subsidiaries taken as a whole (as conclusively determined by the Board of Directors of Level 3), and

(2) (i) in the case of a sale, transfer, lease or other disposition in which the consideration does not consist of 100% cash or Cash Equivalents, the Fair Market Value of the Property that is Collateral so sold, transferred, leased or disposed of (net of any cash or Cash Equivalents received by the Borrower or such Borrower Restricted Subsidiary in respect of such Collateral), or (ii) in the case of a designation of a Borrower Restricted Subsidiary as an Unrestricted Subsidiary, the Fair Market Value of all Property that is Collateral owned, directly or indirectly, by such Borrower Restricted Subsidiary at the time it is designated an Unrestricted Subsidiary, when taken together with the Collateral Release Amount (determined prior to such sale, lease, transfer or other disposition or designation as an Unrestricted Subsidiary), does not exceed 5.0% of Consolidated Tangible Assets as determined at the time of such sale, lease, transfer or other disposition or designation as an Unrestricted Subsidiary, on the basis of the most recent consolidated balance sheet available to Level 3 (as conclusively determined in good faith by the Chief Financial Officer of Level 3).

For purposes of this Section 6.07(d), “Collateral Release Amount” means an amount equal to:

(1) the sum of (x) the Fair Market Value of any Property that constituted Collateral previously sold, transferred, leased or otherwise disposed of pursuant to this Section 6.07(d) for consideration not consisting of 100% cash or Cash Equivalents (net of any cash or Cash Equivalents received by the transferor in consideration for such sale, transfer, lease or other disposition) plus (y) the Fair Market Value of all Property that constituted Collateral held directly or indirectly by each Borrower Restricted Subsidiary previously designated as an Unrestricted Subsidiary pursuant to this Section 6.07(d), minus

(2) the sum of, without duplication, (x) the amount of any cash or Cash Equivalents received by the Borrower or a Borrower Restricted Subsidiary in repayment of principal or as a return of capital from an Investment made pursuant to clause (B) of this Section 6.07(d) plus (y) the amount of any cash or Cash Equivalents received by the Borrower or a Borrower Restricted Subsidiary from a Borrower Restricted Subsidiary designated as an Unrestricted Subsidiary pursuant to this Section 6.07(d) representing a return of capital, in the case of clauses (x) and (y), to the extent such cash or Cash Equivalents were treated as Net Available Proceeds from an Asset Disposition, plus (z) the Fair Market Value (determined at the time that such Property again becomes Collateral in accordance with the Security Documents) of any Property which had ceased to be Collateral pursuant to this Section 6.07(d) and thereafter became Collateral in accordance with the terms of the Security Documents.

In the event of (a) a transfer of Property that constitutes Collateral made in accordance with this Section 6.07(d), such Property shall be released from any Lien to which it is subject pursuant to the Security Documents in accordance with the procedures in Section 9.14 or (b) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 6.07(d), such Restricted Subsidiary shall, by delivery of documentation providing for such release in form satisfactory to the Administrative Agent, be released from any Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor) previously made by such Subsidiary.

(e) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property that does not constitute Collateral to Level 3 or any Sister Restricted Subsidiary unless (i) the Borrower or such Borrower Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property and (ii) the consideration consists of either (A) 100% in cash or Cash Equivalents or (B) Indebtedness of Level 3 or the Restricted Subsidiary to which Property was transferred that is secured by a Lien on such transferred Property. Level 3 or the Restricted Subsidiary to which Property was transferred for consideration consisting of Indebtedness that is secured by a Lien on such Property in accordance with clause (ii)(B) of the prior sentence may substitute the Lien on such Property with a Lien on other Property (including any Property owned by the Borrower or a Borrower Restricted Subsidiary) that, as determined by the Board of Directors of Level 3 in good faith and evidenced by a Board Resolution of Level 3 filed with the Agent upon request of the Agent, has a Fair Market Value of no less than the Fair Market Value of the Property for which the substitution is made at the time of the substitution. The provisions of this paragraph do not apply to (a) dividends and distributions, (b) loans or advances and (c) purchases of services or goods.

SECTION 6.08. Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries. Level 3 shall at all times own all the issued and outstanding Capital Stock of the Borrower. The Borrower shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC. Level 3 shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Level 3 or a Restricted Subsidiary except (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Level 3 and any Restricted Subsidiary that complies with the provisions of Section 6.07 to the extent such provisions apply, (ii) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (x) such transaction complies with the provisions of Section 6.07 to the extent such provisions apply and (y) the remaining interest of Level 3 or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of Section 6.03, (iii) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions of Section 6.07 to the extent such provisions apply, (iv) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation, (v) if required, the issuance, transfer, conveyance, sale or other disposition of directors’ qualifying shares, (vi) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced, (vii) in a transaction where Level 3 or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock, (viii) Capital Stock issued and outstanding on the Measurement Date, (ix) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person’s becoming a Restricted Subsidiary or otherwise being acquired by Level 3 and (x) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by this Agreement. In the event of (a) the consummation of a transaction referred to in any of the foregoing clauses that results in a Restricted Subsidiary that is a Guarantor or a Grantor (or both) no longer being a Restricted Subsidiary and (b) the execution and delivery of documentation providing for such release in form satisfactory to the Administrative Agent, any such Guarantor or Grantor (or Guarantor and Grantor) shall be released from all its obligations under its Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor).

SECTION 6.09. [Reserved.]

SECTION 6.10. Limitation on Designations of Unrestricted Subsidiaries. Level 3 shall not designate (1) the Borrower or Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary (other than a newly created Subsidiary in which no Investment has previously been made) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) unless in the case of this clause (2):

(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) immediately after giving effect to such Designation, Level 3 would be able to Incur $1.00 of Indebtedness under paragraph (a) of Section 6.01; and

(c) Level 3 would not be prohibited under any provision of this Agreement from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the portion (proportionate to Level 3’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

In the event of any such Designation, Level 3 shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 6.03 for all purposes of this Agreement in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Level 3 shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to (i) Level 3’s “Investment” in such Subsidiary at the time of such Revocation less (ii) the portion (proportionate to Level 3’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation. At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Level 3 or any Restricted Subsidiary. In addition, neither Level 3 nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, however, that Level 3 or a Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Level 3 other than to obtain such pledged Capital Stock or Indebtedness, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Section 6.03.

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Level 3 will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this Section 6.10, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

A Designation may be revoked (a “Revocation”) by a Board Resolution of Level 3 delivered to the Administrative Agent, provided that Level 3 will not make any Revocation unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Agreement.

All Designations and Revocations must be evidenced by Board Resolutions of Level 3 delivered to the Administrative Agent (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation. Upon Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 6.10, such Restricted Subsidiary shall, by delivery of documentation providing for such release in form satisfactory to the Administrative Agent, be released from any Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor) previously made by such Subsidiary.

SECTION 6.11. Limitation on Actions with respect to Existing Intercompany Obligations. Without the consent of the holders of at least two-thirds of the outstanding principal amount of the Loans:

(a) the Borrower shall not forgive or waive or fail to enforce any of its rights under any Offering Proceeds Note, the Loan Proceeds Note, any Financing Inc. Notes Supplemental Indenture, the Omnibus Offering Proceeds Note Subordination Agreement or any other agreement with Level 3 or any Restricted Subsidiary to subordinate a payment obligation on any Indebtedness to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee, and the Borrower and Level 3 LLC may not amend the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee, in a manner adverse to the Lenders; provided, however, that that in the event of an Event of Default of Level 3 LLC as described in clause (i) or (j) of Article VII, the principal then outstanding together with accrued interest thereon on the Loan Proceeds Note, each Offering Proceeds Note, the Loan Proceeds Note Guarantee and each Offering Proceeds Note Guarantee shall automatically become due and payable without presentment, demand, protest or other notice of any kind;

(b) in the event Level 3 LLC (or any successor obligor under the Loan Proceeds Note) repays all or a portion of the Loan Proceeds Note, the Borrower must prepay the Loans in a principal amount equal to the principal amount of the Loan Proceeds Note then repaid in accordance with, and if at such time permitted by, this Agreement; provided that, notwithstanding the foregoing, any amount required to be applied to prepay the Loans pursuant to this paragraph (b) shall be applied ratably among the Loans, and, to the extent required by the terms of any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness, the principal amount of such Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness then outstanding, and the prepayment of the Loans required pursuant to this paragraph (b) shall be reduced accordingly; provided, further, that, subject to paragraph (i) of this Section, if at any time the principal amount of the Loan Proceeds Note is greater than the aggregate principal amount of the Loans, any Permitted First Lien Indebtedness and any Permitted First Lien Refinancing Indebtedness outstanding at such time, Level 3 LLC (or any successor obligor under the Loan Proceeds Note) or the Borrower, as applicable, may repay or forgive or waive an amount of the Loan Proceeds Note equal to such excess without complying with this paragraph (b);

(c) Level 3 shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 6.01 or clause (iv) of paragraph (b) of Section 6.02 to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with any Offering Proceeds Note or the Loan Proceeds Note;

(d) Level 3 shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) any Offering Proceeds Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 6.01 or clause (iv) of paragraph (b) of Section 6.02 to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making any Offering Proceeds Note senior to or equal in right of payment with the Loan Proceeds Note;

(e) Level 3 and Level 3 LLC shall not amend the terms of the Parent Intercompany Note or any Offering Proceeds Note in a manner adverse to the Lenders, the determination of which shall be made by the Board of Directors of Level 3 acting in good faith;

(f) Level 3, the Borrower and Level 3 LLC shall not amend any of the Financing Inc. Notes Supplemental Indentures or the Omnibus Offering Proceeds Note Subordination Agreement in a manner adverse to the Lenders and Level 3 or any Restricted Subsidiary and the Borrower shall not amend any other agreement between Level 3 or any Restricted Subsidiary and the Borrower to subordinate a payment obligation on any Indebtedness of Level 3 or any Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, in each case, the determination of which shall be made by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3;

(g) unless an Event of Default has occurred and is continuing, Level 3 shall neither cause nor permit the Borrower to demand repayment of any Offering Proceeds Note prior to the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition;

(h) Level 3 and the Borrower shall cause any Indebtedness of Level 3 LLC to Level 3 to be evidenced by either the Parent Intercompany Note or another duly executed promissory note that is pledged and delivered to the Collateral Agent within 3 Business Days of the Incurrence of such Indebtedness; and

(i) notwithstanding anything to the contrary contained herein, neither the Borrower nor Level 3 LLC (nor any successor obligor under the Loan Proceeds Note) shall cause or permit the principal amount of the Loan Proceeds Note at any time to be less than the aggregate principal amount of Loans, Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness outstanding at such time (after giving effect to any substantially concurrent repayment or prepayment of the Loans or such other Indebtedness at the time of any reduction in the principal amount of the Loan Proceeds Note).

SECTION 6.12. Covenant Suspension. During any period of time (a “Suspension Period”) that (i) the corporate family rating (or equivalent) (which, for all purposes of this Section, may include a prospective corporate family rating (or equivalent) reflecting the pro forma effect of a proposed transaction or series of related and substantially concurrent transactions) assigned to Level 3 or the Borrower (or, if neither Level 3 nor the Borrower shall have been assigned a corporate family rating (or equivalent) from a Rating Agency, the corporate family rating (or equivalent) assigned to any direct or indirect parent of Level 3 from such Rating Agency) from two or more Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing, Level 3 and the Restricted Subsidiaries will not be subject to the covenants set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.06(i)(a), 6.07, 6.08 (other than the first two sentences thereof), 6.13(a)(3) and (4), 6.13(c)(3) and (4) and clause (b) of the first sentence of Section 6.10 (collectively, the “Suspended Covenants”). In the event that Level 3 and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), one or more Rating Agencies withdraws its corporate family ratings (or equivalent) or downgrades the corporate family ratings (or equivalent) below the required Investment Grade Ratings, and as a result two or more Rating Agencies do not have in effect the required Investment Grade Ratings specified in clause (i), or a Default or Event of Default occurs and is continuing, then Level 3 and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and calculations of the amount available to be made as Restricted Payments under Section 6.03 will be made as though Section 6.03 had been in effect during the entire period of time from the Measurement Date. On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of Section 6.01 or one of the clauses set forth in paragraph (b) of Section 6.01 or paragraph (a) of Section 6.02 or one of the clauses set forth in paragraph (b) of Section 6.02 (in each case to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be permitted to be Incurred pursuant to paragraph (a) of Section 6.01 or one of the clauses set forth in paragraph (b) of Section 6.01 or paragraph (a) of Section 6.02 or one of the clauses set forth in paragraph (b) of Section 6.02, such Indebtedness will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under Section 6.01(b)(v) or Section 6.02(b)(iii). If the Incurrence of any Indebtedness by a Restricted Subsidiary during the Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee had Section 6.01 and Section 6.02 been in effect at the time of such Incurrence, such Restricted Subsidiary shall enter into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee that are senior to or pari passu with such Indebtedness within ten days after the Reversion Date. For purposes of determining compliance with Section 6.07 on the Reversion Date, the Net Available Proceeds from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Agreement or cause a Default or Event of Default thereunder; provided, however, that (1) Level 3 and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below investment grade, (2) Level 3 reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade and (3) if so required each Restricted Subsidiary shall have entered into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee within the specified time period. For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by Level 3 and shall be conclusively evidenced by a board resolution to such effect adopted in good faith by the Board of Directors of Level 3. In reaching their determination, the Board of Directors of Level 3 may, but need not, consult with the Rating Agencies.

SECTION 6.13. Consolidation, Merger, Conveyance, Transfer or Lease. (a) Level 3 May Consolidate, etc., Only on Certain Terms. Level 3 shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Level 3 or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

(1) in a transaction in which Level 3 is not the surviving Person or in which Level 3 transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of Level 3’s Obligations under the Loan Documents in a form satisfactory to the Administrative Agent;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, Level 3 (or the successor entity) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.01;

(4) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(5) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and the assumption by such Person of the Obligations under the Loan Documents, complies with this Section and that all conditions precedent herein have been complied with.

(b) Successor Level 3 Substituted. Upon any consolidation of Level 3 with or merger of Level 3 with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Level 3 to any Person or Persons in accordance with Section 6.13(a), the successor Person formed by such consolidation or into which Level 3 is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Level 3 under this Agreement with the same effect as if such successor Person had been named as Level 3 herein, and the predecessor Level 3 (which term shall for this purpose mean the Person named as “Level 3” in the first paragraph of this Agreement or any successor Person which shall have become such in the manner described in Section 6.13(a)), except in the case of a lease, shall be released from all its obligations and covenants under this Agreement and the other Loan Documents and may be dissolved and liquidated.

(c) Borrower May Consolidate, etc., Only on Certain Terms. The Borrower shall not, in a single transaction or a series of related transactions, (i) consolidate or merge into Level 3 or permit Level 3 to consolidate with or merge into the Borrower or (ii) except to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Level 3. Additionally, the Borrower shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Borrower or (ii) (other than, to the extent permitted under Section 6.03, to a Restricted Subsidiary that is or becomes a Guarantor and a Loan Proceeds Note Guarantor or to Level 3 so long as Level 3 is a Guarantor) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons, unless:

(1) in a transaction in which the Borrower is not the surviving Person or in which the Borrower transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of the Borrower’s Obligations under the Loan and the Loan Documents in a form satisfactory to the Administrative Agent;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower (or the successor entity) or a Borrower Restricted Subsidiary as a result of such transaction as having been Incurred by the Borrower or such Borrower Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower (or the successor entity) or a Borrower Restricted Subsidiary as a result of such transaction as having been Incurred by the Borrower or such Borrower Restricted Subsidiary at the time of the transaction, the Borrower (or the successor entity) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.02;

(4) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(5) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and the assumption by such Person of the Obligations under the Loan Documents complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(d) Successor Borrower Substituted. Upon any consolidation of the Borrower with or merger of the Borrower with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Borrower to any Person or Persons in accordance with Section 6.13(c), the successor Person formed by such consolidation or into which the Borrower is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and each other Loan Document with the same effect as if such successor Person had been named as the Borrower herein, and the predecessor Borrower (which term shall for this purpose mean the Person named as the “Borrower” in the first paragraph of this Agreement or any successor Person which shall have become such in the manner described in Section 6.13(c), except in the case of a lease, shall be released from all its obligations and covenants under this Agreement and the Tranche A Term Loans, Tranche B Term Loans, Tranche B II Term Loans, Tranche B III Term Loans, Tranche B 2019 Term Loans, Tranche B 2016 Term Loans, Tranche B-II 2019 Term Loans, Tranche B-III 2019 Term Loans, Tranche B 2020 Term Loans, Tranche B 2022 Term Loans, Tranche B-II 2022 Term Loans, Tranche B 2024 Term Loans and Tranche B 2027 Term Loans may be dissolved and liquidated.

(e) Guarantor (other than Level 3) May Consolidate, etc., Only on Certain Terms. A Guarantor (other than Level 3) shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Guarantor that is a Borrower Restricted Subsidiary and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Level 3) or permit any other Person (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, another Guarantor that is a Borrower Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, Level 3 or another Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Guarantor that is a Borrower Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Level 3), unless:

(1) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) either (A) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Restricted Subsidiary’s Obligations under the Loan Documents in a form satisfactory to the Administrative Agent; or (B) such transaction complies with Section 6.07 (or Level 3 certifies in an Officers’ Certificate to the Administrative Agent that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplement to any Loan Document is required in connection with such transaction, such supplement complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(f) Successor Guarantor Substituted. Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any Person or Persons in accordance with subsection (e), the successor Person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made (other than any such transaction made in accordance with Section 6.13(e)(2)(B)) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Loan Documents with the same effect as if such successor Person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the Person named as the “Guarantor” in the first paragraph of the applicable supplement to this Agreement or any successor Person which shall have become such in the manner described in subsection (e)), except in the case of a lease, shall be released from all its Obligations and covenants under the Loan Documents and may be dissolved and liquidated.

(g) Loan Proceeds Note Guarantor May Consolidate, etc., Only on Certain Terms. A Loan Proceeds Note Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to an Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Level 3) or permit any other Person (other than, with respect to an Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, Level 3 or another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Loan Proceeds Note Guarantor or (ii) except to another Loan Proceeds Note Guarantor to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Level 3), unless:

(1) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Loan Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Loan Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) either (a) in a transaction in which such Loan Proceeds Note Guarantor is not the surviving Person or in which such Loan Proceeds Note Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the district of Columbia and shall expressly assume all of such Loan Proceed Note Guarantor’s obligations under the Loan Proceeds Note Guarantee and any subordination agreement between the Borrower and such Loan Proceed Note Guarantor relating to the Loan Proceeds Note; or (b) such transaction complies with Section 6.07 (or Level 3 certifies in an Officers’ Certificate to the Administrative Agent that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 6.14. Amendments to Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness. Level 3 shall not, and shall not permit any Restricted Subsidiary to, amend, supplement or otherwise modify (pursuant to waiver or otherwise) the terms and conditions of any documentation governing any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness in violation of the terms of the applicable Permitted First Lien Intercreditor Agreement.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 30 days;

(c) the Borrower shall fail to pay the Loans when required pursuant to Section 2.05(d);

(d) any representation or warranty made or deemed made by or on behalf of Level 3, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and shall continue to be material at the time tested;

(e) Level 3, the Borrower or any Restricted Subsidiary shall fail to observe or perform with the covenants contained in Sections 6.07 or 6.13(a), (c), (e) or (g) or, solely with respect to any Term A Term Lenders, any financial covenant set forth in any Term A Term Loan Assumption Agreement that is expressly specified to be subject to this clause (e);

(f) Level 3, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than a covenant, condition or agreement a default in the performance of which is elsewhere in this Article specifically dealt with) and such failure shall continue unremedied for 60 days after written notice to the Borrower by the Administrative Agent or the Required Lenders, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder;

(g) Level 3 or any Restricted Subsidiary shall default under the terms of any mortgage, indenture or instrument evidencing or securing Material Indebtedness constituting Indebtedness for borrowed money of Level 3 or any Restricted Subsidiary (or the payment of which is guaranteed by Level 3 or any of its Restricted Subsidiaries) which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period);

(h) a judgment or judgments shall be rendered against Level 3 or any Restricted Subsidiary in an aggregate amount in excess of $275,000,000 or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Level 3, the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Level 3, the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) Level 3, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Level 3, the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) Level 3, the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) any Lien purported to be created under this Agreement or any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial portions of the Collateral having an aggregate value of not more than $275,000,000 or except as otherwise contemplated by the Security Documents), with the priority required by this Agreement or the applicable Security Document, except (i) as provided in Section 9.14 or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under this Agreement or the applicable Security Document; or

(m) any material provision of any Loan Document, after the delivery thereof, ceases to be in full force and effect (other than in accordance with the terms of such Loan Document) or Level 3, the Borrower or any Guarantor denies or disaffirms its obligations under any material provision of a Loan Document.

then, and in every such event (other than an event with respect to the Borrower or Level 3 described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable, provided that any partial acceleration of the Loans must be made ratably between the Classes of Loans), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and enforce, as Collateral Agent, all the rights and remedies under the Security Documents; and in case of any event with respect to Level 3 or the Borrower described in clause (i) or (j) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Collateral Agent may, to the extent permitted by applicable law, exercise all rights and remedies under the Security Documents; provided further that the failure to observe or perform any financial covenant included in a Term A Term Loan Assumption Agreement shall not in and of itself constitute an Event of Default with respect to any Loans (other than the applicable Class of Term A Term Loans) unless Lenders constituting a Majority in Interest of such Class of Term A Term Loans have accelerated such applicable Term A Term Loans established pursuant to such Term A Term Loan Assumption Agreement then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Lenders (other than the Term A Term Lenders of such Class) declare an Event of Default in connection therewith.

ARTICLE VIII

The Agent

Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

In the event the institution serving as the Agent hereunder shall also be a Lender, it shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Level 3, the Borrower or any Subsidiary or Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and shall not have any duty to take any action or exercise any powers that would result in the incurrence by it of costs or expenses unless arrangements satisfactory to it to ensure the prompt payment of all such costs or expenses shall have been made by the Lenders, and (c) the Agent shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of, the Agent, any Joint Lead Arranger, any Joint Bookrunning Manager, any Co-Manager or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by Level 3, the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent and the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders, provided, however, that the Administrative Agent and the Collateral Agent shall not be required to take any action that (i) the Administrative Agent or the Collateral Agent in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for Level 3 or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

The Agent may at any time give notice of its resignation by notifying the Lenders and Level 3. Upon receipt of any such notice of resignation, except as otherwise provided in the immediately succeeding paragraph, the Required Lenders shall have the right, with, so long as no Default or Event of Default shall have occurred and be continuing, the consent of Level 3 (which consent shall not be unreasonably withheld or delayed) to appoint a successor. If no successor shall have been so appointed by the Required Lenders (or shall otherwise have been appointed in accordance with the immediately succeeding paragraph) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender or a bank with an office in New York, New York, or an Affiliate of such Lender or any such bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such Collateral until such time as a successor Agent is appointed) and (b) except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Level 3 to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Level 3 and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) holding any Collateral on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.

Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any other Loan Document, in the event of the resignation (solely at the election and in the discretion of Merrill Lynch Capital Corporation) by Merrill Lynch Capital Corporation as Agent under this Agreement and the other Loan Documents at any time after the Thirteenth Amendment Effective Date in connection with an assignment by Merrill Lynch Capital Corporation of the role of Agent to Bank of America, N.A. (or any of its Affiliates that has been consented to by Level 3 in accordance with the immediately preceding paragraph), each of the parties hereto hereby agrees that (a) such assignment by Merrill Lynch Capital Corporation of the role of Agent to Bank of America, N.A. or such Affiliate, applicable, and the appointment of Bank of America, N.A. or such Affiliate, as applicable, as successor Agent shall be permitted under this Agreement and the other Loan Documents without the consent of any Lender, and each Lender from time to time party to this Agreement is hereby deemed to have consented to the appointment of and appointed, for all purposes of the Loan Documents, including this Article VIII, Bank of America, N.A. or such Affiliate, as applicable, as successor Agent for all purposes of the Loan Documents, including this Article VIII, in each case, subject to only the written acceptance of such appointment by Bank of America, N.A. or such Affiliate, as applicable, (b) the minimum 30-day notice period contemplated by the immediately preceding paragraph shall not apply in respect of the resignation of Merrill Lynch Capital Corporation as Agent and the appointment of Bank of America, N.A. or such Affiliate, as applicable, as successor Agent as contemplated by clause (a) of this paragraph and (c) the resignation of Merrill Lynch Capital Corporation as Agent and the appointment of Bank of America, N.A. or such Affiliate, as applicable, as successor Agent shall become effective immediately upon written notice thereof to the Lenders by Merrill Lynch Capital Corporation.

Each Lender expressly acknowledges that none of the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunning Manager or any Co-Manager has made any representation or warranty to it, and that no act by the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunning Manager or any Co-Manager hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunning Manager or any Co-Manager to any Lender as to any matter, including whether the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunning Manager or any Co-Manager have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent, each Joint Lead Arranger, each Joint Bookrunning Manager and each Co-Manager that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunning Manager, any Co-Manager, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunning Manager, any Co-Manager, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Notwithstanding anything to the contrary herein, the Joint Lead Arrangers, Joint Bookrunning Managers and Co-Managers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document, except in their respective capacities as the Agent or a Lender hereunder, as applicable.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or Email, as follows:

(a) if to Level 3 or the Borrower, to it at Level 3 Parent, LLC, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention of Chief Financial Officer and General Counsel;

(b) if to the Administrative Agent, to it at Merrill Lynch Capital Corporation c/o Bank of America, N.A., 14th Floor, 222 Broadway, Mail Code: NY3-222-14-03, New York, New York 10038, Attention of Don B. Pinzon (Telephone No. 646-556-3280, Telecopy No. 212-901-7843, Email Address: don.b.pinzon@baml.com), with a copy to Bank of America, N.A., Building C, 2380 Performance Drive, Mail Code TX2-984-03-23, Richardson, Texas 75082, Attention: Eldred Sholars, Credit Services (Telephone No. 469-201-8982, Fax Number 214-290-9485, Email Address: eldred.shoalrs@baml.com); and

(c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments; Addition of Term or Revolving Tranches. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in paragraph (d) or (f) of this Section, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Level 3, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of or impose additional obligations on any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iv) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (except as provided in paragraph (d) of this Section), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), except as provided in paragraph (d) of this Section, (vi) release Level 3 or all or a substantial portion of the value of the Guarantees of the Obligations under the Guarantee Agreement (except as expressly provided in Sections 6.07, 6.08, 6.10 or 9.14 or in any Permitted First Lien Intercreditor Agreement that is effective or the Guarantee Agreement), or limit the applicable Guarantor’s liability in respect of any such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided in Sections 6.07, 6.08, 6.10 or 9.14 or in any Permitted First Lien Intercreditor Agreement that is effective or the Collateral Agreement), or subordinate such Liens, without the written consent of each Lender, (viii) except to the extent necessary to comply with applicable law, amend or modify Section 9.04 in a manner that would by the terms of such amendment or waiver, as applicable, restrict the ability of the Lenders to make assignments, without the written consent of each Lender or (ix) change any provision of any Loan Document in a manner that by its terms directly adversely affects the rights of Lenders holding Commitments or Loans of any Class differently than those holding Commitments or Loans of any other Class, without the written consent of Lenders holding a majority in interest of the unused Commitments and outstanding Loans of the adversely affected Class, provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent and (ii) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of one or more Classes of Lenders (but not the other Class or Classes of Lenders) may be effected by an agreement or agreements in writing entered into by Level 3, the Borrower and requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section if such Class or Classes of Lenders were the only Class or Classes of Lenders hereunder at the time.

(c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement referred to in any of clauses (i) through (vii) of the first proviso in paragraph (b) of this Section, the consent of the Required Lenders shall be obtained but the consent of one or more other Lenders whose consent is sought shall not be obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consents are sought are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more replacement Lenders in accordance with the provisions of Section 2.13(b) so long as, at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination or (B) repay the outstanding Loans of each such non-consenting Lender in accordance with Sections 2.05(a) and 2.10; provided that, unless the Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto.

(d) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to establish revolving credit commitments or one or more additional classes of term loans by an agreement in writing entered into by Level 3, the Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to provide such a revolving credit commitment or make a term loan of any class so established (but without the consent of any other Lender), and each such person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the revolving credit commitment and/or term loans set forth in such agreement; provided that the aggregate outstanding principal amount of the revolving credit commitments and term loans of all classes established pursuant to this paragraph shall at no time exceed the maximum principal amount of the Indebtedness permitted to be incurred at such time under Section 6.01(b)(ii) and 6.02(b)(ii)). Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of the revolving credit commitments or class of term loans established thereby (including the amount and final maturity thereof (which, in the case of any class of term loans, shall not be earlier than (x) the latest Maturity Date in effect at the time of incurrence of such term loans or (y) if all of the net proceeds of such term loans are applied to refinance a Class of Loans outstanding hereunder with a Maturity Date earlier than the latest Maturity Date then in effect, the Maturity Date of such Loans being refinanced), any provisions relating to amortization or mandatory prepayments or offers to prepay (it being agreed that not more than 1% of the aggregate principal amount of the term loans of any class shall amortize during any calendar year prior to the latest Maturity Date in effect at the time of incurrence of such term loans and that provisions for mandatory prepayments of and offers to prepay the term loans of any class may require such term loans to be prepaid or offered the right to be prepaid ratably with the Loans but shall not include any additional mandatory prepayment rights), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.12 and the definition of “Required Lenders” and changes to provide for a note of Level 3 LLC evidencing the advance of the proceeds of any loans) as Level 3, the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such revolving credit commitments or class of term loans; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iii), (vi) or (vii) of paragraph (b) of this Section without the consent of each person required to consent to such change under such clause (it being agreed, however, that the establishment of any revolving commitment or class of term loans will not, of itself, be deemed to effect any of the changes described in clauses (vi) or (vii) of such paragraph (b)), or (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits any such revolving credit commitments or class of term loans but not the Loans without the prior written consent of Lenders holding a majority in interest of the Loans. Without limiting the foregoing, a Qualified Receivable Facility permitted by Sections 6.01 and 6.02 may be established pursuant to and in accordance with the provisions of this paragraph and may have a first priority Lien on Collateral consisting of Receivables, collections thereof and accounts established solely for the collection of such Receivables, and the Agent is authorized and directed to enter into all such amendments to the Loan Documents as it shall deem necessary or advisable to establish such first priority Lien and to subordinate to such Lien on customary terms (as determined by the Agent and Level 3) the Liens on such Receivables securing the other Obligations. The loans of any class established pursuant to this paragraph shall, to the extent provided in the amendment entered into in connection therewith, be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall benefit equally and ratably (except as provided in the next preceding sentence) from the Guarantees created by the Guarantee Agreement and security interests created by the Collateral Agreement and the other Security Documents. Level 3 and the Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee and Collateral Requirement continues to be satisfied after the establishment of any such revolving credit commitments or class of term loans. Notwithstanding the foregoing provisions of this paragraph (d), no Regulated Grantor Subsidiary shall pledge any assets as collateral in support of any loans of any class established pursuant to this paragraph, nor shall any Regulated Guarantor Subsidiary Guarantee any such loans, unless it has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required in order for such loans and all other loans outstanding hereunder to be secured by such assets and guaranteed by such Regulated Guarantor Subsidiary.

(e) For each borrowing under an Additional Tranche, the Borrower shall use the net proceeds of each such issuance and additional funds as necessary to lend to Level 3 LLC an amount equal to the principal amount of the Additional Tranche so issued, and the principal amount of the Loan Proceeds Note shall be increased by such amount.

(f) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended (i) as provided in Section 2.08(b) and (ii) at any time and from time to time pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent to cure any jointly identified ambiguity, mistake, omission, defect, inconsistency, or obvious error, or to effect any necessary and desirable technical change, without the requirement to obtain the input or consent of the Required Lenders or any Lender if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five Business Days following receipt of notice thereof.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Level 3 and the Borrower shall pay, on a joint and several basis, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with all ministerial activities in the administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates and each Lender in connection with the enforcement of the Loan Documents, including rights under this Section, or in connection with the Loans, but Level 3 and the Borrower shall only be liable for the fees and expenses of counsel for the Agent and one other counsel for all such other Persons (as well as separate local and regulatory counsel). The Borrower also shall pay all Lien search, filing, recording and similar fees incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by the Loan Documents (other than the filing fees in connection with any local fixture filings and the expenses in connection with obtaining real estate descriptions for fixture filings).

(b) Level 3 and the Borrower shall indemnify, on a joint and several basis, the Agent, each Joint Lead Arranger, each Joint Bookrunning Manager, each Co-Manager, each Lender and each Related Party of the foregoing (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, or the Collateral, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Level 3, the Borrower or any of the Subsidiaries of Level 3, or any Environmental Liability related in any way to Level 3, the Borrower or any of the Subsidiaries of Level 3, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. It is agreed that the expenses for which Level 3 and the Borrower agree to indemnify the Agent, each Joint Lead Arranger, each Joint Bookrunning Manager and each Co-Manager under this paragraph shall not include expenses associated with (i) the arrangement and syndication of the Loans, (ii) the preparation, execution and delivery of the Loan Documents, (iii) the enforcement of the Loan Documents or (iv) the filing fees in connection with any local fixture filings and the expenses in connection with obtaining real estate descriptions for fixture filings; provided, that nothing in this sentence shall have the effect of reducing any rights of the Agent or its Affiliates pursuant to paragraph (a) of this Section or of reducing the Borrower’s responsibility for expenses related to claims, litigation, investigations or proceedings referred to in clause (iv) of the immediately preceding sentence.

(c) To the extent that Level 3 and the Borrower fail to pay any amount required to be paid by them to the Agent or any Related Party of the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the amount of its Commitment or outstanding Loans or, if no Loans shall be outstanding, on the amount of its Loans on the most recent date on which Loans were outstanding, of such unpaid amount; provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such and (ii) such indemnity shall not, as to the Agent or any Related Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent or such Related Party, as the case may be.

(d) To the extent permitted by applicable law, neither Level 3 nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and

(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights under this Agreement (including all or a portion of the Loans at the time owing to it) to an Eligible Transferee; provided, that (i) except in the case of an assignment to a Lender, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of $1,000,000 (or the entire remaining amount of the assigning Lender’s Loans, if less than $1,000,000) unless the Administrative Agent shall otherwise consent, provided that (A) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (B) in the event of concurrent assignments to or by two or more assignors that are Affiliates of one another, or to or by two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except that in the event of (A) concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors or (B) concurrent assignments by two or more assignees that are Affiliates of one another, or by two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable); and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(c) Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender of the applicable Class under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.11 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Security Documents.

(d) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender, and the applicable Class thereof, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(f) (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more other Persons (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02(b), would require the consent of each affected Lender. Subject to paragraph (f)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.09, 2.10 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall specifically refer to this exception. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Lender may at any time sell, assign or transfer all or a portion of the Loans at the time owing to it to the Borrower on a non-pro rata basis, including pursuant to one or more modified Dutch auctions conducted by the Borrower, (each, an “Auction”), (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan), subject to the following limitations:

(i) In the case of any Auction, notice of the Auction shall be made to all Lenders and the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 9.04(h) and the Auction Procedures set forth on Exhibit J and are otherwise reasonably acceptable to Borrower, the Auction Manager and the Administrative Agent;

(ii) (A) the Borrower shall deliver to the Administrative Agent or, in the case repurchases pursuant to an Auction, the Auction Manager, an Officers’ Certificate stating that (1) no Default or Event of Default shall have occurred and be continuing or would result from such repurchase and (2) in the case of repurchases pursuant to an Auction, as of the launch date of such Auction and the effective date of any Borrower Assignment Agreement, it is not in possession of any information regarding Level 3, the Borrower or any other of its Subsidiaries or its Affiliates, or their assets, the Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, the Administrative Agent and the Non-Public Lenders and (B) the assigning Lender and Borrower shall execute and deliver to the Administrative Agent or, in the case of repurchases pursuant to an Auction, the Auction Manager, a Borrower Assignment Agreement; and

(iii) Following repurchases by the Borrower pursuant to this Section 9.04(h), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Loans repurchased and cancelled pursuant to this Section 9.04(h), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.09, 2.10, 2.11 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents, and any claim, controversy or dispute (whether in tort, in contract, at law or in equity or otherwise) based upon, arising out of or related to this Agreement and the other Loan Documents, shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of Level 3 and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Level 3, the Borrower or its properties in the courts of any jurisdiction.

(c) Each of Level 3 and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any pledgee referred to in Section 9.04(g) or to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Level 3 or the Borrower, (i) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section or (j)

to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For the purposes of this Section, “Information” means all information received from Level 3 or the Borrower relating to Level 3 or the Borrower or its business (including information obtained through the exercise of a Lender’s rights under Sections 5.01) other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Level 3 or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Subsidiary Loan Parties and Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if Level 3 shall request the release under any Security Document of (i) any of its Subsidiaries (other than the Borrower or Level 3 LLC) or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary (other than the Borrower or Level 3 LLC) owning any such Subsidiary or Collateral) to a Person other than Level 3, the Borrower or a Subsidiary of the Borrower in a transaction permitted under the terms of this Agreement (including to the extent permitted by Section 6.07, 6.08 or 6.10), (ii) any Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure the Incurrence of Indebtedness pursuant to a Qualified Receivable Facility as permitted by Section 6.01(b)(ii) or 6.02(b)(ii) or (iii) any Property that is to become subject to any Lien permitted to be Incurred under Section 6.05(ii)(3) or (4), and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement and that no Event of Default shall have occurred and be continuing, the Collateral Agent, if satisfied that the applicable certificate is correct, and if satisfied with any arrangements for the receipt and deposit of proceeds of such transaction to the extent required under Section 6.07(b), shall, unless an Event of Default has occurred and is continuing, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition; provided that if the Collateral to be sold or otherwise disposed of is sold or otherwise disposed of by a Grantor in a transaction permitted by the Credit Agreement to a Person other than Level 3 or a Subsidiary of Level 3, then such Collateral shall be automatically released from any Lien created by this Agreement or any other Loan Document upon the effectiveness of such sale or disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. The Collateral Agent shall execute and deliver all such releases, termination statements or other instruments, and take all such further actions, as shall be necessary to effectuate or confirm any release of Collateral required by this paragraph. Notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document, no Restricted Subsidiary that is or becomes a Grantor or Guarantor on or after the Thirteenth Amendment Effective Date shall be released from its Obligations, and no Liens created this Agreement and the other Loan Documents on the Collateral owned by such Restricted Subsidiary shall be released, solely in connection with such Restricted Subsidiary becoming a Sister Restricted Subsidiary on or after the Thirteenth Amendment Effective Date.

(b) In addition, the Lenders and the other Secured Parties agree that any Subsidiary Loan Party shall be automatically released from its Obligations pursuant to the Loan Documents, and the Liens created by the Loan Documents on any Collateral owned by such Subsidiary Loan Party shall be automatically released, (i) upon the consummation of any transaction permitted hereunder resulting in such Subsidiary Loan Party becoming an Excluded Subsidiary or (ii) if such Subsidiary Loan Party shall become a Regulated Grantor Subsidiary or Regulated Guarantor Subsidiary after the Thirteenth Amendment Effective Date; provided, however, that, in the case of clause (ii), Level 3 will promptly notify the Agent in writing of any such Subsidiary Loan Party so becoming a Regulated Grantor Subsidiary or Regulated Guarantor Subsidiary and will endeavor, in good faith using commercially reasonable efforts to (A)(1) cause the Collateral Permit Condition to be satisfied with respect to any such Regulated Grantor Subsidiary and (2) cause the Guarantee Permit Condition to be satisfied with respect to any such Regulated Guarantor Subsidiary, in each case at the earliest practicable date and (B) obtain the material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Authorities required to cause any such Restricted Subsidiary to become a Grantor and a Guarantor in accordance with Sections 5.12 and 5.13.

(c) Without limiting the provisions of Section 9.03, Level 3 and the Borrower shall reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section.

(d) No such termination or cessation shall release, reduce or otherwise adversely affect the obligations of any other Loan Party under this Agreement or any other Loan Document, all of which obligations continue to remain in full force and effect.

SECTION 9.15. Senior Debt Status. In the event that any Loan Party shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated to any other Indebtedness of such Loan Party, Level 3 shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and, if relevant, as “designated senior indebtedness” in respect of all such subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated indebtedness.

SECTION 9.16. No Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Level 3 and the Borrower, on behalf of themselves and the Subsidiaries, acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Joint Lead Arrangers, the Joint Bookrunning Managers, the Co-Managers and the Lenders are arm’s-length commercial transactions between Level 3, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agent, the Joint Lead Arrangers, the Joint Bookrunning Managers, the Co-Managers and the Lenders and their Affiliates, on the other hand, (B) each of Level 3 and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Level 3 and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, each Joint Lead Arranger, each Joint Bookrunning Manager, each Co-Manager and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Level 3, the Borrower or any of their Affiliates, or any other Person and (B) none of the Agent, any Joint Lead Arranger, any Joint Bookrunning Manager, any Co-Manager or any Lender has any obligation to Level 3, the Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Joint Lead Arrangers, the Joint Bookrunning Managers, the Co-Managers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Level 3, the Borrower and their Affiliates, and none of the Agent, any Joint Lead Arranger, any Joint Bookrunning Manager, any Co-Manager or any Lender has any obligation to disclose any of such interests to Level 3, the Borrower or any of their Affiliates. To the fullest extent permitted by law, Level 3 and the Borrower hereby waive and release any claims that they may have against the Agent, the Joint Lead Arrangers, the Joint Bookrunning Managers, the Co-Managers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17. Permitted First Lien Intercreditor Agreements. The Lenders acknowledge that obligations of the Loan Parties under any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness will be secured by Liens on assets of Level 3, the Borrower and the other Loan Parties that constitute Collateral. At the request of the Borrower, the Collateral Agent shall enter into a Permitted First Lien Intercreditor Agreement establishing the relative rights of the Secured Parties and of the secured parties under the Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness, as the case may be, with respect to the Collateral. The Administrative Agent, the Collateral Agent, and each Lender, for itself and on behalf of any Secured Party that is a successor, assignee or Related Party of such Person, hereby irrevocably (a) consents to the treatment of Liens to be provided for under any such Permitted First Lien Intercreditor Agreement, (b) authorizes and directs the Collateral Agent to execute and deliver any such Permitted First Lien Intercreditor Agreement and any documents relating thereto, in each case on behalf of the Administrative Agent, the Collateral Agent, each Lender and the other Secured Parties without any further consent, authorization or other action by any Lender, (c) agrees that, upon the execution and delivery thereof, each the Administrative Agent, the Collateral Agent, each Lender and each other Secured Party will be bound by the provisions of any such Permitted First Lien Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any such Permitted First Lien Intercreditor Agreement and (d) agrees that no Lender or other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Administrative Agent as a result of any action taken by the Collateral Agent or the Administrative Agent pursuant to this Section 9.17 or in accordance with the terms of any such Permitted First Lien Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to enter into such amendments, supplements or other modifications to any Permitted First Lien Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Obligations and any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and the other Secured Parties and without any further consent, authorization or other action by any Lender. Each Lender hereby irrevocably consents to any amendment, supplement or other modification of any provision of any Security Document, pursuant to an agreement in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, to effect such changes as the Borrower and the Administrative Agent shall determine are reasonably necessary to facilitate the implementation of any Permitted First Lien Intercreditor Agreement so long as such amendment, supplement or other modification is not adverse to the Lenders. The Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section 9.17 or in accordance with the terms of any such Permitted First Lien Intercreditor Agreement to the full extent thereof.

SECTION 9.18. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.19. PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

SECTION 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable,

(i) a reduction in full or in part or cancellation of any such liability,

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.21. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Level 3, the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Level 3, the Borrower or any other Loan Party, that:

(i) none of any Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to any Agent or any Joint Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) Each Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Commitments for an amount less than the amount being paid for an interest in the Loans, the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to any Lender that has defaulted in its obligation to fund Loans hereunder shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.